     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                             REPUBLIC BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           KENTUCKY                          6022                  61-0862051
  --------------------------      -------------------------     ----------------
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

    601 WEST MARKET STREET, LOUISVILLE, KENTUCKY  40202      (502) 584-3600
--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

MR. STEVEN E. TRAGER, PRESIDENT, REPUBLIC BANCORP, INC., 601 WEST MARKET STREET,
                   LOUISVILLE, KENTUCKY 40202; (502) 584-3600
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

               STEWART E. CONNER                                  ROBERT WALKER
            Wyatt, Tarrant & Combs                     Baker, Donelson, Bearman & Caldwell
              2800 Citizens Plaza                         2000 First Tennessee Building
          Louisville, Kentucky 40202                           165 Madison Avenue
                (502) 589-5235                              Memphis, Tennessee 38103
                                                                 (901) 526-2000

                            ------------------------

                      APPROXIMATE DATE OF COMMENCEMENT OF
                 PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) or Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF                    PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
    SECURITIES TO BE       AMOUNT TO BE     OFFERING PRICE        AGGREGATE       REGISTRATION
       REGISTERED           REGISTERED         PER SHARE       OFFERING PRICE          FEE
------------------------------------------------------------------------------------------------
Class A Common Stock, no
  par value.............   2,400,000(1)        $14.00(2)       $33,600,000(2)        $9,912
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) Includes 260,000 shares of Class A Common Stock subject to the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee in reliance on Rule 457(a).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 11, 1998
THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                2,140,000 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK

    Of the 2,140,000 shares of Class A Common Stock, no par value (the "Class A Common Stock") offered hereby (the "Offering"), 1,740,000 shares will be sold by Republic Bancorp, Inc., a Kentucky corporation ("Republic" or the "Company"), and 400,000 shares will be sold by Mr. Bernard M. Trager (sometimes referred to as the "Selling Shareholder"). Republic will not receive any proceeds from the sale of shares by the Selling Shareholder.

    Republic [has applied] for listing the Class A Common Stock on the Nasdaq National Market System ("Nasdaq") under the symbol "RBCA." Prior to this Offering, there has been no public market for the Class A Common Stock. The initial public offering price will be determined by negotiations between the Company and representatives of the Underwriters. It is currently estimated that the initial public offering price per share will be between $12.00 and $14.00. For factors to be considered in determining the initial public offering price, see "UNDERWRITING."

    Republic, a bank holding company headquartered in Louisville, Kentucky, is the parent of Republic Bank & Trust Company (the "Bank"). Republic's authorized capital stock consists of Class A Common Stock and Class B Common Stock, no par value ("Class B Common Stock") (collectively, the "Common Stock"), and Preferred Stock. The Class A Common Stock is substantially identical to the Class B Common Stock, except with respect to voting and dividend rights. The Class A Common Stock is entitled to one vote per share and the Class B Common Stock is entitled to ten votes per share. The Class A Common Stock is entitled to cash dividends in an amount per share equal to 110% of the per share cash dividends, if any, paid on the Class B Common Stock. See "DESCRIPTION OF CAPITAL STOCK." Upon completion of the Offering, Mr. Bernard M. Trager, Chairman of Republic, and members of his immediate family will hold approximately 61% of the voting power, based on their beneficial ownership of Common Stock, and will be able to control the outcome of all matters submitted to shareholders which are decided by a majority or plurality vote. See "PRINCIPAL SHAREHOLDERS."
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE   OF THIS PROSPECTUS FOR A DISCUSSION
OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------

 THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT
   INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE
    FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                      UNDERWRITING                                PROCEEDS TO
                                       DISCOUNTS          PROCEEDS TO THE         THE SELLING
                 PRICE TO PUBLIC   AND COMMISSIONS(1)        COMPANY(2)           SHAREHOLDER
--------------------------------------------------------------------------------------------------
Per Share......         $                  $                     $                     $
Total(3).......         $                  $                     $                     $
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) The Company and the Selling Shareholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "UNDERWRITING."

(2) Calculated before deducting expenses of the Offering payable by the Company estimated at $271,000.

(3) The Company has granted an option to the Underwriters, exercisable within 30 days of the date of this Prospectus, to purchase up to 260,000 additional shares of Class A Common Stock on the terms set out above, less the Underwriting Discounts and Commissions shown above, solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and
    Proceeds to the Company will be $        , $        and $        ,
    respectively. See "UNDERWRITING."
                            ------------------------

    The shares of Class A Common Stock are offered by the Underwriters, subject to prior sale, when, as and if received and accepted by the Underwriters, and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the certificates for the shares of Class A Common Stock will be made against payment therefor in Louisville, Kentucky on or
about            , 1998.

MORGAN KEEGAN & COMPANY, INC.                  J.J.B. HILLIARD, W.L. LYONS, INC.

               THE DATE OF THIS PROSPECTUS IS                  .

                                 [MAP]

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON STOCK OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE MARKET PRICE OF THE CLASS A COMMON STOCK, THE PURCHASE OF CLASS A COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE AFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    THE COMPANY INTENDS TO FURNISH ITS SHAREHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. ALL PER SHARE DATA OF REPUBLIC INCLUDED IN THIS PROSPECTUS HAVE BEEN RESTATED TO REFLECT A STOCK SPLIT EFFECTED AS A STOCK DIVIDEND IN FEBRUARY, 1996. IN CONJUNCTION WITH THE STOCK SPLIT, A RECLASSIFICATION WAS ALSO EFFECTED, AND, AS A RESULT, TWO CLASSES OF COMMON STOCK, THE CLASS A AND CLASS B COMMON STOCK, REPLACED THE COMMON STOCK OF THE COMPANY THEN OUTSTANDING. SHARE INFORMATION INCLUDED IN THIS PROSPECTUS (OTHER THAN THE CONSOLIDATED FINANCIAL STATEMENTS BEGINNING ON PAGE F-1) ALSO HAS BEEN RESTATED TO REFLECT A PROPOSED TWO-FOR-ONE SPLIT OF THE COMMON STOCK TO BE EFFECTIVE ON OR ABOUT JUNE 30, 1998, FOLLOWING SHAREHOLDER APPROVAL. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. IN ADDITION, UNLESS OTHERWISE INDICATED, ALL REFERENCES TO "THE COMPANY" OR "REPUBLIC" IN THIS PROSPECTUS REFER TO REPUBLIC BANCORP, INC. AND ITS CONSOLIDATED SUBSIDIARIES, INCLUDING THE BANK.

                                  THE COMPANY

    Republic, a bank holding company headquartered in Louisville, Kentucky, derives substantially all of its revenue and income from the operation of its wholly-owned subsidiary, a Kentucky state bank. As a result of the efforts of a group of local businessmen headed by Mr. Bernard M. Trager, the Bank became a full service commercial bank in Louisville, Kentucky in 1982. In 1994, the Bank expanded its operations in Kentucky by combining with Republic Bank of Shelby County, a state chartered bank, and Republic Savings Bank, F.S.B., a federal savings bank, which also were controlled by Mr. Bernard M. Trager and members of his family. The Bank has 18 full-service banking locations, eight of which are located in the Louisville metropolitan area, including the Company's principal offices, and four of which are located in the Lexington metropolitan area, Kentucky's two largest urban areas. At March 31, 1998, Republic had total assets of $1.1 billion, total deposits of $728 million and total stockholders' equity of $73 million. Republic is the fourth largest independent Kentucky based bank holding company.

    In 1997 Republic made the strategic decision to concentrate its Kentucky banking operations in the North Central and Central Kentucky markets. As a result, the Company entered into a series of transactions in which it sold the deposits and fixed assets of substantially all of its Western Kentucky banking centers. The last of these transactions was completed during the first quarter of 1998. In total, Republic sold approximately $180 million in deposits and approximately $3.7 million in fixed assets while initially retaining substantially all of the loan portfolio associated with those banking centers.

    Republic's business continues to reflect the Company's successful community banking origins by providing a broad line of financial products and services to individuals, professionals and businesses. Republic believes that its "super community" brand of banking is an important factor in the success and growth of the Company. This philosophy allows for flexible, responsive decision making at each banking center in Republic's banking network and focuses on long-standing client relationships and personalized service. Management believes that its community oriented approach and commitment to customer service afford Republic a distinct competitive advantage in its markets.

    Republic's overall business strategy is to (i) continue to service individuals, professionals and businesses by providing personal, responsive, quality service through its super community banking network, (ii) continue to coordinate its loan and deposit growth and thereby enrich its earning asset mix,
(iii) expand its commercial banking and preferred client services, and (iv) expand its business through internal growth and selective acquisitions in product lines or markets considered strategically attractive by management. In implementing its strategy, management emphasizes the following services and product lines:

    - RELATIONSHIP BANKING. Republic serves all of its clients with highly skilled retail, technical, and managerial personnel in order to maintain its quality delivery of banking services at each of its banking centers. Republic believes a key to establishing and maintaining a long-term relationship with its banking clients is to offer competitively priced products tailored to meet clients' needs with personalized service and professional delivery. The advisory boards that the Bank maintains in each of its banking center communities further enhance client relationships and community awareness and establish local involvement.

    - CUSTOMER SERVICE AND CONVENIENCE. Through extended lobby and drive-up hours and experienced personnel, clients of Republic can obtain full banking services at any banking center. Seventeen of the Company's banking centers are open on Saturdays. Republic strives to develop customer loyalty by promoting a "hands-on" approach and offering quick decision-making in its delivery of banking products and services to existing and potential clients. The Company enhances its client service by marketing loan and deposit products through its telebanking services. Republic offers telebanking services during normal business hours and account information access 24 hours a day, 7 days a week. To further enhance customer service and convenience, all executive officers spend time each month in banking centers assessing the needs of both clients and the Republic associates serving those clients.

    - DEDICATED, SALES-ORIENTED ASSOCIATES. Republic instills within its work force a sales-oriented culture to promote customer service and market penetration. Republic seeks to enhance employee performance through training and Company-wide annual evaluations. To further promote customer service and enhance performance, Republic emphasizes performance-based compensation, rewarding employees who achieve or exceed corporate objectives and effectively cross-sell the organization's services.

    - MORTGAGE LENDING. Republic uses its banking centers and commissioned originators to offer a variety of single family residential mortgage products. The Company generally retains mortgage loans with variable rates and sells fixed rate loans into the secondary market. During the year ended December 31, 1997, Republic originated $430 million of mortgage loans. Mortgage loan originations during the three months ended March 31, 1998, totaled $141 million.

    - PREFERRED CLIENT SERVICES. Republic has established extensive long standing relationships with the medical communities in its primary markets. Special loan and deposit products, including 100% financing on first home purchases for medical students and residents, personalized deposit products and affinity cards, have been tailored to meet the needs of physicians and their practices. In addition to its exclusive participation in various programs at the two state medical schools, Republic has received the exclusive endorsement of the Jefferson County Medical Society, the members of which account for nearly 600 depository relationships representing $41 million in deposits as of April 30, 1998. Republic intends to expand these services to other special business groups.

    - CONSUMER BANKING. Republic continues to expand its retail client base with the aid of competitive consumer loan and deposit products. Republic has developed an attractive home equity loan product with competitive terms, generating over $118 million in new lines of credit since June, 1996. Traditional checking combined with preferential money market accounts and certificates of deposit have resulted in increased fee income and deposit balances.

    - COMMERCIAL BANKING. In response to client demand, Republic has increased its emphasis on commercial loan and cash management services by establishing centralized commercial lending and cash management departments. The Company intends to expand this business by broadening its relationships with its current as well as prospective commercial clients.

    The Company was incorporated in Kentucky in 1974 and became the holding company of the Bank in 1982, when the Bank commenced its commercial banking business. The executive offices of Republic are located at 601 West Market Street, Louisville, Kentucky 40202, telephone number (502) 584-3600.

                                  THE OFFERING

Class A Common Stock offered by
  the Company.....................  1,740,000 shares. See "DESCRIPTION OF CAPITAL STOCK."

Class A Common Stock offered by
  the Selling Shareholder.........  400,000 shares

Class A Common Stock outstanding
  prior to the Offering...........  12,541,062 shares

Class A Common Stock to be
  outstanding after the
  Offering........................  14,281,062 shares(1)

Class B Common Stock
  outstanding.....................  2,418,074 shares

Total Class A and Class B Common
  Stock to be outstanding after
  the Offering....................  16,699,136 shares(1)

Proposed Nasdaq symbol............  RBCA

Use of Proceeds...................  The proceeds of the Offering are expected to be used for continued banking center expansion, broadening of
                                    existing business lines, potential acquisitions and
                                    other general corporate purposes. See "USE OF PROCEEDS."

                 COMPARISON OF CLASS A AND CLASS B COMMON STOCK

Voting rights   Class A...........  One (1) vote per share.

                Class B...........  Ten (10) votes per share.

Dividend        Class A...........  110% of any cash dividend paid on Class B Common Stock.
rights                              If a non-cash dividend is paid on Class B Common Stock,
                                    an equal dividend must be paid on Class A Common Stock.

                Class B...........  Subject to dividend differential on Class A Common
                                    Stock.

Convertibility  Class A...........  Not convertible.

                Class B...........  Convertible into Class A Common Stock on a share for share basis.

                                  RISK FACTORS

    A number of factors should be considered by potential investors before purchasing shares of the Class A Common Stock in the Offering. See "RISK FACTORS."

------------------------

(1) Excludes 2,000,000 shares of Class A Common Stock reserved for issuance to employees under the Company's Stock Option Plan (options to purchase approximately 1,011,000 shares of which are outstanding and options to purchase an additional 250,000 shares are to be granted at or prior to the closing of the Offering at the initial public offering price), 645,200 shares reserved for issuance upon conversion of outstanding Trust Preferred securities, and 260,000 shares issuable upon exercise of the Underwriters' over-allotment option.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following summary consolidated financial data of the Company are derived from the Selected Consolidated Financial Data appearing elsewhere in this Prospectus, and should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto and the information contained in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                      AS OF AND FOR THE
                                 THREE MONTHS ENDED MARCH 31,
                                                                          AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                ------------------------------   -------------------------------------------------------------
                                     1998             1997          1997          1996         1995        1994        1993
                                ---------------   ------------   -----------   -----------   ---------   ---------   ---------
                                                                    (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Interest income...............  $        22,785   $     22,610   $    91,194   $    81,986   $  71,133   $  47,375   $  43,377
Interest expense..............           12,415         12,603        50,856        43,855      37,720      22,513      21,119
Net interest income...........           10,370         10,007        40,338        38,131      33,413      24,862      22,258
Provision for loan losses.....              643          1,298         7,251         9,149       4,268         537         391
Non-interest income...........            2,796          2,096         7,743         7,097       7,520       6,997       8,154
Gain on sale of deposits......            4,116                        7,527
Gain on sale of Bankcard......                                         3,660
Non-interest expense..........            8,074          7,995        32,880        31,409      24,505      22,216      22,199
Income before taxes...........            8,565          2,810        19,137         4,670      12,160       9,106       7,822
Net income....................            5,524          1,880        12,259         2,727       7,788       6,170       5,864
BALANCE SHEET DATA:
Total assets..................  $     1,112,576   $  1,090,616   $ 1,054,950   $ 1,140,882   $ 891,347   $ 736,009   $ 646,697
Total securities..............          214,467        229,374       192,372       281,855     114,654     100,705      69,193
Total loans, net..............          783,505        760,749       794,939       759,424     668,193     571,950     488,109
Allowance for loan losses.....            8,234          6,281         8,176         6,241       3,695       1,827       1,627
Total deposits................          728,069        812,442       731,598       783,141     734,443     590,036     516,871
Repurchase agreements and
  other short-term
  borrowings..................          110,477         87,451       111,137       181,634      21,729      12,732      13,228
Other borrowed funds..........          179,164        111,746       124,405       106,974      68,063      77,060      67,721
Total stockholders' equity....           73,434         59,738        68,386        59,019      58,502      47,045      40,669
PER SHARE DATA:(1)
Net income per Class A
  common......................  $          0.37   $       0.12   $      0.82   $      0.16   $     N/A   $     N/A   $     N/A
Net income per Class B
  common......................             0.37           0.12          0.81          0.15         N/A         N/A         N/A
Net income per common.........              N/A            N/A           N/A           N/A        0.52        0.43        0.42
Book value....................             4.91           3.79          4.58          3.74        3.71        3.28        2.86
Cash dividends per Class A
  common......................           0.0275         0.0275        0.1100        0.1100         N/A         N/A         N/A
Cash dividends per Class B
  common......................           0.0250         0.0250        0.1000        0.1000         N/A         N/A         N/A
Cash dividend per common                    N/A            N/A           N/A           N/A      0.0850         N/A         N/A
PERFORMANCE RATIOS:
Return on average assets......             1.29%(2)          .69%        1.12%         .29%        .95%        .93%        .92%
Return on average common
  equity......................            19.19(2)        12.64        18.81          4.57       14.46       13.71       14.10
Net interest margin...........             3.92           3.82          3.85          4.21        4.25        3.96        3.69
Efficiency ratio..............             (361)            66            68(4)          64(5)        60        70          73
ASSET QUALITY RATIOS:
Nonperforming assets to total
  loans.......................             1.02%          0.94%         0.90%         1.06%       0.41%       0.46%       0.75%
Net loan charge-offs to
  average loans...............             0.29           0.64          0.66          0.91        0.38        0.06        0.08
Allowance for loan losses to
  total loans.................             1.04           0.82          1.02          0.81        0.55        0.32        0.33
Allowance for loan losses to
  non-performing loans........              108             88           115            78         168          97          61
CAPITAL RATIOS:
Leverage ratio................             7.31%          6.11%         6.99%         5.76%       6.62%       6.40%       6.93%
Average stockholders' equity
  to average total assets.....             6.69           5.43          5.97          6.30        6.56        6.65        5.95
Tier 1 risk-based capital
  ratio.......................            11.49          10.17         10.57          9.14       10.29       10.19       11.30
Total risk-based capital
  ratio.......................            12.67          11.13         11.73         10.10       10.96       10.60       11.71
Dividend payout ratio.........                7             22            13            68          16         N/A         N/A

------------------------

(1) In 1996 the Company's common stock was replaced by Class A Common Stock and Class B Common Stock. See Note 14 to the Consolidated Financial Statements.

(2) For purposes of calculation, pre-tax gain on sale of deposits of $4.1 million is not annualized.

(3) Excludes pre-tax gain on sale of deposits of $4.1 million.

(4) Excludes pre-tax gain on sale of deposits of $7.5 million and pre-tax gain on sale of Bankcard of $3.7 million.

(5) Excludes one time Savings Association Insurance Fund ("SAIF") assessment of $2.3 million.

                                  RISK FACTORS

    AN INVESTMENT IN THE CLASS A COMMON STOCK OFFERED HEREBY INVOLVES CERTAIN RISKS. A PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE FOLLOWING RISK FACTORS AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO MAKE AN INVESTMENT IN SHARES OF CLASS A COMMON STOCK. INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "COULD," "SHOULD," "INTEND," "ESTIMATED," "PROJECTED," "CONTEMPLATED" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS OR COMPARABLE TERMINOLOGY. NO ASSURANCE CAN BE GIVEN THAT THE FUTURE RESULTS COVERED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THESE STATEMENTS, BY THEIR TERMS, INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. THE FOLLOWING FACTORS COULD CAUSE ACTUAL EXPERIENCE TO VARY MATERIALLY FROM THE FUTURE RESULTS COVERED IN SUCH FORWARD-LOOKING STATEMENTS. OTHER FACTORS, SUCH AS THE GENERAL STATE OF THE ECONOMY, COULD ALSO CAUSE ACTUAL EXPERIENCE TO VARY MATERIALLY FROM THE MATTERS COVERED IN SUCH FORWARD-LOOKING STATEMENTS.

    EXPOSURE TO LOCAL ECONOMIC CONDITIONS. The Company's success is dependent to a significant extent upon economic conditions in Kentucky generally and in the Louisville and Lexington metropolitan areas in particular. The banking industry in Kentucky is affected by general economic conditions such as inflation, recession, unemployment and other factors beyond the Company's control. Economic recession over a prolonged period or other economic dislocation in Kentucky and the Louisville and Lexington areas could have a material adverse impact on the quality of the loan portfolios and the demand for products and services. Therefore, there can be no assurance that future adverse changes in the Kentucky or Louisville or Lexington economies would not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

    INTEREST RATE RISK. The Company's earnings depend to a great extent on "rate differentials," which are the differences between interest income that the Company earns on loans and investments and the interest expense paid on deposits and other borrowings. These rates are highly sensitive to many factors which are beyond Republic's control, including general economic conditions and the policies of various government and regulatory authorities. Changes in interest rate policy by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") affect the Company's interest income, interest expense and investment portfolio. Also, governmental policies such as the creation of a tax deduction for individual retirement accounts can increase savings and affect the cost of funds. A rapid increase or decrease in interest rates could have an adverse effect on the net interest margin and results of operations of the Company. The nature, timing and effect of any future changes in federal monetary and fiscal policies on Republic and its results of operations are not predictable. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--ASSET/LIABILITY MANAGEMENT AND MARKET RISK."

    CREDIT QUALITY. A significant source of risk for the Company arises from the possibility that losses will be sustained because borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans. The Company has adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the Company's credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect the results of operations of the Company. See "THE COMPANY--GENERAL BUSINESS OVERVIEW."

    RISKS INHERENT IN COMMERCIAL LENDING. The Company has recently expanded its commercial loan business, establishing a commercial lending unit in 1997. Commercial lending entails greater risks than traditional single-family residential lending. Commercial loans typically involve larger loan balances to single borrowers or groups of related borrowers, resulting in a more concentrated loan portfolio, and the analysis of commercial loans often requires an expertise in evaluating the commercial enterprise or valuing its collateral that is different in significant respects from that which is required for residential mortgage lending. Like consumer loans, commercial loans are also subject to adverse conditions in the economy, as well as the market for the specific goods and services sold by the commercial borrower. Loans secured by commercial real estate can also be affected by trends in the local real estate market, including declines in the market price of local real estate.

    COMPETITION. The banking business is highly competitive, and the profitability of the Company depends principally upon its ability to compete in the market areas where its banking operations are located. The Company competes with other commercial banks, savings banks, savings and loan associations, credit unions, mortgage companies, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders and certain other non-financial entities, including retail stores which may maintain their own credit programs and certain governmental organizations which may offer more favorable financing than the Company. Many of these competitors have greater financial and other resources than the Company, and certain larger competitors are recent entrants into the Company's markets. The Company has been able to compete effectively with other financial institutions by emphasizing customer service and local office decision-making; by establishing long-term customer relationships and building customer loyalty; and by providing products and services designed to address the specific needs of its clients. Although the Company has been able to compete effectively in the past, no assurances may be given that the Company will continue to be able to compete effectively in the future. Various legislative acts in recent years have led to increased competition among financial institutions. There can be no assurance that the United States Congress or the Kentucky legislature will not enact legislation that may further increase competitive pressures on the Company. Competition from both financial and nonfinancial institutions is expected to continue. See "THE COMPANY-- COMPETITION."

    DEPENDENCE ON KEY PERSONNEL. The Company and the Bank are dependent on certain key personnel, including Messrs. Bernard M. Trager, Steven E. Trager, Scott Trager, E. William Petter, Jr., and Mark A. Vogt, each of whom is considered to be important to the success of the Company. The unexpected loss of any of these persons could have an adverse effect on the Company and the Bank. The Company has entered into employment agreements with Messrs. Steven E. Trager, Scott Trager, E. William Petter and Mark A. Vogt. See "MANAGEMENT."

    SUPERVISION AND REGULATION. Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"), and to regulation and supervision by the Federal Reserve Board. The Bank, as a Kentucky state banking corporation, is subject to regulation and supervision by the Kentucky Department of Financial Institutions and, as a result of the insurance of its deposits, by the Federal Deposit Insurance Corporation ("FDIC"). These regulations are intended primarily for the protection of depositors and clients, rather than for the benefit of investors. The Company and the Bank are subject to changes in federal and state laws, as well as changes in regulations and governmental policies, income tax laws and accounting principles. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of the Company and the Bank in the future. See "SUPERVISION AND REGULATION."

    The Federal Reserve Board has adopted a policy that requires a bank holding company such as the Company to serve as a source of financial strength to its banking subsidiaries. The Federal Reserve Board has required bank holding companies to contribute cash to their troubled bank subsidiaries based upon this "source of strength" policy, which could have the effect of decreasing funds available for distributions to shareholders. In addition, a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary. See "SUPERVISION AND REGULATION."

    RESTRICTIONS ON ABILITY TO PAY DIVIDENDS. While the Company has paid cash dividends on the Common Stock since 1995, there is no assurance that the Company will pay dividends on the Common Stock in the future. The declaration and payment of dividends on the Common Stock will depend upon the earnings and financial condition of the Company, liquidity and capital requirements, the general economic and regulatory climate, the Company's ability to service any equity or debt obligations senior to the Common Stock and other factors deemed relevant by the Company's board of directors. It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

    The Company's principal source of funds to pay dividends will be cash dividends that the Company receives from the Bank. The payment of dividends by the Bank to the Company is subject to certain restrictions imposed by federal and state banking laws, regulations and authorities. As of March 31, 1998, approximately $13 million was available for payment of dividends by the Bank to the Company under applicable restrictions, without regulatory approval. See "SUPERVISION AND REGULATION--THE BANK."

    The federal banking statutes prohibit federally insured banks from making any capital distributions (including a dividend payment) if, after making the distribution, the institution would be "undercapitalized" as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit an insured bank from engaging in an unsafe or unsound practice, as determined by the agency, in conducting an activity. The payment of dividends could be deemed to constitute such an unsafe or unsound practice, depending on the financial condition of the Bank. Regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends to the Company if such limits were deemed appropriate to preserve certain capital adequacy requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-- CAPITAL" and "SUPERVISION AND REGULATION."

    DISPROPORTIONATE VOTING RIGHTS. While the shares of Class A Common Stock are entitled to one vote per share, shares of Class B Common Stock are entitled to ten votes per share. At March 31, 1998, there were 5 million shares of Class B Common Stock authorized, of which 2,418,074 shares were issued and outstanding. The voting rights of Class A Common Stock can be diluted through the issuance of additional shares of Class B Common Stock. Based on the number of shares outstanding as of March 31, 1998, as adjusted to give effect to the issuance of shares in the Offering, the outstanding shares of Class A Common Stock will have 37% of the shareholder voting power and the outstanding shares of Class B Common Stock will have 63% of the shareholder voting power.

    CONCENTRATION OF OWNERSHIP; VOTING CONTROL. After the consummation of the Offering, the executive officers and directors of the Company will beneficially own approximately 54% of the outstanding shares of Class A Common Stock, and approximately 53% of such shares of the Class A Common Stock if the Underwriters' over-allotment option is fully exercised. These percentages may increase to the extent directors and executive officers of the Company purchase shares in this Offering. Collectively, they beneficially own approximately 67% of the outstanding shares of Class B Common Stock, and, upon completion of the Offering, will hold approximately 62% of the shareholder voting power. Of this amount, Mr. Bernard M. Trager and members of his immediate family will, upon completion of the Offering, beneficially own 7,524,910 shares of Class A Common Stock and 1,584,982 shares of Class B Common Stock, representing approximately 61% of the shareholder voting power. Accordingly, these executive officers and directors will be able to influence, to a significant extent, the outcome of all matters required to be submitted to the Company's shareholders for approval, including decisions relating to the election of directors of the Company, the determination of day-to-day corporate and management policies of the Company and other significant corporate transactions. See "MANAGEMENT," "PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF CAPITAL STOCK."

    LIMITATIONS ON TAKEOVERS. Certain corporate governance and statutory provisions may inhibit changes in control of the Company. The Company's Articles of Incorporation allow the board of directors to issue and establish all relevant provisions of preferred stock without further action by the shareholders. Such preferred stock could be used, for example, in a shareholders' rights plan designed to restrict or delay a change in control of the Company. The Company's Class B Common Stock, which has voting rights of 10 votes per share compared to Class A Common Stock's one vote per share, could also be used to resist a change in control of the Company. As proposed to be amended following a meeting of shareholders to be held on or about June 30, 1998, the Company's Articles of Incorporation will limit the persons who may call a special meeting of the shareholders. In addition, Mr. Bernard M. Trager will beneficially own stock entitled to a majority of the voting power of all of the Company's outstanding Common Stock after the Offering. These provisions and Mr. Bernard M. Trager's stock ownership could make a takeover more difficult or discourage a person from attempting a takeover, including a takeover that some shareholders may deem to be in their best interests. See "DESCRIPTION OF CAPITAL STOCK."

    DILUTION. Investors purchasing shares of Class A Common Stock in the Offering will incur immediate dilution of approximately 57% in their investment, in that the tangible book value of the Company after the Offering will be approximately $5.64 compared with an assumed initial public offering price of $13.00 per share. Options to purchase a total of 1,011,000 shares of Class A and 57,000 shares of Class B Common Stock were outstanding under the Company's stock option plan at March 31, 1998, exercisable at prices ranging from $3.28 to $8.75 per share. In addition, Republic Capital Trust, a subsidiary of the Company, has outstanding Trust Preferred securities which can be converted into 645,200 shares of Class A Common Stock at an effective price of $10.00 per share. The Class B Common Stock can also be converted into Class A Common Stock, on a share-for-share basis. If the shares subject to these options under the Company's stock option plan or upon conversion of the Trust Preferred securities or Class B Common Stock were included in the foregoing calculations, further dilution to new shareholders would be incurred.

    NO PRIOR TRADING MARKET. Prior to the Offering, there has been no public market for the shares of Class A Common Stock. An application [has been] filed to have the Class A Common Stock approved for quotation on the Nasdaq National Market under the symbol "RBCA." The Underwriters have advised the Company that they intend to make a market in the Class A Common Stock as long as the volume of trading activity in the Class A Common Stock and certain other market making conditions justify doing so. Nonetheless, there can be no assurance that an active public market will develop or be sustained after the Offering or that if such a market develops, investors in the Class A Common Stock will be able to resell their shares at or above the initial public offering price. Making a market involves maintaining bid and asked quotations for the Class A Common Stock and being available as principal to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of the Class A Common Stock at any given time, which presence is dependent upon the individual decisions of investors over which neither the Company nor any market maker has any control. See "LIMITED TRADING MARKET."

    DETERMINATION OF MARKET PRICE AND POSSIBLE VOLATILITY OF STOCK PRICE. The initial public offering price of the shares of Class A Common Stock will be determined by negotiations between Republic and representatives of the Underwriters and will not necessarily bear any relationship to the Company's book value, past operating results, financial condition or other established criteria of value and may not be indicative of the market price of the Class A Common Stock after the Offering. Among the factors considered in these negotiations are prevailing market and general economic conditions, the market capitalizations, trading histories and stages of development of other comparable publicly traded companies, the results of operations and the current financial position of the Company, estimates of business potential and the present state of the Company's development, and the level of demand for Class A Common Stock. Additionally, consideration has been given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the time the Offering was made. See "UNDERWRITING" for information relating to the method of determining the initial public offering price. The stock market has from time to time experienced price and volume volatility. These market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded and may adversely affect the market price of the Class A Common Stock. There can be no assurance that the market price of the Class A Common Stock will not decline below the initial public offering price.

    SHARES ELIGIBLE FOR FUTURE SALE. The Company will have 14,281,062 shares of Class A Common Stock outstanding after the Offering. The Company, its executive officers and directors and certain shareholders (who collectively will own approximately 59% of the outstanding shares of Class A Common Stock after the consummation of the Offering) have agreed with the Underwriters not to offer, sell, contract to sell or otherwise dispose of any of their shares of Class A Common Stock for a period of 180 days after the date of this Prospectus without the permission of the Underwriters. Currently 4,170,044 outstanding shares of Class A Common Stock are not subject to such agreement, and are freely tradable in accordance with Rule 144(k) under the Securities Act of 1933 (the "Securities Act"). In addition, the outstanding Class B Common Stock and Trust Preferred securities held by nonaffiliates can be converted into approximately 1,329,388 shares of Class A Common Stock, which, upon conversion, will be tradable in accordance with Rule 144. All of the shares of Class A Common Stock sold in the Offering will generally be freely tradable under the Securities Act. No prediction can be made about the effect, if any, that future sales of Class A Common Stock or the availability of Class A Common Stock for future sale will have on the market price of the Class A Common Stock prevailing from time to time. Sales of a substantial number of such shares in the future, or the perception that such sales could occur, could adversely affect the market price of the Class A Common Stock. See "MANAGEMENT," "PRINCIPAL SHAREHOLDERS," and "SHARES ELIGIBLE FOR FUTURE SALE."

    REGULATION OF CONTROL. Individuals, alone or acting in concert with others, seeking to acquire 25% or more of any class of voting securities of the Company must comply with the Change in Bank Control Act, which requires the prior approval of the Federal Reserve Board for any such acquisition. Entities seeking to acquire control of the Company, or bank holding companies seeking to acquire 5% or more of any class of voting securities of the Company, must obtain the prior approval of the Federal Reserve Board under the BHCA. Acquisitions of control are also subject to prior notice and prior approval requirements under the Kentucky banking statutes. Accordingly, prospective investors need to be aware of and to comply with these requirements, if applicable, in connection with any purchase of shares of the Class A Common Stock in the Offering. See "SUPERVISION AND REGULATION."

    YEAR 2000. The Company continues to implement plans to address the Year 2000 issue. The issue arises from the fact that many existing computer programs use only two digits to identify a year in the computer's date field. These programs were designed without having considered the impact of the upcoming change in the century. If not corrected, computer applications could fail or create inaccurate results by or at the Year 2000. The Company has retained certain employees whose primary function is related to Year 2000 compliance. The loss of these employees could have a material adverse effect on the implementation of the Company's Year 2000 plan. Failure to correct the Year 2000 problem could disrupt the operations of Republic and the Bank, or governmental or private entities with which they conduct business. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION--YEAR 2000."

    BROAD DISCRETION IN USE OF PROCEEDS. Republic intends to use substantially all of the net proceeds of the Offering for continued banking center expansion, broadening business lines, potential acquisitions in the financial and financial services industries and other general corporate purposes. Accordingly, the Company will have broad discretion as to the application of such proceeds. An investor will not have the opportunity to evaluate the economic, financial and other relevant information which will be utilized by the Company in determining the application of such proceeds. See "USE OF PROCEEDS."

                                  THE COMPANY

    Republic is a registered bank holding company headquartered in Louisville, Kentucky. Incorporated in Kentucky on January 2, 1974, Republic became a bank holding company under the BHCA upon its acquisition of substantially all of the outstanding shares of the Bank, when the Bank became authorized to conduct a commercial banking business in Kentucky in 1982. The principal business of Republic is directing, planning and coordinating the business activities of the Bank. The financial condition and results of operations of Republic are primarily dependent upon the operations of the Bank. At March 31, 1998, Republic had total assets of $1.1 billion, total deposits of $728 million and total stockholders' equity of $73 million. Based on total assets as of March 31, 1998, Republic ranks as the second largest independent bank holding company headquartered in Louisville, Kentucky, and the fourth largest independent bank holding company in the state. The executive offices of Republic are located at 601 West Market Street, Louisville, Kentucky 40202, telephone number (502) 584-3600.

    The Bank became a full service Kentucky banking corporation and began its banking business in Louisville, Kentucky in 1982 as a result of the efforts of a group of local businessmen headed by Mr. Bernard M. Trager. At that time, Mr. Trager already owned a majority of the outstanding shares of Republic Bank of Shelby County, a Kentucky banking corporation headquartered in Shelbyville, Kentucky, and in 1983, he acquired a majority of the outstanding shares of the predecessor of Republic Savings Bank, F.S.B. In November 1994, Republic Bank of Shelby County and Republic Savings Bank, F.S.B., were merged into the Bank, immediately after Republic acquired all of the outstanding shares of Republic Bank of Shelby County in a share exchange transaction, and Republic merged with Republic Savings Bancorp, Inc., the unitary savings and loan association holding company of Republic Savings Bank, F.S.B., in a stock merger transaction. Both the share exchange and stock merger transaction were accounted for in a manner similar to a pooling of interests.

    Republic Bank of Shelby County was a state chartered commercial bank in Shelbyville, Kentucky, approximately half way between Louisville and Lexington along Interstate 64, which had conducted business in Shelby County since 1888. Mr. Trager acquired control of that bank in 1977, when it had total assets of approximately $5 million. As of the end of the quarter immediately preceding the merger transaction (September 30, 1994), Republic Bank of Shelby County had total assets of $84 million, total deposits of $55 million, and stockholders' equity of $7 million.

    Republic Savings Bank, F.S.B., was organized as a state savings and loan association in 1956. In 1984 it converted to a federal savings bank, and in 1988 became the subsidiary of Republic Savings Bancorp, Inc., a unitary savings and loan holding company. Mr. Trager first acquired an interest in the savings bank in the early 1980s, when it was headquartered in Western Kentucky and in troubled condition. By 1994, as a result of acquisitions and expansion, Republic Savings Bank, F.S.B., had 11 banking centers across Kentucky, with operating activities and assets in Lexington, Louisville, Mayfield, Murray, Owensboro, Paducah, Benton, Bowling Green, Elizabethtown, and Frankfort. As of September 30, 1994, Republic Savings Bancorp, Inc. had consolidated total assets of $444 million, total deposits of $355 million, and stockholders' equity of $31 million.

    Through the combination with Republic Bank of Shelby County and Republic Savings Bank, F.S.B., in 1994, Republic established a banking network in 11 Kentucky communities. Through its banking center network, Republic engages in full service commercial banking and limited trust business, accepting deposits for checking, savings and time deposit accounts, making secured and unsecured loans, and investing in securities. Lending services include the origination of real estate, commercial and consumer loans. Operating revenues are derived primarily from interest and fees on domestic real estate, commercial and consumer loans, and from interest on securities of the United States government and agencies, states, and municipalities.

    In 1997, Republic made the strategic decision to concentrate its resources in the North Central and Central Kentucky banking markets and entered into a series of transactions in which it sold the deposits and fixed assets of substantially all of its Western Kentucky banking centers. The banking centers (deposits and fixed assets) in the Western Kentucky cities of Murray, Benton and Paducah were sold in 1997. The final Western Kentucky banking center sale in Mayfield was completed during the first quarter of 1998. In the branch sale transactions, Republic sold approximately $180 million in deposits and approximately $3.7 million of fixed assets and initially retained substantially all of the loan portfolio associated with the Western Kentucky banking centers.

    Today Republic has a total of 18 banking centers serving seven Kentucky communities including a branch under construction. Its two primary market areas are located in North Central and Central Kentucky. The North Central Kentucky market includes Louisville, the largest city in Kentucky, where Republic is headquartered and has eight banking centers. Republic's Central Kentucky market includes ten banking centers in the following Kentucky cities: Shelbyville (1); Frankfort (2); Lexington, the second largest city in Kentucky (4); Elizabethtown
(1); Owensboro (1); and Bowling Green (1).

    Republic has developed a super community banking network, with most of its offices located either in separate communities or portions of urban areas that function as distinct communities. Lending and investment activities are funded from a strong core deposit base consisting of approximately 63,000 deposit accounts from approximately 38,000 clients. Each of Republic's banking centers has a manager with the authority to make pricing and loan decisions within overall ranges developed by the Company as a form of quality control, and the Bank has local advisory boards of directors to enhance Republic's awareness of the particular needs of the communities served. Republic believes that its responsiveness to local clients and ability to adjust deposit rates and price loans at each location within prescribed policy limitations give it a distinct competitive advantage. Adequate staffing is provided at each location to ensure that clients' needs are well addressed, and employees are committed to quality service and developing long-term customer relationships. The Company provides economic incentives to its associates to develop additional business for the Company and to cross sell additional products and services to existing clients.

    Republic continues to look for additional expansion opportunities, either by establishing de novo banking offices and/or through acquisitions of existing institutions in the financial services industry and ancillary nonbanking businesses. The Company intends to consider various strategic acquisitions of banks, banking assets or financial services entities related to banking in those areas that management believes would complement and increase Republic's existing business, or expand in market areas or product lines that management considers attractive.

GENERAL BUSINESS OVERVIEW

    The Company has historically extended credit and provided general banking services through its banking center network to individuals, professionals, and businesses. Over the past several years the Company began to seek new lines of business to diversify its asset mix and further enhance its profitability. While each new line of business reflects the Company's efforts to enrich its asset mix, each of these lines of business is an outgrowth of the community banking and lending that the Company has performed over the years. Reflective of the Company's operating philosophy, each of these businesses has been carefully developed and is subject to various quality controls. The Company's principal lines of business are the following:

        MORTGAGE LENDING. The Company utilizes its banking centers and commissioned originators to offer a complete line of single family residential mortgage products. The Company generally retains mortgage loans with variable rates and sells fixed rate loans into the secondary market. Once closed, the secondary market loans are sold without recourse principally to the Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corporation (FHLMC) and other institutional investors. Generally, fixed rate loans in process are covered by forward commitments to these investors which limit Republic's interest rate risk.

        Republic does not retain the servicing on the majority of its loans sold in the secondary market, a practice started in 1995. Management's decision to retain or release servicing rights is largely dependent upon market conditions. When administering loans with the servicing retained by the Company, the responsibility of collecting principal and interest payments, escrowing for taxes and insurance, and remitting payments to the secondary market investors remains with Republic. A fee is received by Republic for performing these standard servicing functions.

        PREFERRED CLIENT SERVICES. Republic has established extensive long standing relationships with the medical communities in its primary markets. Special loan and deposit products, including 100% financing on first home purchases for medical students and residents, personalized deposit products and affinity cards, have been tailored to meet the needs of physicians and their practices. In addition to its exclusive participation in various programs at the two state medical schools, Republic has received the exclusive endorsement of the Jefferson County Medical Society, the members of which account for nearly 600 depository relationships representing $41 million in deposits as of April 30, 1998. Republic intends to expand these services to other business groups.

        CONSUMER LENDING. Consumer loans made by the Company include automobile loans, home improvement and home equity loans, operating lines of credit, and personal loans (both secured and unsecured). Home equity lending is a growing segment in the Company's consumer loan portfolio. This product typically offers more attractive yields than traditional residential real estate lending, and consumer demand has been strong. Republic is currently emphasizing this product line in its consumer marketing, in place of two unsecured consumer loan products which were marketed through the mail and Republic's banking center network prior to 1997. The Company intends to target continued growth in this segment of the portfolio, and has developed an attractive product offering competitive terms and introductory rates to enhance loan originations. Republic's home equity loan product has generated over $118 million in new lines of credit since June, 1996.

        COMMERCIAL LENDING. In 1997, the Company established a separate commercial lending unit as an outgrowth of the Company's historical business of making loans to small and medium-sized businesses from its various locations. Commercial loans are generated at each banking office through solicitations of potential clients primarily in the Company's market areas. As a general practice, the Company takes a lien on any available real estate, equipment or other assets and obtains the personal guaranty of the owner or owners of the business. The Company makes commercial loans to a variety of industries. The Company intends to expand this business through aggressive targeted calling programs, seeking to broaden relationships with commercial clients with both loan and deposit accounts and cash management services.

        SPECIALIZED LENDING. Republic pursues specialized lending strategies to complement its traditional lending segments. These specialized product lines include Refunds Now, a program offering tax refund anticipation services through a joint venture with a local vendor, public sector lending, and sub-prime loan originations. The sub-prime market represents a new initiative for Republic. The product is targeted toward clients with a heavy debt load who generally do not meet the underwriting criteria for loans sold in the secondary market but who have been home owners for three years or longer. The loans are structured to generate fee income upon origination, and are sold immediately to finance companies or other sub-prime loan originators, without recourse and with servicing released.

        DEPOSITS AND OTHER BORROWINGS. Deposits are also a key component to the Company's banking business, serving as a source of funding for lending as well as increasing client account relationships. The Company offers competitively priced deposit products, including checking, savings and time deposit accounts, seeking to increase core deposits and market share. In addition, cash management services are made available to commercial clients through Republic's centralized commercial banking operations. Borrowings, principally from the Federal Home Loan Bank ("FHLB"), and repurchase agreements, provide other sources of liquidity.

        OTHER BANKING SERVICES. The Bank also provides, on a limited basis, trust services and engages in credit life insurance, item processing, and other related financial institution lines of business.

        INVESTMENTS. The Company's investment securities, together with cash and cash equivalents, provide an important source of liquidity. The Company uses its investments as collateral for borrowings and to secure public fund deposits. The investment portfolio is managed by a chief investment officer in accordance with policies approved by the Company's board of directors.

    Republic's operating revenues are derived primarily from interest earned from its loan and investment securities portfolios and fee income from loan and deposit products. The Bank is not dependent upon a single client, or a few clients, the loss of any one or more of which would have a material adverse effect on the statement of condition or results of operations.

MARKET AREAS

    The Company operates principally in the North Central and Central Kentucky market areas. As defined by Republic, the North Central Kentucky market includes the Louisville, Kentucky metropolitan area. Republic's Central Kentucky market is defined broadly to include the Lexington, Kentucky metropolitan area and the cities of Shelbyville, Frankfort, Elizabethtown, Owensboro and Bowling Green, Kentucky. The following discussion of communities in which Republic operates contains deposit, population and household income information available from Sheshunoff, THE BRANCHES OF KENTUCKY 1998. Population figures and average household income are estimated as of June 1997, and deposit data is as of June
30, 1997. Unemployment rates are estimated as of        1998 based on
information available from             .

    LOUISVILLE. Republic's largest community served is Louisville, the largest metropolitan area in Kentucky. For the twelve (12) months ending June 30, 1997, total deposits of banks, thrifts and credit unions in Jefferson County increased 10.45%, from $11.8 billion to $13.0 billion. The Company has eight banking
centers in Louisville, including its main office, and approximately    % of its
deposits are located there. Republic is focusing on expanding its current 1.67% market share in Jefferson County where it competes with several regional and super-regional banking institutions, independent banking organizations as well as the numerous smaller community banks and credit unions.

    With an estimated population of 676,065, Jefferson County is Kentucky's largest urban area, and had an estimated average household income of
approximately $56,921, ranking the    highest average household income in the
Commonwealth of Kentucky. The unemployment rate for the county was    %.

    LEXINGTON. Lexington, Fayette County, is the second largest community served by Republic. For the year ending June 30, 1997, total deposits for all commercial banks, thrifts and credit unions in Fayette County increased 6.07% from $3.2 billion to $3.4 billion. The Company has four banking centers in
Lexington, including one under construction, and approximately    % of its
deposits are located there. Republic is focusing on expanding its current 3.42% market share in Fayette County where it competes with several regional and super-regional banking institutions as well as smaller community banks and credit unions.

    With an estimated population of 243,119, Lexington is Kentucky's second largest urban area, and had an estimated average household income of
approximately $62,864, ranking the    highest average household income in the
Commonwealth of Kentucky. The unemployment rate for the county was   %.

    SHELBYVILLE AND FRANKFORT. Shelbyville and Frankfort are located on Interstate 64, between Louisville and Lexington. The Company serves the Shelbyville market through one banking center. Frankfort, the capital of Kentucky, is served by Republic with two banking centers. For the year ending June 30, 1997, total deposits for all commercial banks, savings institutions and credit unions in Shelby County have decreased (.65)%, from $393 million to $390 million; in Franklin County, where Frankfort is located, total deposits increased 2.94%, from $887 million to $912 million. As of June 30, 1997, Republic had a 13.71% share of the Shelby County market and 4.11% of the Frankfort market, based on June 30, 1997 deposits in banks, thrifts and credit unions located there.

    Shelbyville is located in Shelby County which had an estimated population of
28,507, an average household income of $54,198 and an unemployment rate of   %.
Frankfort is located in Franklin County which had an estimated population of
46,312, an average household income of $47,570, and an unemployment rate of   %.

    ELIZABETHTOWN AND BOWLING GREEN. Elizabethtown and Bowling Green are located south of Louisville on Interstate 65. Elizabethtown is located in Hardin County, which had an estimated population of 91,697, average household income of
$42,660 and an unemployment rate of    %. Bowling Green, situated in Warren
County, had an estimated population of 85,354, average household income of
$46,538, and an unemployment rate of    %. Republic has a 4.93% market share of
the total deposits from banks, thrifts and credit unions in Hardin County; its market share in Warren County was 3.19%.

    OWENSBORO.  Located in Daviess County in Western Kentucky, along the Ohio
River, Owensboro is approximately    miles from Louisville. Republic has
retained a presence in Owensboro with one banking center located there. Daviess County had an estimated population of 91,769, with average household income of
$36,016 and an unemployment rate of    %. Republic has 4.37% of the market share
in Daviess County, based on June 30, 1997 deposits in banks, thrifts and credit unions located there.

COMPETITION

    The Company actively competes with several local and regional commercial banks, thrifts, credit unions and mortgage companies for deposits, loans and other banking related financial services. There is intense competition in the Bank's markets from other financial institutions as well as other "non-bank" companies which engage in similar activities. Some of the Company's competitors are not subject to the degree of regulatory review and restrictions which apply to the Bank. In addition, the Company must compete with much larger financial institutions which have greater financial resources than the Company and, while predominantly headquartered in other states, aggressively compete for market share in Kentucky. These competitors attempt to gain market share through their financial products mix, pricing strategies and banking center locations. Legislative developments related to interstate branching and banking in general, by providing large banking institutions easier access to a broader marketplace, are creating more pressure on smaller financial institutions to consolidate. The Company also competes with insurance companies, savings banks, consumer finance companies, investment banking firms, brokerage houses, mutual fund managers, investment advisors and credit unions. Retail establishments compete for loans by offering credit cards and retail installment contracts for the purchase of goods and merchandise. It is anticipated that competition from both bank and "non-bank" entities will continue to grow in the near future.

GOVERNMENTAL POLICY AND REGULATION

    Republic and the Bank are subject to the policies of various regulatory authorities. In particular, bank holding companies and their subsidiaries are affected by the credit and monetary policies of the Federal Reserve Board and their activities are regulated under the BHCA. An important function of the Federal Reserve Board is to regulate the national supply of bank credit. Among the instruments of monetary policy used by the Federal Reserve Board to implement its objectives include changes in the discount rate on bank borrowings and changes in reserve requirements on bank deposits. These and other policies have a significant effect on the operating results of financial institutions. It is not possible to predict the nature or timing of future changes in monetary and fiscal policies, or the effect such policies may have on the Bank's future earnings. Republic and the Bank are subject to numerous federal and state laws and regulations affecting their business and also must undergo periodic examination by federal and state financial institution examiners. The earnings of the Bank, and the earnings of Republic, are affected not only by the laws and regulations applicable to the banking business, but also by the policies and interpretations of regulatory authorities. See "SUPERVISION AND REGULATION."

EMPLOYEE RELATIONS

    As of March 31, 1998, the Bank had 442 employees of which 369 were full-time and 73 part-time. The Bank currently maintains an employee benefit program providing, among other benefits, a managed health care program, a 401(k) retirement plan and life and disability insurance. The Bank provides a bonus program and an incentive stock option program for selected key employees. These employee benefits, as a whole, are considered by management to be generally competitive with employee benefits provided by other employers in Kentucky. The Bank believes its future success will depend, in part, on its ability to continue to attract and retain highly skilled retail, technical, and managerial personnel in order to maintain its quality delivery of banking services. None of the Bank's employees are subject to a collective bargaining agreement, and neither Republic nor the Bank has ever experienced a work stoppage.

    At or prior to the Closing, the Company intends to grant options to purchase 250,000 shares of Class A Common Stock, at an exercise price equal to the initial public offering price, under the Company's stock option plan.

    No sooner than 90 days following the closing of the Offering, Republic plans to establish a leveraged Employee Stock Ownership Plan ("ESOP"). The Company presently intends to fund the ESOP by obtaining a line of credit of up to $5 million, which could be used by the ESOP to purchase shares of Class A Common Stock from time to time either in the open market, in privately negotiated transactions or directly from Republic. It is expected that the Company would be obligated, either directly or as guarantor, on any loan obtained to finance the purchase of shares by the ESOP, and that such loan would be secured by the shares acquired by the ESOP, to the extent they have not been paid for.

FACILITIES

    The Company's executive offices and principal support and operational functions are located at 601 West Market Street in Louisville, Kentucky. All of Republic's banking centers are located in Kentucky. The location of the 18 banking centers, the deposits at each location as of March 31, 1998, their respective approximate square footage and their form of occupancy is described in the following table:

                                                                      SQUARE      OWNED (O)/         DEPOSITS AS OF
BANKING CENTERS                                                       FOOTAGE     LEASED (L)         MARCH 31, 1998
-------------------------------------------------------------------  ---------  ---------------  ----------------------
                                                                                                 (DOLLARS IN THOUSANDS)

LOUISVILLE
601 West Market Street, Louisville.................................     43,000             L           $  144,947
2801 Bardstown Road, Louisville....................................      5,000             L               65,141
661 South Hurstbourne Parkway, Louisville..........................     21,000             L               75,932
4921 Brownsboro Road, Louisville...................................      2,000             L               35,992
5320 Dixie Highway, Louisville.....................................      5,000             O               23,013
4655 Outer Loop, Louisville........................................      3,000             L               22,455
9600 Brownsboro Road, Louisville...................................      1,300             L                1,500
3950 Kresge Way, Louisville........................................        400             L                7,800

LEXINGTON
651 Perimeter Drive, Lexington.....................................      4,000             L               55,621
2401 Harrodsburg Road, Lexington...................................      4,000             O               47,674
641 East Euclid Avenue, Lexington..................................      3,500             O                9,809
3098 Helmsdale Place, Lexington....................................      4,000             O       Under Construction

FRANKFORT
100 Highway 676, Frankfort.........................................      4,000             O                 33,630
1001 Versailles Road, Frankfort....................................      4,000             O                 10,985

BOWLING GREEN, 1700 Scottsville Road...............................      4,000             O                 56,264

OWENSBORO, 3500 Frederica Street...................................      5,000             O                 54,105

ELIZABETHTOWN, 502 West Dixie Avenue...............................      4,000             L                 30,851

SHELBYVILLE, 1641 Midland Trail....................................      5,000             O                 52,350

    The West Market Street, Bardstown Road, 9600 Brownsboro Road and South Hurstbourne Parkway locations are leased from partnerships principally owned by Mr. Bernard M. Trager and members of his family, and such leases present inherent conflicts of interest. For additional information regarding these leases, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the sale of the 1,740,000 shares of Class A Common Stock in the Offering will be used for continued banking center expansion, broadening business lines, potential acquisitions in the financial and financial services industries and other general corporate purposes. The Company currently does not have any commitments or agreements or letters of intent for any potential business acquisitions. Pending application of the net proceeds of the Offering, Republic plans to invest the net proceeds in short-term, investment-grade securities or money market instruments. The Company will not receive any of the proceeds from the sale of shares of Class A Common Stock being sold by the Selling Shareholder in the Offering.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of Republic at March 31, 1998, and as adjusted to give effect to the consummation of the issuance of 1,740,000 shares of Class A Common Stock by the Company in the Offering.

                                                                          MARCH 31, 1998
                                                                    --------------------------
                                                                      ACTUAL    AS ADJUSTED(1)
                                                                    ----------  --------------
                                                                      (DOLLARS IN THOUSANDS)
LONG-TERM DEBT:
Guaranteed preferred beneficial interests in Republic's
  subordinated debentures.........................................  $    6,452   $      6,452
Other borrowed funds..............................................     179,164        179,164
                                                                    ----------  --------------
  Total long-term debt............................................  $  185,616   $    185,616
                                                                    ----------  --------------
                                                                    ----------  --------------
STOCKHOLDERS' EQUITY:
Preferred stock, no par value, 100,000 shares authorized
Class A common stock, no par value, 30,000,000 shares authorized,
  12,541,062 shares and 14,281,062 shares issued and outstanding;
  Class B common stock, no par value, 5,000,000 shares authorized,
  2,418,074 shares issued and outstanding.........................  $    3,615   $      8,790
Additional paid-in capital........................................      10,890         26,481
Retained earnings.................................................      59,113         59,113
Net unrealized depreciation on securities available for sale, net
  of tax..........................................................        (184)          (184)
                                                                    ----------  --------------
  Total stockholders' equity......................................  $   73,434   $     94,200
                                                                    ----------  --------------
                                                                    ----------  --------------

------------------------

(1) Assumes that 1,740,000 shares of Class A Common Stock are sold by the Company at $13.00 per share ($22,620,000 in the aggregate) and that the net proceeds received by the Company from the Offering are approximately $20,766,000. If the Underwriters' over-allotment option is exercised in full, 2,000,000 shares of Class A Common Stock would be sold by the Company
    resulting in net proceeds to the Company from the Offering of $        .

    The following table shows the capital ratios of the Company at March 31, 1998, and as adjusted to give effect to the sale of Class A Common Stock in the Offering, prepared on the basis of currently existing capital guidelines of the Federal Reserve Board and assuming investment of the net proceeds in short-term, investment-grade securities or money market instruments.

                                                                               MARCH 31, 1998
                                                               MARCH 31, 1998  AS ADJUSTED(1)
                                                               --------------  --------------
Tier 1 leverage ratio........................................          7.31%           9.03%
Tier 1 capital to risk-weighted assets ratio.................         11.49           14.38
Total risk-based capital to risk-weighted assets ratio.......         12.67           15.56

------------------------

(1) See note (1) above.

                                DIVIDEND POLICY

    Holders of Common Stock are entitled to receive dividends when, as and if declared by Republic's board of directors out of funds legally available therefor. Under Republic's Articles of Incorporation, the shares of Class A Common Stock are entitled to cash dividends declared by the board of directors. If cash dividends are paid on Class B Common Stock, shares of Class A Common Stock are entitled to cash dividends equal to 110% of the cash dividend paid per share on the Class B Common Stock.

    During 1997 and 1996, Republic declared and paid the following quarterly cash dividends per share on its Common Stock:

                                                                     1997
                                              --------------------------------------------------
                                                 FIRST       SECOND        THIRD       FOURTH
                                                QUARTER      QUARTER      QUARTER      QUARTER
                                              -----------  -----------  -----------  -----------
Class A Common Stock........................   $   .0275    $   .0275    $   .0275    $   .0275
Class B Common Stock........................   $   .0250    $   .0250    $   .0250    $   .0250


                                                                     1996
                                              --------------------------------------------------
                                                 FIRST       SECOND        THIRD       FOURTH
                                                QUARTER      QUARTER      QUARTER      QUARTER
                                              -----------  -----------  -----------  -----------
Class A Common Stock........................   $   .0275    $   .0275    $   .0275    $   .0275
Class B Common Stock........................   $   .0250    $   .0250    $   .0250    $   .0250

    During the quarter ended March 31, 1998, Republic paid a cash dividend of $.0275 and $.0250 on each of its outstanding shares of Class A Common Stock and Class B Common Stock, respectively.

    Republic currently intends to continue to pay regular quarterly cash dividends on the Common Stock, subject to Republic's needs for funds. However, payment of dividends is subject to the discretion of Republic's board of directors. In determining whether to continue such dividend payments and in establishing the amount of any dividends to be paid, the Board will consider Republic's earnings, capital requirements and financial condition, prospects for future earnings, federal economic and regulatory policies, general business conditions and other relevant factors, certain of which are beyond the control of Republic. See "SUPERVISION AND REGULATION" and "DESCRIPTION OF CAPITAL STOCK."

    The primary source of funds for dividends paid by Republic to its shareholders is the dividend income received from the Bank. There are certain restrictions on the payment of such dividends imposed by federal and state banking laws, regulations and authorities. The ability of the Bank to pay dividends is regulated by the Kentucky Department of Financial Institutions and the FDIC. The FDIC also has the authority to prohibit a regulated depository institution from engaging in what in such agency's opinion constitutes an unsafe or unsound practice for conducting business. Depending upon the financial condition of the depository institution, payment of dividends could be deemed to constitute such an unsafe or unsound practice. In addition, a depository institution may not pay a dividend or otherwise make a capital distribution if the payment thereof would cause such institution to fail to satisfy its capital requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--CAPITAL" and "SUPERVISION AND REGULATION--THE BANK."

    As of March 31, 1998, approximately $13 million was available for payment of dividends by the Bank to the Company under applicable restrictions, without regulatory approval. Regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends to the Company if such limits were deemed appropriate to maintain certain capital adequacy requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--CAPITAL" and "SUPERVISION AND REGULATION."

    Although management believes that the Bank will be able to generate sufficient earnings to pay dividends to Republic in amounts sufficient to continue Republic's current dividend policy with respect to the Common Stock, there can be no assurance that the Bank will be able to generate such earnings or to pay such dividends in the future. The instruments under which the Trust Preferred securities of Republic's subsidiary, Republic Capital Trust, are outstanding prohibit the payment of dividends on the Common Stock if the Company elects to defer payments of those securities, as permitted by those instruments.

                             LIMITED TRADING MARKET

    As of March 24, 1998, Republic had approximately 440 holders of the Class A Common Stock and 390 holders of the Class B Common Stock. Prior to the Offering, there has been no public market for the shares of Class A or Class B Common Stock and there can be no assurance that an active public market for the Class A Common Stock will develop or be sustained after the Offering or that if such a market develops, investors in the Class A Common Stock will be able to resell their shares at or above the initial public offering price. Application [has been] made for quotation of the shares of Class A Common Stock on the Nasdaq National Market under the symbol RBCA. The Underwriters have advised the Company that they intend to make a market in the Class A Common Stock as long as the volume of trading activity in the Class A Common Stock and certain other market making conditions justify doing so. Nonetheless, there can be no assurance that an active public market will develop or be sustained after the Offering or that if such a market develops, investors in the Class A Common Stock will be able to resell their shares at or above the initial public offering price. Making a market involves maintaining bid and asked quotations for the Class A Common Stock and being available as principal to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of the Class A Common Stock at any given time, which presence is dependent upon the individual decisions of investors over which neither the Company nor any market maker has any control. See "RISK FACTORS--NO PRIOR TRADING MARKET."

    The initial public offering price of the shares of Class A Common Stock will be determined by negotiations between Republic and representatives of the Underwriters and will not necessarily bear any relationship to Republic's book value, past operating results, financial condition or other established criteria of value and may not be indicative of the market price of the Class A Common Stock after the Offering.

    Among the factors considered in such negotiations are prevailing market and general economic conditions, the market capitalizations, trading histories and stages of development of other traded companies that Republic and the Underwriters believed to be comparable to Republic, the results of operations of the Company in recent periods, the current financial position of the Company, estimates of the business potential of the Company and the present state of the Company's development and the availability for sale in the market of a significant number of shares of Class A Common Stock.

    Additionally, consideration has been given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the time the Offering was made. See "UNDERWRITING" for information relating to the method of determining the initial public offering price.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth Republic's selected historical financial information from 1993 through March 31, 1998. The selected consolidated financial data for the three months ended March 31, 1998 and 1997, are derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) which management of the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1998, are not necessarily indicative of the results that may be expected for the entire year ended December 31, 1998. This information should be read in conjunction with the Consolidated Financial Statements and the related Notes. Factors affecting the comparability of certain indicated periods are discussed below under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                             AS OF AND FOR THE THREE
                                              MONTHS ENDED MARCH 31,           AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                            --------------------------    ----------------------------------------------------
                                               1998           1997           1997           1996          1995         1994
                                            -----------    -----------    -----------    -----------    ---------    ---------
                                                                          (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Interest income.........................    $    22,785    $    22,610    $    91,194    $    81,986    $  71,133    $  47,375
Interest expense........................         12,415         12,603         50,856         43,855       37,720       22,513
Net interest income.....................         10,370         10,007         40,338         38,131       33,413       24,862
Provision for loan losses...............            643          1,298          7,251          9,149        4,268          537
Non-interest income.....................          2,796          2,096          7,743          7,097        7,520        6,997
Gain on sale of deposits................          4,116                         7,527
Gain on sale of Bankcard................                                        3,660
Non-interest expense....................          8,074          7,995         32,880         31,409       24,505       22,216
Income before taxes.....................          8,565          2,810         19,137          4,670       12,160        9,106
Net income..............................          5,524          1,880         12,259          2,727        7,788        6,170

BALANCE SHEET DATA:
Total assets............................    $ 1,112,576    $ 1,090,616    $ 1,054,950    $ 1,140,882    $ 891,347    $ 736,009
Total securities........................        214,467        229,374        192,372        281,855      114,654      100,705
Total loans, net........................        783,505        760,749        794,939        759,424      668,193      571,950
Allowance for loan losses...............          8,234          6,281          8,176          6,241        3,695        1,827
Total deposits..........................        728,069        812,442        731,598        783,141      734,443      590,036
Repurchase agreements and other
  short-term borrowings.................        110,477         87,451        111,137        181,634       21,729       12,732
Other borrowed funds....................        179,164        111,746        124,405        106,974       68,063       77,060
Total stockholders' equity..............         73,434         59,738         68,386         59,019       58,502       47,045

PER SHARE DATA:(1)
Net income per Class A common...........    $      0.37    $      0.12    $      0.82    $      0.16    $     N/A    $     N/A
Net income per Class B common...........           0.37           0.12           0.81           0.15          N/A          N/A
Net income per common...................            N/A            N/A            N/A            N/A         0.52         0.43
Book value..............................           4.91           3.79           4.58           3.74         3.71         3.28
Cash dividends per Class A common.......         0.0275         0.0275         0.1100         0.1100          N/A          N/A
Cash dividends per Class B common.......         0.0250         0.0250         0.1000         0.1000          N/A          N/A
Cash dividend per common................            N/A            N/A            N/A            N/A       0.0850          N/A

PERFORMANCE RATIOS:
Return on average assets................           1.29%(2)         .69%         1.12%           .29%         .95%         .93%
Return on average common equity.........          19.19(2)       12.64          18.81           4.57        14.46        13.71
Net interest margin.....................           3.92           3.82           3.85           4.21         4.25         3.96
Efficiency ratio........................             61(3)          66             68(4)          64(5)        60           70


                                            1993
                                          ---------

INCOME STATEMENT DATA:
Interest income.........................  $  43,377
Interest expense........................     21,119
Net interest income.....................     22,258
Provision for loan losses...............        391
Non-interest income.....................      8,154
Gain on sale of deposits................
Gain on sale of Bankcard................
Non-interest expense....................     22,199
Income before taxes.....................      7,822
Net income..............................      5,864
BALANCE SHEET DATA:
Total assets............................  $ 646,697
Total securities........................     69,193
Total loans, net........................    488,109
Allowance for loan losses...............      1,627
Total deposits..........................    516,871
Repurchase agreements and other
  short-term borrowings.................     13,228
Other borrowed funds....................     67,721
Total stockholders' equity..............     40,669
PER SHARE DATA:(1)
Net income per Class A common...........  $     N/A
Net income per Class B common...........        N/A
Net income per common...................       0.42
Book value..............................       2.86
Cash dividends per Class A common.......        N/A
Cash dividends per Class B common.......        N/A
Cash dividend per common................        N/A
PERFORMANCE RATIOS:
Return on average assets................        .92%
Return on average common equity.........      14.10
Net interest margin.....................       3.69
Efficiency ratio........................         73

                                             AS OF AND FOR THE THREE
                                              MONTHS ENDED MARCH 31,           AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                            --------------------------    ----------------------------------------------------
                                               1998           1997           1997           1996          1995         1994
                                            -----------    -----------    -----------    -----------    ---------    ---------
                                                                          (DOLLARS IN THOUSANDS)
ASSET QUALITY RATIOS:
Nonperforming assets to total loans.....           1.02%          0.94%          0.90%          1.06%        0.41%        0.46%
Net loan charge-offs to average loans...           0.29           0.64           0.66           0.91         0.38         0.06
Allowance for loan losses to total
  loans.................................           1.04           0.82           1.02           0.81         0.55         0.32
Allowance for loan losses to
  non-performing loans..................            108             88            115             78          168           97

CAPITAL RATIOS:
Leverage ratio..........................           7.31%          6.11%          6.99%          5.76%        6.62%        6.40%
Average stockholders' equity to average
  total assets..........................           6.69           5.43           5.97           6.30         6.56         6.65
Tier 1 risk-based capital ratio.........          11.49          10.17          10.57           9.14        10.29        10.19
Total risk-based capital ratio..........          12.67          11.13          11.73          10.10        10.96        10.60
Dividend payout ratio...................              7             22             13             68           16          N/A

                                            1993
                                          ---------
ASSET QUALITY RATIOS:
Nonperforming assets to total loans.....       0.75%
Net loan charge-offs to average loans...       0.08
Allowance for loan losses to total
  loans.................................       0.33
Allowance for loan losses to
  non-performing loans..................         61
CAPITAL RATIOS:
Leverage ratio..........................       6.93%
Average stockholders' equity to average
  total assets..........................       5.95
Tier 1 risk-based capital ratio.........      11.30
Total risk-based capital ratio..........      11.71
Dividend payout ratio...................        N/A

------------------------------

(1) In 1996 the Company's common stock was replaced by Class A Common Stock and Class B Common Stock. See Note 14 to the Consolidated Financial Statements.

(2) For purposes of calculation, pre-tax gain on sale of deposits of $4.1 million is not annualized.

(3) Excludes pre-tax gain on sale of deposits of $4.1 million.

(4) Excludes pre-tax gain on sale of deposits of $7.5 million and pre-tax gain on sale of Bankcard of $3.7 million.

(5) Excludes one time Savings Association Insurance Fund ("SAIF") assessment of $2.3 million.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's Discussion and Analysis of Financial Condition and Results of Operations of Republic analyzes the major elements of Republic's balance sheets and statements of income. This section should be read in conjunction with the Company's Consolidated Financial Statements and accompanying Notes and other detailed information appearing elsewhere in this Prospectus.

    THIS DISCUSSION INCLUDES VARIOUS FORWARD-LOOKING STATEMENTS WITH RESPECT TO CREDIT QUALITY (INCLUDING DELINQUENCY TRENDS AND THE ALLOWANCE FOR LOAN LOSSES), CORPORATE OBJECTIVES AND OTHER FINANCIAL AND BUSINESS MATTERS. WHEN USED IN THIS DISCUSSION THE WORDS "ANTICIPATE," "PROJECT," "EXPECT," "BELIEVE," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. REPUBLIC CAUTIONS THAT THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES, ALL OF WHICH MAY CHANGE OVER TIME. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM FORWARD-LOOKING STATEMENTS.

    IN ADDITION TO FACTORS DISCLOSED BY REPUBLIC ELSEWHERE IN THIS PROSPECTUS, INCLUDING THOSE DISCUSSED UNDER THE HEADING "RISK FACTORS", THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS: PRICING PRESSURES ON LOAN AND DEPOSIT PRODUCTS; COMPETITION; CHANGES IN ECONOMIC CONDITIONS BOTH NATIONALLY AND IN THE BANK'S MARKETS; THE EXTENT AND TIMING OF ACTIONS OF THE FEDERAL RESERVE BOARD; CLIENTS' ACCEPTANCE OF THE BANK'S PRODUCTS AND SERVICES; AND THE EXTENT AND TIMING OF LEGISLATIVE AND REGULATORY ACTIONS AND REFORMS.

OVERVIEW

    Republic reported strong net income of $5.5 million, or $.37 per common share, for the first quarter of 1998. Earnings for the first quarter of 1998 produced an annualized return on average assets of 1.29% and a return on average stockholders' equity of 19.19%, compared to returns of .69% and 12.64%, respectively, for the comparable period in 1997. Excluding the one-time gain on sale of deposits and related fixed assets (see discussion on "Disposition of Assets"), Republic's net income after tax for the first quarter of 1998 would have been $2.9 million with a return on average assets of 1.05% and a return on average stockholders' equity of 15.66%.

    Republic reported earnings of $12.3 million in 1997, an increase from $2.7 million reported in 1996. Republic's return on average assets and return on average equity reflected significant improvement over 1996. Return on average equity was up to 18.81% in 1997. Additionally, Republic's return on average assets was up to 1.12% in the same period. Earnings in 1997 were positively impacted by the sale of Republic's banking centers in Western Kentucky as well as the sale of Bankcard (see discussion on "Disposition of Assets"). Excluding the gains received from these sales, Republic's 1997 net income would have been $5.1 million resulting in a return on average assets of .47% and a return on average equity of 7.83%. Excluding the one-time SAIF assessment, Republic's 1996 net income would have been $4.2 million resulting in a return on average assets of .45% and a return on average equity of 7.12%. During 1997, Republic maintained its quarterly dividend payments of $.0275 per share on Class A Common Stock and $.0250 per share on Class B Common Stock.

    Republic's total assets increased slightly in the first quarter of 1998 from $1.05 billion at December 31, 1997 to $1.1 billion at March 31, 1998. Overall loan origination volume has continued to be strong and charge-offs have continued to moderate. Republic was also able to substantially replace the volume of Mayfield deposits sold with additional deposit growth from its retail operations.

    Assets declined slightly from year end 1996 to $1.1 billion at year end 1997. Net loans increased $35 million in 1997 due to management's focus on its core business, residential lending. Republic's deposits decreased $52 million primarily as a result of Western Kentucky deposit sales. The increased earnings and premiums received from the sale of assets increased Republic's stockholders' equity 15% to $68 million at year end 1997.

DISPOSITION OF ASSETS

    During 1997, Republic elected to focus its resources on its North Central and Central Kentucky markets. As a result of this decision, management pursued opportunities to sell certain fixed assets and deposits of its Western Kentucky banking centers, with the exception of Owensboro. Republic's Western Kentucky assets sold during 1997 included banking centers in the cities of Murray, Benton and Paducah. The sale of Republic's Mayfield banking center was completed during the first quarter of 1998. These banking centers were comprised of approximately $180 million in deposits and approximately $3.7 million in fixed assets. Republic initially retained substantially all of the loan portfolio associated with these banking centers.

    The pricing and other terms of these asset dispositions were finalized through arms-length negotiations with numerous parties. In addition to comparing offers, management evaluated terms offered by prospective purchasers to information regarding pricing of similar transactions. To the extent the purchase price in a transaction was less than the deposit liabilities being assumed by the purchaser, the transaction involved a cash payment by Republic to the purchaser. Management primarily funded the transactions closed during 1997 with $14 million in additional deposits at its existing banking centers, liquidation of investment securities and overnight fed funds in the amount of $40 million and additional advances from the FHLB totaling approximately $85 million.

    The following highlights information about each of the banking center sale transactions that closed during 1997:

    On April 1, 1997, Republic entered into an agreement to sell its Murray banking center to United Commonwealth Bank, FSB. The transaction included the sale of real estate located in Murray, Kentucky, certain fixed assets, and a transfer of certain deposit liabilities totaling approximately $18 million. The transaction was closed on July 30, 1997 and Republic recognized a pre-tax gain of approximately $1.7 million.

    On July 21, 1997, Republic entered into an agreement to sell its Benton banking center to The Peoples First National Bank and Trust Company of Paducah. The transaction included the sale of real estate located in Benton, Kentucky, certain fixed assets, and a transfer of certain deposit liabilities totaling approximately $31 million. The transaction was closed on September 23, 1997 and Republic recognized a pre-tax gain of approximately $2.2 million.

    On July 18, 1997, Republic entered into an agreement to sell its two Paducah banking centers to The Paducah Bank and Trust Company. The transaction included the sale and lease of real estate located in Paducah, Kentucky, certain fixed assets, and a transfer of certain deposit liabilities totaling approximately $65 million. The transaction was closed on November 7, 1997 and Republic recognized a pre-tax gain of approximately $3.6 million.

    On September 12, 1997, Republic entered into an agreement to sell the Mayfield banking center to First Federal Savings Bank of Leitchfield, Kentucky. This sale included approximately $65.7 million in deposits and certain other fixed assets. Republic retained substantially all of its Mayfield banking center loan portfolio. The transaction was closed on January 8, 1998, and Republic realized a pre-tax gain of approximately $4.1 million. The Mayfield transaction represented the final Western Kentucky banking center sale.

    Also during 1997, Republic decided to change its strategy toward credit card lending. Republic sold its $17 million credit card portfolio, its merchant processing assets and its $6 million, 50% interest in a joint venture credit card arrangement, totaling $23 million. Collectively, these asset sales resulted in a pre-tax gain of $3.7 million. The portfolio sale to the joint venture partner contained a limited recourse provision in the event losses on the portfolio exceed certain defined loss rates. The gain on the sale of the portfolio was recorded net of an accrual for the estimated liability under the provision.

    As part of the sale of its credit card portfolio, Republic retained the right to become an agent bank for another financial institution. As part of this agreement, Republic is able to continue to offer credit cards in its name. While Republic will not own the receivables, it will receive an origination fee for all approved applications.

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

RESULTS OF OPERATIONS
  NET INTEREST INCOME

    The principal source of Republic's revenue is net interest income. Net interest income is the difference between interest income on interest-earning assets such as loans and securities and the interest expense on liabilities used to fund those assets, such as interest-bearing deposits and borrowings. Net interest income is impacted by both changes in the amount and composition of interest-earning assets and interest-bearing liabilities and the level of interest rates. The change in net interest income is typically measured by net interest spread and net interest margin. Net interest spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities. Net interest margin is determined by dividing net interest income by average interest-earning assets.

    Net interest income increased 5% in 1997, following a 14% increase in 1996. The increase in 1997 is attributable to Republic's loan growth, particularly residential and home equity lending. The increase in 1996 was due to substantial growth in the unsecured consumer loan portfolio which also favorably impacted the Bank's net interest spread.

    Average interest-earning assets increased 16% in 1997, compared to a 15% increase in 1996. The 1997 and 1996 growth resulted from increased loan volume (see "Loan Portfolio" for discussion on increase in loan volume) supported by an increase in investment securities.

    During 1997, average interest-bearing liabilities grew $127 million to $945 million, an increase of 15% over 1996. Certificates of deposit remained flat due to the sale of deposits associated with the Western Kentucky banking centers. Republic's loan growth was primarily funded by an increase in other borrowings (see discussion on "Other Borrowed Funds"). In 1996, average interest-bearing liabilities grew 17% over 1995. The increase of $119 million was primarily in certificates of deposit, other time deposits and overnight repurchase agreements.

    Republic's net interest margin was 3.85% in 1997, 4.21% in 1996 and 4.25% in 1995. The reduction in net interest margin and net interest spread in 1997 compared to 1996 is attributable to a decline in the overall yield on interest-earning assets of 33 basis points while Republic's cost of funds increased by 2 basis points. The decline in rate on interest-earning assets resulted from a change in the overall loan portfolio mix. The reduction in the unsecured loan portfolio was largely replaced by increased growth in Republic's traditional secured residential loan products. These residential loan products have lower yields and reduced credit risk compared to the Bank's unsecured loan products.

    The net interest margin may be negatively impacted by the current interest rate environment and changes in loan mix due to the higher yielding unsecured consumer loans being replaced by lower yielding home equity loans. Approximately $116 million of Republic's other borrowings from the FHLB are adjustable rate advances and are subject to changes in market interest rates. Increased rates may negatively impact Republic's borrowing costs as these wholesale funds comprise a significant portion of interest-bearing liabilities.

    Table 1 provides detailed information as to average balances, interest income/expense, and rates by major balance sheet category for fiscal years 1995 through 1997. Table 2 provides an analysis of the changes in net interest income attributable to changes in rates and changes in volume of interest-earning assets and interest-bearing liabilities.

TABLE 1--AVERAGE BALANCE SHEETS AND RATES FOR DECEMBER 31, 1997, 1996 AND 1995

                                                   1997                                 1996                           1995
                                    -----------------------------------  -----------------------------------  ----------------------
                                     AVERAGE                  AVERAGE     AVERAGE                  AVERAGE     AVERAGE
                                     BALANCE    INTEREST       RATE       BALANCE    INTEREST       RATE       BALANCE    INTEREST
                                    ---------  -----------  -----------  ---------  -----------  -----------  ---------  -----------
                                                                         (DOLLARS IN THOUSANDS)
                                                               ASSETS
EARNING ASSETS:
U.S. Treasury and U.S. Government
  Agency Securities...............  $ 209,599   $  12,473         5.95%  $ 147,376   $   9,040         6.13%  $ 115,897   $   7,469
State and political subdivision
  securities......................      4,447         381         8.57       4,557         390         8.56       4,689         407
Other investments.................      6,952         497         7.15       5,303         414         7.79       5,055         342
Mortgage-backed securities........      4,415         263         5.96         705          36         5.11         796          40
Federal funds sold................     12,452         691         5.55      23,847       1,275         5.35      26,144       1,537
Total loans and fees(1)...........    809,700      76,889         9.50     724,669      70,831         9.77     632,775      61,338
                                    ---------  -----------         ---   ---------  -----------         ---   ---------  -----------
TOTAL EARNING ASSETS..............  1,047,565      91,194         8.71     906,457      81,986         9.04     785,356      71,133
                                    ---------  -----------         ---   ---------  -----------         ---   ---------  -----------
Less: Allowance for loan losses...     (6,278)                              (6,196)                              (2,795)
NON-EARNING ASSETS:
Cash and due from banks...........     20,338                               20,830                               16,597
Bank premises and equipment,
  net.............................     16,793                               14,391                               11,284
Other assets......................     13,198                               10,974                               11,195
                                    ---------                            ---------                            ---------
TOTAL ASSETS......................  $1,091,616                           $ 946,456                            $ 821,637
                                    ---------                            ---------                            ---------
                                    ---------                            ---------                            ---------

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Transaction accounts..............  $ 124,062   $   4,250         3.43   $ 149,383   $   5,163         3.46   $ 144,105   $   5,122
Money market accounts.............     47,036       2,329         4.95      35,557       1,622         4.56      18,999         892
Individual retirement accounts....     35,641       2,090         5.86      34,956       2,156         6.17      31,089       1,949
Certificates of deposits and other
  time deposits...................    512,260      30,271         5.91     450,759      27,143         6.02     413,428      24,549
Repurchase agreements and other
  borrowings......................    226,400      11,916         5.26     148,026       7,771         5.25      91,952       5,208
                                    ---------  -----------         ---   ---------  -----------         ---   ---------  -----------
TOTAL INTEREST BEARING
  LIABILITIES.....................    945,399      50,856         5.38     818,681      43,855         5.36     699,573      37,720
                                    ---------  -----------         ---   ---------  -----------         ---   ---------  -----------
NON-INTEREST BEARING LIABILITIES:
Non-interest bearing deposits.....     68,184                               57,041                               54,540
Other liabilities.................     12,875                               11,090                               13,657
Stockholders' equity..............     65,158                               59,644                               53,867
                                    ---------                            ---------                            ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY............  $1,091,616                           $ 946,456                            $ 821,637
                                    ---------                            ---------                            ---------
                                    ---------                            ---------                            ---------
Net interest income...............              $  40,338                            $  38,131                            $  33,413
                                               -----------                          -----------                          -----------
                                               -----------                          -----------                          -----------
Net interest spread...............                                3.33%                                3.68%
                                                                   ---                                  ---
                                                                   ---                                  ---
Net interest margin...............                                3.85%                                4.21%
                                                                   ---                                  ---
                                                                   ---                                  ---


                                      AVERAGE
                                       RATE
                                    -----------

EARNING ASSETS:
U.S. Treasury and U.S. Government
  Agency Securities...............        6.44%
State and political subdivision
  securities......................        8.68
Other investments.................        6.77
Mortgage-backed securities........        5.03
Federal funds sold................        5.88
Total loans and fees(1)...........        9.69
                                           ---
TOTAL EARNING ASSETS..............        9.06
                                           ---
Less: Allowance for loan losses...
NON-EARNING ASSETS:
Cash and due from banks...........
Bank premises and equipment,
  net.............................
Other assets......................

TOTAL ASSETS......................

INTEREST BEARING LIABILITIES:
Transaction accounts..............        3.55
Money market accounts.............        4.69
Individual retirement accounts....        6.27
Certificates of deposits and other
  time deposits...................        5.94
Repurchase agreements and other
  borrowings......................        5.66
                                           ---
TOTAL INTEREST BEARING
  LIABILITIES.....................        5.39
                                           ---
NON-INTEREST BEARING LIABILITIES:
Non-interest bearing deposits.....
Other liabilities.................
Stockholders' equity..............

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY............

Net interest income...............

Net interest spread...............        3.67%
                                           ---
                                           ---
Net interest margin...............        4.25%
                                           ---
                                           ---

------------------------

Note: Calculations include non-accruing loans in the average loan amounts outstanding.

(1) The amount of fees included in interest on loans was $837,000, $520,000, and $139,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

    The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities affected Republic's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

TABLE 2--VOLUME/RATE VARIANCE ANALYSIS

                                                      YEAR ENDED DECEMBER 31, 1997      YEAR ENDED DECEMBER 31, 1996
                                                               COMPARED TO                       COMPARED TO
                                                      YEAR ENDED DECEMBER 31, 1996      YEAR ENDED DECEMBER 31, 1995
                                                    ---------------------------------  -------------------------------
                                                           INCREASE/(DECREASE)               INCREASE/(DECREASE)
                                                                 DUE TO                            DUE TO
                                                    ---------------------------------  -------------------------------

                                                     TOTAL NET                         TOTAL NET
                                                      CHANGE      VOLUME      RATE      CHANGE     VOLUME      RATE
                                                    -----------  ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
INTEREST INCOME(1):
U.S. Treasury and Government Agency Securities....   $   3,433   $   3,817  $    (384) $   1,571  $   2,029  $    (458)
State and political subdivision securities........          (9)        (10)         1        (17)       (11)        (6)
Other investments.................................          83         127        (44)        71         17         54
Mortgage backed securities........................         227         189         38         (4)        (5)         1
Federal funds sold................................        (584)       (609)        25       (261)      (135)      (126)
Total loans and fees(2)...........................       6,058       8,311     (2,253)     9,493      8,908        585
                                                    -----------  ---------  ---------  ---------  ---------  ---------
TOTAL INCREASE (DECREASE) IN INTEREST INCOME......       9,208      11,825     (2,617)    10,853     10,803         50
                                                    -----------  ---------  ---------  ---------  ---------  ---------
INTEREST EXPENSE:
Interest bearing transaction accounts.............        (913)       (875)       (38)        41        188       (147)
Money market accounts.............................         707         524        183        730        777        (47)
Individual retirement accounts....................         (66)         42       (108)       207        242        (35)
Certificates of deposit and other time deposits...       3,128       3,703       (575)     2,594      2,217        377
Repurchase agreements and other borrowings........       4,145       4,114         31      2,563      3,176       (613)
                                                    -----------  ---------  ---------  ---------  ---------  ---------
TOTAL INCREASE (DECREASE) IN INTEREST EXPENSE.....       7,001       7,508       (507)     6,135      6,600       (465)
                                                    -----------  ---------  ---------  ---------  ---------  ---------
INCREASE (DECREASE) IN NET INTEREST INCOME........   $   2,207   $   4,317  $  (2,110) $   4,718  $   4,203  $     515
                                                    -----------  ---------  ---------  ---------  ---------  ---------
                                                    -----------  ---------  ---------  ---------  ---------  ---------

------------------------

(1) Interest for loans on non-accrual status has been excluded from interest income.

(2) The amount of fee income included in interest on loans was $837,000, $520,000, and $139,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

NON-INTEREST INCOME

    Table 3 illustrates Republic's primary sources of non-interest income. Non-interest income increased 167% to $19.0 million in 1997, compared to $7.1 million in 1996 and $7.5 million in 1995.

TABLE 3--ANALYSIS OF NON-INTEREST INCOME

                                                                                                            PERCENT
                                                                                                      INCREASE (DECREASE)
                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------  ------------------------
                                                                     1997       1996       1995       1997/96      1996/95
                                                                   ---------  ---------  ---------  -----------  -----------
                                                                       (DOLLARS IN THOUSANDS)
Service charges on deposit accounts..............................  $   3,284  $   2,642  $   1,974        24.3%        33.8%
Other service charges and fees...................................        661        445      1,434        48.5        (69.0)
Bankcard services................................................        457      1,010      1,263       (54.8)       (20.0)
Net gain on sale of deposits.....................................      7,527                                nm
Net gain on sale of Bankcard.....................................      3,660                                nm
Net gain on available for sale securities........................         81                                nm
Net gain on sale of loans........................................      1,852      1,212      1,083        52.8         11.9
Loan servicing income............................................        734        829        895       (11.5)        (7.4)
Other............................................................        674        959        871       (29.7)        10.1
                                                                   ---------  ---------  ---------
Total............................................................  $  18,930  $   7,097  $   7,520       166.7%        (5.6%)
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The large increase in non-interest income is principally due to the one time gains realized from the sale of deposits at the Bank's Western Kentucky banking centers and the gain realized from the sale of the Bankcard portfolio. The Bank also realized a modest net gain on the sale of securities of $81,000 during 1997. Bankcard service fees declined during 1997 as a result of the sale. Service charges on deposit accounts increased during 1997 as a result of an increase in the number of transaction accounts. Management also restructured its fee schedule and further reduced its previous level of fee waivers. The 1996 increase in service charges on deposit accounts was primarily attributable to overall growth in the number of the Bank's transaction accounts. Other service charges and fees, having shown a strong decline during 1996 from 1995 levels, experienced an increase of $216,000 in 1997. The decline in 1996 was a result of decreased credit life insurance commissions earned as Republic slowed its unsecured consumer loan originations, a practice which continued into 1997. Other non-interest income decreased moderately to $674,000 in 1997 compared to $959,000 in 1996.

    Revenue from mortgage banking activities from 1995 through 1997 has been positively influenced by increases in origination and sales volume and the sale of most loans with servicing released. Proceeds from sales of loans were $124 million, $104 million, and $87 million in 1997, 1996, and 1995, respectively. Secondary market residential loan originations are heavily influenced by interest rates, which was the primary factor for the increased volume. Net gains from sales of loans closely tracks loan origination volume. Net gains as a percentage of loans sold were 1.49%, 1.16%, and 1.25% in 1997, 1996, and 1995, respectively. Management made a change from selling loans with servicing retained to servicing released in 1995 to offset downward market pressure on loan sale pricing. The sale of a significant number of loans with servicing released, coupled with normal loan paydowns and payoffs, has resulted in a decline in the size of the loan servicing portfolio and a corresponding decline in loan servicing income. As of December 31, 1997, Republic was servicing $263 million in mortgage loans for other investors compared to $297 million in 1996.

NON-INTEREST EXPENSE

    As shown in Table 4, total non-interest expense increased by 4.7% to $32.9 million in 1997, compared to $31.4 million in 1996 and $24.5 million in 1995. The costs associated with Republic's addition of five new banking centers in 1996 and continued technology enhancements during 1997 resulted in increased non-interest expense during 1997. While Republic anticipates receiving the benefit from reduced non-interest expense at the Western Kentucky banking centers, this benefit was not fully realized throughout 1997 due to the timing of those transactions.

    Non-interest expense levels are often measured using an efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income). Excluding its one-time gains from the sale of deposits and related fixed assets and Bankcard, Republic's efficiency ratio was 68% in 1997 compared to 69% (64% exclusive of a one-time SAIF deposit insurance assessment) in 1996 and 60% in 1995.

TABLE 4--ANALYSIS OF NON-INTEREST EXPENSE

                                                                                                  PERCENT
                                                                                                  INCREASE
                                                             YEAR ENDED DECEMBER 31,             (DECREASE)
                                                         -------------------------------  ------------------------
                                                           1997       1996       1995       1997/96      1996/95
                                                         ---------  ---------  ---------  -----------  -----------
                                                             (DOLLARS IN THOUSANDS)
Salaries and employee benefits.........................  $  15,444  $  13,236  $  11,334        16.7%        16.8%
Occupancy and equipment................................      8,562      6,623      5,346        29.3         23.9
Communication and transportation.......................      1,796      1,548      1,407        16.0         10.0
Marketing and development..............................      1,299      1,620      1,308       (19.8)        23.9
FDIC deposit insurance.................................        107      3,277      1,245       (96.7)       163.2
Supplies...............................................      1,013        973        883         4.1         10.2
Litigation recovery....................................                             (738)                      nm
Other..................................................      4,659      4,132      3,720        12.8         11.1
                                                         ---------  ---------  ---------
Total..................................................  $  32,880  $  31,409  $  24,505         4.7         28.2
                                                         ---------  ---------  ---------
                                                         ---------  ---------  ---------

    Salary and employee benefits expense increased approximately 16.7% and 16.8% in 1997 and 1996, respectively. The increase was primarily due to additional data processing and mortgage origination staffing requirements as well as other additional operational support personnel and annual merit increases. Overall Republic's staffing levels at year-end 1997 were 418 full-time equivalent employees (FTE's) compared to 419 FTE's in 1996 and 361 FTE's in 1995. Overall FTE's remained constant at year-end 1997 compared to year-end 1996 as several of the Western Kentucky positions were reallocated to other retail and operational areas of the Bank.

    Occupancy and equipment expenses rose 29.3% in 1997 and 23.9% in 1996. The 1996 increases were primarily due to depreciation and equipment maintenance expenses associated with new enhancements to loan and customer support systems. The $1.9 million increase in 1997 also reflects a full year of operating expenses associated with the addition of five new banking centers opened in 1996 in Louisville (3), Frankfort and Paducah.

    Communication and transportation expenses increased 16.0% in 1997 and 10.0% in 1996. Republic incurred additional costs for telecommunication enhancements which are associated with Republic's platform, call center and computer networks.

    Marketing and development expense decreased 19.8% in 1997, following a 23.9% increase in 1996. The increases in 1996 primarily resulted from advertising and promotional expenditures incurred for Republic's unsecured consumer loan products and deposit gathering initiatives. Marketing expenses can fluctuate from period to period based upon the timing and scope of various management initiatives.

    FDIC deposit insurance expense decreased $3.2 million from 1996 to 1997. This decrease is principally a result of the federally mandated one-time assessment on the Bank's deposits insured in the FDIC's Savings Association Insurance Fund (SAIF) deposits in the amount of $2.3 million during 1996. The 1996 federal legislation which mandated the one-time assessment provided for a future ongoing reduction in the FDIC's insurance rate premiums on SAIF insured deposits. Republic benefitted from this one time charge as it resulted in a reduction of the FDIC's overall insurance rate premium charges during 1997.

    Republic expensed $738,000 in 1993 as a result of an adverse legal verdict. The legal verdict was subsequently overturned in 1995 by a federal appellate court. This previously expensed judgment reversal had a favorable impact on total non-interest expense in 1995. All other operating expenses during 1997, 1996 and 1995 experienced minor increases.

    Republic was contractually required to reimburse the FDIC for tax benefits received resulting from tax deductions for losses on loans and other real estate owned (OREO) acquired through the acquisition of two failed institutions in 1985 and 1988. In the third quarter of 1995, Republic was notified by the FDIC that, under its interpretation of the agreements, Republic may be obligated to remit additional payments related to prior years. Republic disputed this interpretation by the FDIC and final settlement of this matter was reached with the FDIC during the second quarter of 1997. The terms of the settlement had no significant impact on the financial position and results of operation of Republic and provided for a release by the FDIC of any further obligations of Republic under the agreements.

FINANCIAL CONDITION
  LOAN PORTFOLIO

    Republic continued to experience overall loan growth throughout its markets in 1997. Total loans increased 5% to $805 million at December 31, 1997, compared to $768 million at December 31, 1996. This growth was accomplished after taking into account Republic's sale of its $23 million credit card portfolio. The increase in loans was led by residential real estate and the home equity component of consumer lending which combined increased $57 million from December 31, 1996. The rise in real estate loan volume was a result of a continuing favorable interest rate environment and sustained customer demand for residential financing throughout the Bank's markets. Republic also experienced a 47% increase in home equity lending as a result of the product's competitive features and continuing consumer demand. The home equity product features include elimination of up-front closing costs and an attractive six month fixed introductory interest rate. After the introductory period, the loans convert to an adjustable rate product.

    Republic's commercial real estate loan portfolio increased by 29% to $76 million at December 31, 1997. Republic's increased commercial real estate demand has risen principally from the Bank's existing customer base. As a result of this increased demand, Republic has allocated additional resources to the commercial lending function. In conjunction with its commercial real estate lending, emphasis has also been placed on acquiring the associated deposit relationships from these clients.

    Republic's consumer loans decreased during 1997 to $189 million. The consumer loan portfolio consists of both secured (home equity, auto, etc.) and unsecured loans. Approximately 20% of loans in the consumer portfolio are unsecured, including loans originated under both the "All Purpose" and "Pre-Approved" loan programs. Republic's "All Purpose Loans," with total outstandings of $13 million at December 31, 1997 and $22 million at December 31, 1996, are originated through Republic's banking centers. This product has an average loan amount of $7,000 and an annual average percentage rate of 16.98% with a standard maximum maturity of five years. "Pre-Approved Loans," with total outstandings of $25 million at December 31, 1997 and $33 million at December 31, 1996, were delivered through direct mail, targeting clients both in and outside of Republic's traditional markets. The "Pre-Approved Loan" product has an average loan amount of $6,000 and an average annual percentage rate of 13.96% with a standard maximum maturity of five years. Republic is not currently marketing these two loan products and plans to continue to allow its unsecured loan portfolio to reduce in the near term.

    Republic expects loan originations to continue at strong levels in the near term. The rate of loan growth on the balance sheet may, however, slightly lag behind the rate of originations. Republic's loan portfolio is comprised primarily of adjustable rate single family loans which are subject to refinancing pressures in a declining interest rate environment. Also, Republic anticipates that the loan portfolio retained from the Western Kentucky deposit sales will be subject to a higher level of prepayments than its overall loan portfolio in general. Republic will continue to provide service to these clients through its centralized loan operations, but a percentage of these clients may elect to refinance with other local institutions. Republic is not able to predict the rate at which the Western Kentucky loan portfolio will pre-pay.

TABLE 5--LOANS BY TYPE

                                                                           AS OF DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1997        1996        1995        1994        1993
                                                       ----------  ----------  ----------  ----------  ----------
                                                                         (DOLLARS IN THOUSANDS)
Real Estate:
  Residential........................................  $  480,874  $  457,204  $  371,846  $  346,649  $  316,824
  Construction.......................................      37,940      32,130      31,230      21,919      24,316
  Commercial.........................................      76,306      59,086      75,648      76,725      45,044
Commercial...........................................      21,552      25,115      21,042      18,542      45,522
Consumer.............................................     188,573     194,546     175,979     114,993      59,740
                                                       ----------  ----------  ----------  ----------  ----------
Total Loans..........................................  $  805,245  $  768,081  $  675,745  $  578,828  $  491,446
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

    The mortgage banking operation manages originations and secondary market sales of first mortgage residential loans. This operation primarily sells fixed rate originations in the secondary market without recourse. During 1997, Republic sold $124 million of residential mortgage loans into the secondary market compared to $104 million in 1996. At the end of 1997, Republic was servicing $263 million in mortgage loans for other investors compared to $297 million in 1996 and $87 million in 1995. The decline in the mortgage banking servicing portfolio from 1996 to 1997 resulted from management's election to sell a majority of its originations on a servicing released basis combined with regular loan principal paydowns.

    The table below illustrates Republic's fixed rate maturities and repricing frequency for the loan portfolio:

TABLE 6--SELECTED LOAN DISTRIBUTION

                                                                              AS OF DECEMBER 31, 1997
                                                                  -----------------------------------------------
                                                                                 ONE        OVER ONE      OVER
                                                                                 YEAR     THROUGH FIVE    FIVE
                                                                    TOTAL      OR LESS       YEARS        YEARS
                                                                  ----------  ----------  ------------  ---------
                                                                              (DOLLARS IN THOUSANDS)
Fixed Rate Maturities...........................................  $  178,471  $   44,668   $   83,732   $  50,071
Variable Rate Repricing Frequency...............................     626,774     463,161      162,703         910
                                                                  ----------  ----------  ------------  ---------
Total...........................................................  $  805,245  $  507,829   $  246,435   $  50,981
                                                                  ----------  ----------  ------------  ---------
                                                                  ----------  ----------  ------------  ---------

PROVISION AND ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is regularly evaluated by management and maintained at a level believed to be adequate to absorb future loan losses in the Bank's portfolios. Periodic provisions to the allowance are made as needed. The amount of the provision for loan losses necessary to maintain an adequate allowance is based upon an assessment of current economic conditions, analysis of periodic internal loan reviews, delinquency trends and ratios, changes in the mixture and levels of the various categories of loans, historical charge-offs, recoveries, and other information. Management believes that the allowance for loan losses at December 31, 1997 was adequate. Although management believes it uses the best information available to make allowance provisions, future adjustments which could be material may be necessary if management's assumptions differ from the loan portfolio's actual future performance.

    The allowance for loan losses increased $1.9 million from December 31, 1996 to $8.2 million at December 31, 1997. The increase is primarily attributable to an increase in commercial real estate and home equity lending which generally present greater credit risk than 1-4 family residential loans, as well as continued charge-off experience and losses in the unsecured consumer loan portfolio. Republic's allowance for loan losses to total loan ratio increased from .81% at December 31, 1996, to 1.02% at December 31, 1997.

    Net charge-offs were $5.3 million during 1997 compared to $6.6 million and $2.4 million for 1996 and 1995, respectively. Republic's unsecured consumer loan portfolio accounted for 83% of total charge-offs for the year ended December 31, 1997. The charge-offs in the unsecured loan portfolio were primarily comprised of $1.8 million in the "All Purpose" program compared to $2.4 million during 1996 and $2.3 million in the "Pre-Approved" program compared to $2.1 million during 1996 (see description of programs under "Loan Portfolio"). Beginning in 1996 and continuing through 1997, management significantly reduced the volume of new originations under the "All Purpose" and "Pre-Approved" loan programs. Republic also experienced charge-offs in its Bankcard portfolio of $844,000 for the year ended December 31, 1997, compared to $1.6 million for the comparable period in 1996.

TABLE 7--SUMMARY OF LOAN LOSS EXPERIENCE

                                                                               YEAR ENDED DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1997       1996       1995       1994       1993
                                                                ---------  ---------  ---------  ---------  ---------
                                                                               (DOLLARS IN THOUSANDS)
Allowance for loan losses at beginning of year................  $   6,241  $   3,695  $   1,827  $   1,627  $   1,622
Charge-offs:
  Real Estate.................................................       (358)      (242)      (313)       (83)      (176)
  Commercial..................................................        (43)       (22)      (107)       (14)       (47)
  Consumer....................................................     (5,458)    (6,865)    (2,069)      (362)      (251)
                                                                ---------  ---------  ---------  ---------  ---------
    Total.....................................................     (5,859)    (7,129)    (2,489)      (459)      (474)
                                                                ---------  ---------  ---------  ---------  ---------
Recoveries:
  Real Estate.................................................         23        290         22                    19
  Commercial..................................................                               25         29
  Consumer....................................................        520        236         42         93         69
                                                                ---------  ---------  ---------  ---------  ---------
    Total.....................................................        543        526         89        122         88
                                                                ---------  ---------  ---------  ---------  ---------
Net loan charge-offs..........................................     (5,316)    (6,603)    (2,400)      (337)      (386)
Provision for loan losses.....................................      7,251      9,149      4,268        537        391
                                                                ---------  ---------  ---------  ---------  ---------
Allowance for loan losses at end of year......................  $   8,176  $   6,241  $   3,695  $   1,827  $   1,627
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Ratios:
  Percentage of allowance for loan losses to total loans......       1.02%       .81%       .55%       .32%       .33%
  Net loans charged off to average loans outstanding for the
    period....................................................        .66        .91        .38        .06        .08
  Allowance for loan losses to non-performing loans...........        115         78        168         97         61

    The following table is management's allocation of the allowance for loan losses by loan type. Allowance funding and allocation is based on management's assessment of economic conditions, past loss experience, loan volume, past due history and other factors. Since these factors are subject to change, the allocation is not necessarily predictive of future portfolio performance. Management has accounted for the increase in charge-offs during 1996 and 1997 compared to previous years in the unsecured consumer loan portfolio by increasing the allowance for unsecured consumer loans.

TABLE 8--MANAGEMENT'S ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                                    AS OF DECEMBER 31,
                              -----------------------------------------------------------------------------------------------
                                         1997                        1996                        1995                1994
                              --------------------------  --------------------------  --------------------------  -----------

                                              PERCENT                     PERCENT                     PERCENT
                                             OF LOANS                    OF LOANS                    OF LOANS
                                             TO TOTAL                    TO TOTAL                    TO TOTAL
                               ALLOWANCE       LOANS       ALLOWANCE       LOANS       ALLOWANCE       LOANS       ALLOWANCE
                              -----------  -------------  -----------  -------------  -----------  -------------  -----------
                                                                  (DOLLARS IN THOUSANDS)
Real Estate.................   $   3,590          73.9%    $   1,771          71.4%    $     957          70.9%    $   1,091
Commercial..................          46           2.7            46           3.3            34           3.1           157
Consumer....................       4,540          23.4         4,424          25.3         2,704          26.0           579
                              -----------          ---    -----------          ---    -----------          ---    -----------
Total.......................   $   8,176           100%    $   6,241           100%    $   3,695           100%    $   1,827
                              -----------          ---    -----------          ---    -----------          ---    -----------
                              -----------          ---    -----------          ---    -----------          ---    -----------


                                                        1993
                                             --------------------------
                                 PERCENT                     PERCENT
                                OF LOANS                    OF LOANS
                                TO TOTAL                    TO TOTAL
                                  LOANS       ALLOWANCE       LOANS
                              -------------  -----------  -------------

Real Estate.................         76.9%    $     953          78.6%
Commercial..................          3.2           315           9.3
Consumer....................         19.9           359          12.1
                                      ---    -----------          ---
Total.......................          100%    $   1,627           100%
                                      ---    -----------          ---
                                      ---    -----------          ---

ASSET QUALITY

    Loans (including impaired loans under SFAS 114 and 118 but excluding consumer loans) are placed on non-accrual status when they become past due 90 days or more as to principal or interest, unless they are adequately secured and in the process of collection. When loans are placed on non-accrual status, all unpaid accrued interest is reversed. These loans remain on non-accrual status until the borrower demonstrates the ability to remain current or the loan is deemed uncollectible and is charged off. Consumer loans are not placed on non-accrual status, but are reviewed and charged off when they reach 120 days past due. At December 31, 1997, Republic had $497,000 in consumer loans 90 days or more past due compared to $278,000 at December 31, 1996.

    Table 9 provides information related to non-performing assets and loans 90 days or more past due. Accruing loans contractually past due 90 days or more decreased slightly from $5.0 million at December 31, 1996, to $4.5 million at December 31, 1997. These loans are primarily secured 1-4 family residential loans. Should the underlying collateral be determined to be insufficient to satisfy the obligation, the loan is classified and the Bank's allowance is increased accordingly. Historically, Republic's security in residential loans has been adequate and has acted to limit the Bank's exposure to loss. Loans in non-accrual status decreased marginally from $3.1 million to $2.7 million from December 31, 1996, to December 31, 1997.

TABLE 9--NON-PERFORMING ASSETS

                                                                                    AS OF DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994       1993
                                                                   ---------  ---------  ---------  ---------  ---------

                                                                                  (DOLLARS IN THOUSANDS)
Loans on non-accrual status(1)(2)................................  $   2,676  $   3,055  $     742  $   1,285  $   2,230
Loans past due 90 days or more...................................      4,459      4,955      1,463        606        421
                                                                   ---------  ---------  ---------  ---------  ---------
Total non-performing loans.......................................      7,135      8,010      2,205      1,891      2,651
Other real estate owned..........................................         22        104        552        791      1,023
                                                                   ---------  ---------  ---------  ---------  ---------
Total non-performing assets......................................  $   7,157  $   8,114  $   2,757  $   2,682  $   3,674
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Percentage of non-performing loans to total loans................        .90%      1.04%       .33%       .33%       .54%
Percentage of non-performing assets to total loans...............        .90%      1.06%       .41%       .46%       .75%

------------------------

(1) Loans on non-accrual status are exclusive of impaired loans as these loans remain on accrual status. See note 4 to the Consolidated Financial Statements for additional discussion on impaired loans.

(2) The interest income earned and received on non-accrual loans was not material.

    Republic defines impaired loans to be those commercial real estate and other commercial loans greater than $499,999 that management has classified as doubtful (collection of all amounts due is highly questionable or improbable) or loss (all or a portion of the loan has been written off or a specific allowance for loss has been provided). Republic's policy is to charge off all or that portion of its investment in an impaired loan upon a determination it is probable the full amount will not be collected. Impaired loans remained constant from December 31, 1996 to December 31, 1997 at $1.6 million. Impaired loans consists of one secured commercial real estate loan.

INVESTMENT SECURITIES

    The investment portfolio consists of U.S. Treasury and U.S. Government Agency Obligations and mortgage-backed securities. The mortgage-backed securities (MBS's) consist of 15 year fixed and 7.5 year balloon mortgage securities, underwritten and guaranteed by FNMA, a government-sponsored agency.

    Securities, including those classified as held to maturity and available for sale, decreased from $282 million at December 31, 1996, to $192 million at December 31, 1997. The investment portfolio decreased as funds were used to replace the sold Western Kentucky deposits and fund continued loan growth.

    In order to enhance the oversight of the Bank's investment portfolio, Republic hired a chief investment officer during the second quarter of 1997. Management also made certain modifications to its existing investment policy. The policy changes will permit management to take advantage of market changes and permit investments in additional MBS's and collateralized mortgage obligations. The policy changes will also permit management to extend maturities beyond prior limits.

TABLE 10--INVESTMENT SECURITIES AVAILABLE FOR SALE

                                                                                    AS OF DECEMBER 31, 1997
                                                                        ------------------------------------------------
                                                                                                  AVERAGE     WEIGHTED
                                                                        CARRYING                 MATURITY      AVERAGE
                                                                          VALUE    FAIR VALUE    IN YEARS       YIELD
                                                                        ---------  -----------  -----------  -----------

                                                                        (DOLLARS IN THOUSANDS)
U.S. Treasury and U.S. Government Agencies:
  Over one through five years.........................................  $  44,559   $  44,559          1.5         5.83%
Mortgage Backed Securities:
  Over five through ten years.........................................     34,158      34,158          6.6         6.30
  Over ten years......................................................     15,109      15,109         14.2         6.48
                                                                        ---------  -----------
Total.................................................................     49,267      49,267          8.9         6.35
                                                                        ---------  -----------
Total available for sale investment securities........................  $  93,826   $  93,826
                                                                        ---------  -----------
                                                                        ---------  -----------

TABLE 11--INVESTMENT SECURITIES HELD TO MATURITY

                                                                                    AS OF DECEMBER 31, 1997
                                                                        ------------------------------------------------
                                                                                                  AVERAGE     WEIGHTED
                                                                        CARRYING                 MATURITY      AVERAGE
                                                                          VALUE    FAIR VALUE    IN YEARS       YIELD
                                                                        ---------  -----------  -----------  -----------

                                                                        (DOLLARS IN THOUSANDS)
U.S. Treasury and U.S. Government Agencies:
  Within one year.....................................................  $  52,786   $  52,775           .6         5.99%
  Over one through five years.........................................     30,269      30,212          1.7         6.07
  Over five through ten years.........................................     10,638      10,557          5.4         6.22
                                                                        ---------  -----------
  Total...............................................................     93,693      93,544          1.5         6.04
Obligations of states and political subdivision:
  Within one year
  Over one through five years.........................................        781         816          2.8         9.10
  Over five through ten years.........................................        800         929          7.6        11.03
  Over ten years......................................................      2,689       2,702         18.1         9.86
                                                                        ---------  -----------
  Total...............................................................      4,270       4,447         13.4         8.77
Mortgage backed securities............................................        583         549         25.5         6.15
                                                                        ---------  -----------
Total held to maturity investment securities..........................  $  98,546   $  98,540
                                                                        ---------  -----------
                                                                        ---------  -----------

DEPOSITS

    Total deposits decreased from $783 million at December 31, 1996, to $732 million at December 31, 1997 as a result of the sale of $108 million of deposits in Western Kentucky. If Republic had retained its Western Kentucky banking centers, total deposits would have increased $64 million based on the level of deposits at those banking centers at the time of sale. Management continues to seek retail and commercial deposits through new products and initiatives. As part of Republic's strategy to further reduce its cost of funds, money market deposits were increased by 67% over year end 1996 to $69 million. The increase was primarily in new funds resulting from the Bank's marketing programs designed to attract large balance money market clients. The certificate of deposit portfolio decreased by $20 million as a result of the sale of $79 million of certificates of deposits in Western Kentucky. If Republic had retained its Western Kentucky banking centers, certificates of deposit would have increased $59 million.

TABLE 12--DEPOSITS

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Demand (NOW, SuperNOW and Money Market)...............................  $  118,870  $  116,180
Savings...............................................................      12,165      14,840
Money market certificates of deposit..................................      41,307      63,423
Individual retirement accounts........................................      30,167      35,845
Certificates of deposit, $100,000 and over............................      63,045      60,890
Other certificates of deposit.........................................     352,478     374,864
Brokered deposits.....................................................      47,653      50,130
                                                                        ----------  ----------
Total interest bearing deposits.......................................     665,685     716,172
Total non-interest bearing deposits...................................      65,913      66,969
                                                                        ----------  ----------
Total.................................................................  $  731,598  $  783,141
                                                                        ----------  ----------
                                                                        ----------  ----------

    Republic does not have a high liability dependency ratio as evidenced by the comparatively low level of deposit clients with deposits larger than $100,000. The ratio of those deposits to average earning assets was 6.0% at the end of 1997 and 6.7% at the end of 1996. Table 13 provides a maturity distribution of time deposits $100,000 and over.

TABLE 13--MATURITY OF TIME DEPOSITS $100,000 AND OVER

                                                                          AS OF DECEMBER 31,
                                                                                 1997
                                                                        ----------------------
                                                                            (IN THOUSANDS)
Three months or less..................................................        $    5,685
Over three months through six months..................................            11,661
Over six months through twelve months.................................            24,511
Over twelve months....................................................            21,188
                                                                                 -------
  Total...............................................................        $   63,045
                                                                                 -------
                                                                                 -------

    Republic's $48 million in brokered deposits remained steady during 1997. Republic did not solicit or add any additional brokered deposits during 1997. The brokered deposits have stated rates ranging from 5.35% to 6.15% and original contractual maturities ranging from 3 to 5 years. Table 14 provides a maturity distribution of brokered deposits, which are excluded from the maturity schedule in Table 13:

TABLE 14--MATURITY OF BROKERED DEPOSITS

                                                                          AS OF DECEMBER 31,
                                                                                 1997
                                                                        ----------------------
                                                                            (IN THOUSANDS)
1998..................................................................        $   18,470
1999..................................................................            12,581
2000..................................................................            16,602
                                                                                 -------
  Total...............................................................        $   47,653
                                                                                 -------
                                                                                 -------

SHORT-TERM BORROWINGS

    Short-term borrowings consist of short term excess funds from correspondent banks, repurchase agreements and overnight liabilities to deposit clients arising from Republic's cash management program.

During 1997, short-term borrowings decreased from $182 million at December 31, 1996, to $111 million at December 31, 1997. Approximately $92 million of the December 31, 1996 balance represented short-term funds received from a local governmental organization. As anticipated, substantially all of these funds received from that governmental organization were withdrawn by March 31, 1997.

OTHER BORROWED FUNDS

    Other borrowed funds which consist principally of FHLB advances increased from $107 million to $124 million at December 31, 1997. Republic increased its borrowings from the FHLB from $84 million to $124 million at December 31, 1997. These additional advances from the FHLB were primarily used to replace deposits associated with the sale of the Western Kentucky banking centers. Republic's management expects to continue to utilize FHLB borrowings as a source of funds in addition to its utilization of retail deposits. Additional FHLB borrowings above current levels will be evaluated by management, with consideration given to the growth of the Bank's loan portfolio, liquidity needs, cost of retail deposits, market conditions, and other factors.

LIQUIDITY

    Republic maintains sufficient liquidity in order to fund loan demand and deposit withdrawals. Liquidity is managed by retaining sufficient liquid assets in the form of investment securities and core deposits to meet demand. Funding and cash flows can also be realized from the investment portfolio and paydowns from within the loan portfolio. Republic's banking centers also provide access to the retail deposit market. In addition, Republic has established lines of credit with other financial institutions, the FHLB and brokerage firms. While Republic utilizes numerous funding sources in order to meet its liquidity requirements, FHLB borrowings remain a material component of management's balance sheet strategies.

CAPITAL

    To further enhance Republic's capital position, management has utilized alternative capital sources. During the first quarter of 1997, Republic issued $6.4 million in 8.5% Quarterly Income Trust Preferred Securities (the "Trust Preferred securities") through a newly formed subsidiary, Republic Capital Trust. The effective cost of these securities is 5.5%. The interest paid on these securities is deductible to Republic. Each Trust Preferred security, par value $100, can be converted to ten shares of Class A Common Stock. Holders of the Trust Preferred securities are entitled to the payments made on Republic's subordinated convertible debentures issued to that subsidiary which have a thirty year maturity with a right of redemption at par after five years, subject to certain restrictions. See Note 11 to the Consolidated Financial Statements.

    On December 31, 1997, Republic redeemed its $5 million outstanding Series A Convertible Preferred stock. At the option of each shareholder, each security was either convertible to 10 shares of Class A Common Stock and 2 share of Class B Common Stock, or redeemable in cash for the initial offering price of $100 per share plus a 20% premium. As a result of this redemption approximately 80% of the outstanding securities were converted to Common Stock. The remaining securities were redeemed for cash. The $1.2 million payout to those shareholders included the 20% premium of $203,000 which was charged to retained earnings.

    Regulatory agencies measure capital adequacy within a framework that makes capital requirements, in part, dependent on the individual risk profiles of financial institutions. Republic improved its capital position during 1997 due to the increased retained earnings achieved during the period. As a result of the improved capital position, Republic's capital to average assets ratio increased to 6.26% at December 31, 1997 compared to 6.24% at year end 1996. Republic continues to exceed the regulatory requirements for Tier I, Tier I leverage and total risk-based capital. The Bank intends to maintain a capital position that meets or exceeds the "well capitalized" requirements as defined by the FDIC. See Note 14 to the Consolidated Financial Statements.

ASSET/LIABILITY MANAGEMENT AND MARKET RISK

    Asset/liability management control is designed to ensure safety and soundness, maintain liquidity and regulatory capital standards, and achieve acceptable net interest income. Management considers interest rate risk to be Republic's most significant market risk. Interest rate risk is the exposure to adverse changes in the net interest income as a result of market fluctuations in interest rates.

    Management regularly monitors interest rate risk in relation to prospective market and business conditions. The Bank's board of directors sets policy guidelines establishing maximum limits on the Bank's interest rate risk exposure. Republic's management monitors and adjusts exposure to interest rate fluctuations as influenced by the Bank's loan and deposit portfolios.

    Republic uses an earnings simulation model to analyze net interest income sensitivity. Potential changes in market interest rates and their subsequent effect on interest income are then evaluated. The model projects the effect of instantaneous movements in interest rates of both 100 and 200 basis points. Assumptions based on the historical behavior of Republic's deposit rates and balances in relation to changes in interest rates are also incorporated into the model. These assumptions are inherently uncertain and, as a result, the model cannot precisely measure net interest income or precisely predict the impact of fluctuations in market interest rates on net interest income. Actual results will differ from the model's simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and the application of various management strategies.

    Interest rate risk management focuses on maintaining acceptable net interest income within Board approved policy limits. The Bank's Asset/Liability Management Committee monitors and manages interest rate risk to maintain an acceptable level of change to net interest income resulting from market interest rate changes. Republic's board approved policy established for interest rate risk is stated in terms of the change in net interest income given a 100 and 200 basis point immediate and sustained increase or decrease in market interest rates. The current limits approved by the board of directors are plus or minus 8% for a 100 basis point change and plus or minus 12% for a 200 basis point movement.

    The following table illustrates Republic's estimated annualized earnings sensitivity profile as of December 31, 1997:

TABLE 15--INTEREST RATE SENSITIVITY

                                                     DECREASE IN RATES                    INCREASE IN RATES
                                                  ------------------------             ------------------------
                                                      200          100                     100          200
                                                     BASIS        BASIS                   BASIS        BASIS
                                                    POINTS       POINTS       BASE       POINTS       POINTS
                                                  -----------  -----------  ---------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
PROJECTED INTEREST INCOME
Loans...........................................   $  65,254    $  70,528   $  75,721   $  80,555    $  85,190
Investments.....................................      11,061       11,655      12,337      12,692       13,045
Short-term investments..........................          39           69         109         148          182
                                                  -----------  -----------  ---------  -----------  -----------
TOTAL INTEREST INCOME...........................   $  76,354    $  82,252   $  88,167   $  93,395    $  98,417
PROJECTED INTEREST EXPENSE
Deposits........................................   $  32,209    $  33,735   $  35,261   $  36,844    $  38,877
Other borrowings................................       7,418        9,584      11,750      13,916       16,081
Short-term borrowings...........................          95          117         136         157          179
                                                  -----------  -----------  ---------  -----------  -----------
TOTAL INTEREST EXPENSE..........................      39,722       43,436      47,147      50,917       55,137
                                                  -----------  -----------  ---------  -----------  -----------
NET INTEREST INCOME.............................   $  36,632    $  38,816   $  41,020   $  42,478    $  43,280
Change from base................................   $  (4,388)   $  (2,204)              $   1,458    $   2,260
% Change from base..............................      (10.70)%      (5.37)%                  3.56%        5.51%

    Given an immediate, sustained 100 basis point upward shock to the yield curve used in the simulation model, it is estimated net interest income would increase by 3.56% compared to an increase of 5.51% given a 200 basis point increase. A 100 basis point immediate, sustained downward shock to the yield curve would decrease net interest income by an estimated 5.37% compared to a decrease of 10.70% given a 200 basis point decrease. These potential changes in net interest income are within the policy guidelines established by Republic's board of directors.

    These interest rate sensitivity profiles of Republic at any point in time will be affected by a number of factors. These factors include the mix of interest sensitive assets and liabilities as well as their relative repricing schedules. The forgoing table may not be a precise measurement of the effect of changing interest rates on Republic in the future.

YEAR 2000

    Republic continues to implement plans to address the Year 2000 issue. The issue arises from the fact that many existing computer programs use only two digits to identify a year in the computer's date field. These programs were designed without having considered the impact of the upcoming change in the century. If not corrected, computer applications could fail or create inaccurate results by or at the Year 2000. The Bank must not only evaluate, install and test for its own Year 2000 readiness, it must also coordinate with other entities with which it routinely interacts such as suppliers, creditors, borrowers, clients, regulators and other financial service organizations. Republic has retained certain employees whose primary function is related Year 2000 compliance. The loss of these employees could have a material adverse effect on the implementation of Republic's Year 2000 plan.

    Republic has determined that the Year 2000 issue may be material to its business, operations and suppliers. Customer readiness is not deemed by management to be material to the Bank's overall financial performance. The Year 2000 issue principally involves the installation of selected software releases which meet Year 2000 functional requirements. Many of these installations would have been scheduled for completion by the Year 2000 in the normal course of business. The performance of the Bank's software suppliers will be essential for the Bank's successful implementation of its Year 2000 objectives.

    The Bank has completed the Year 2000 assessment stage and has actively entered into the remediation phase. The Bank has initiated an implementation plan providing for Year 2000 readiness by the end of 1998, with the year of 1999 available for testing and the performance of any required corrective actions. The Bank projects that the cost of the remediation will be in a range of $1.2 million to $1.8 million. These costs are expected to impact Republic's non-interest expenses in a range of approximately $400,000 to $600,000 for 1998. These expenses could vary from management's estimates if the scope of the Bank's Year 2000 remediation exceeds management's projections.

    Suppliers and any large computer dependent borrowers either have or will be contacted by the Bank in order to evaluate their response capabilities and readiness for Year 2000. At this time, the Bank has no reason to believe that its software providers will not be able to adequately address the Bank's needs for Year 2000 software functionality.

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

RESULTS OF OPERATIONS

    For the first quarter 1998, net interest income increased $363,000 over the $10.0 million attained during the first quarter of 1997. During the first quarter 1998, average interest-earning assets were $1.1 billion, an increase of $9.9 million over first quarter 1997. The yield on average interest-earning assets decreased slightly from 8.63% during first quarter of 1997 to 8.62% during first quarter of 1998. As a result of these small changes, interest income was effectively unchanged. Total average interest-bearing liabilities decreased from $948 million in the first quarter of 1997 to $935 million in the first quarter of 1998. This reduction in interest-bearing liabilities was primarily due to the sale of deposits from Republic's Western Kentucky banking centers. The cost of average interest-bearing liabilities decreased slightly from 5.32% during first quarter of 1997 to 5.31% in the first quarter of 1998.

    Overall, the net interest rate spread remained unchanged at 3.31% from the first quarter of 1997 compared to the first quarter of 1998. The Bank's net interest margin increased from 3.82% in first quarter 1997 to 3.92% in first quarter 1998. The increase in the net interest margin occurred because of an increase in average earning assets over the prior period while average interest-bearing liabilities decreased from the prior period. Also as a result of the gains realized on the sale of assets during 1997 and the first quarter of 1998, Republic was able to fund a greater portion of interest-earning assets through equity. The changes in average earning assets and average interest-bearing liabilities led to an overall increase in net interest income and the corresponding increase in the net interest margin percentage.

    Tables 16 and 17 provide detailed information as to average balance, interest income/expense, and rates by major balance sheet category for the three months ended March 31, 1998 and 1997.

TABLE 16--AVERAGE BALANCE SHEET RATES FOR MARCH 31, 1998 AND 1997

                                                              1998                                  1997
                                              ------------------------------------  ------------------------------------
                                                AVERAGE                  AVERAGE      AVERAGE                  AVERAGE
                                                BALANCE     INTEREST      RATE        BALANCE     INTEREST      RATE
                                              ------------  ---------  -----------  ------------  ---------  -----------

                                                                        (DOLLARS IN THOUSANDS)
                                                         ASSETS

EARNING ASSETS:
U.S. Treasury and U.S. Government
  Agency Securities.........................  $    157,199  $   2,307        5.87%  $    233,754  $   3,366        5.76%
State and political subdivision securities..         4,263         92        8.63          4,520         96        8.50
Other investments...........................        10,166        188        7.40          6,431        111        6.90
Mortgage-backed securities..................        46,773        721        6.17            656          9        5.49
Federal funds sold and securities purchased
  under agreements to resell................        24,783        354        5.71         15,258        213        5.58
Total loans and fees (1)....................       814,254     19,123        9.39        786,882     18,815        9.56
                                              ------------  ---------         ---   ------------  ---------         ---
Total earning assets........................     1,057,438     22,785        8.62      1,047,501     22,610        8.63
                                              ------------  ---------         ---   ------------  ---------         ---
Less: Allowance for loan losses.............        (8,221)                               (6,256)
NON-EARNING ASSETS:
Cash and due from banks.....................        21,199                                24,299
Bank premises and equipment, net............        12,795                                17,731
Other assets................................        12,410                                11,892
                                              ------------                          ------------
TOTAL ASSETS................................  $  1,095,621                          $  1,095,167
                                              ------------                          ------------
                                              ------------                          ------------

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Transaction accounts........................  $     94,303  $     762        3.23%  $    136,416  $   1,175        3.45%
Money market accounts.......................        79,333        986        4.97         39,935        468        4.69
Individual retirement accounts..............        22,739        339        5.96         36,430        531        5.83
Certificates of deposit and other time
  deposits..................................       438,325      6,445        5.88        511,188      7,490        5.86
Repurchase agreements and other
  borrowings................................       300,799      3,883        5.16        223,884      2,939        5.25
                                              ------------  ---------         ---   ------------  ---------         ---
Total interest bearing liabilities..........       935,499     12,415        5.31        947,853     12,603        5.32
                                              ------------  ---------         ---   ------------  ---------         ---
NON-INTEREST BEARING LIABILITIES:
Non-interest bearing deposits...............        72,663                                72,189
Other liabilities...........................        14,157                                15,643
Stockholders' equity........................        73,302                                59,482
                                              ------------                          ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY....................................  $  1,095,621                          $  1,095,167
                                              ------------                          ------------
                                              ------------                          ------------
Net interest income.........................                $  10,370                             $  10,007
                                                            ---------                             ---------
                                                            ---------                             ---------
Net interest spread.........................                                 3.31%                                 3.31%
                                                                              ---                                   ---
                                                                              ---                                   ---
Net interest margin.........................                                 3.92%                                 3.82%
                                                                              ---                                   ---
                                                                              ---                                   ---

------------------------

(1) The amount of fee income included in interest on loans was $473,000 and $163,000 for the three months ended March 31, 1998 and 1997, respectively.

    For the purposes of these calculations, non-accruing loans are included in the quarterly average loan amounts outstanding.

    The following table presents the extent to which changes in interest rates and changes in the volume of interest earning assets and interest bearing liabilities have affected Republic's interest income and interest expense during the periods indicated. Information is provided in each category with respect to
(i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

TABLE 17--VOLUME/RATE VARIANCE ANALYSIS

                                                                               THREE MONTHS ENDED MARCH 31, 1998
                                                                                          COMPARED TO
                                                                               THREE MONTHS ENDED MARCH 31, 1997
                                                                              ------------------------------------
                                                                                      INCREASE/(DECREASE)
                                                                                             DUE TO
                                                                              ------------------------------------
                                                                               TOTAL NET
                                                                                CHANGE        VOLUME       RATE
                                                                              -----------  ------------  ---------
                                                                                         (IN THOUSANDS)
INTEREST INCOME(1):
U.S. Treasury and Government Agency Securities..............................   $  (1,059)   $   (1,102)  $      43
State and political subdivision securities..................................          (4)           (5)          1
Other investments...........................................................          77            64          13
Mortgage-backed securities..................................................         712           633          79
Federal funds sold and securities purchased under agreements to resell......         141           133           8
Total loans and fees(2).....................................................         308           654        (346)
                                                                              -----------  ------------  ---------
  TOTAL INCREASE (DECREASE) IN INTEREST INCOME..............................         175           377        (202)
                                                                              -----------  ------------  ---------
INTEREST EXPENSE:
Interest bearing transaction accounts.......................................        (413)         (363)        (50)
Money market accounts.......................................................         518           462          56
Individual retirement accounts..............................................        (192)         (200)          8
Certificates of deposit and other time deposits.............................      (1,045)       (1,068)         23
Repurchase agreements and other borrowings..................................         944         1,010         (66)
                                                                              -----------  ------------  ---------
  TOTAL INCREASE (DECREASE) IN INTEREST EXPENSE.............................        (188)         (159)        (29)
                                                                              -----------  ------------  ---------
INCREASE (DECREASE) IN NET INTEREST INCOME..................................   $     363    $      536   $    (173)
                                                                              -----------  ------------  ---------
                                                                              -----------  ------------  ---------

------------------------

(1) Interest income for loans on non-accrual status have been included in interest income.

(2) The amount of fee income included in interest on loans was $473,000 and $163,000 for the three months ended March 31, 1998 and 1997, respectively.

    NON-INTEREST INCOME. Non-interest income was $6.9 million during first quarter 1998, up from $2.1 million during the first quarter of 1997. Excluding the one-time gain on sale of deposits of $4.1 million, non-interest income increased $700,000 to $2.8 million. This increase was principally due to the Company's increase in income as a result of more loan originations and fees generated from subsequent sales in the secondary market. The gains on sale of investment securities resulted from an increase in the market value of a portion of the Bank's available for sale securities. Other service charges and fees increased $87,000 to $397,000 due to increased volume associated with Republic's participation in a rapid tax refund joint venture. Revenues generated from this joint venture are primarily realized only during the tax filing season comprised of the first quarter and to a lesser extent the second quarter of the year.

TABLE 18--ANALYSIS OF NON-INTEREST INCOME

                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31
                                                                             --------------------        PERCENT
                                                                               1998       1997     INCREASE/(DECREASE)
                                                                             ---------  ---------  -------------------
                                                                                 (DOLLARS IN
                                                                                  THOUSANDS)
Service charges on deposit accounts........................................  $     753  $     777            (3.1)%
Other service charges and fees.............................................        397        310            28.1
Bankcard services..........................................................                   409          nm
Net gain on available for sale securities..................................        324                     nm
Net gain on sale of loans..................................................      1,009        281            259.1
Net gain on sale of deposits...............................................      4,116                   nm
Loan servicing income......................................................        166        189            (12.2)
Other......................................................................        147        130             13.1
                                                                             ---------  ---------
Total......................................................................  $   6,912  $   2,096            229.8
                                                                             ---------  ---------
                                                                             ---------  ---------

    Income from mortgage banking, also a component of non-interest income, includes proceeds from the sale of loans in the secondary market and servicing income. Gain on sale of loans increased $728,000 in first quarter 1998 from first quarter 1997. Republic's net gain on sale of loans increased due to continued strong mortgage loan demand. Loan servicing income declined slightly during first quarter 1998 compared to the comparable period in 1997. The decrease was attributable to a decline in the servicing portfolio due to normal payoff activity and the sale of new loan originations into the secondary market with servicing released.

    NON-INTEREST EXPENSE. Total non-interest expense increased modestly from $8.0 million in first quarter 1997 to $8.1 million for first quarter 1998. The increase for the three months ended March 31, 1998 was primarily attributable to costs associated with Republic's banking center expansion strategies. Excluding the one-time gain on sale of deposits, Republic's efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 61% in the first quarter 1998 compared to 66% for the comparable period in 1997.

TABLE 19--ANALYSIS OF NON-INTEREST EXPENSE

                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31
                                                                             --------------------        PERCENT
                                                                               1998       1997     INCREASE/(DECREASE)
                                                                             ---------  ---------  -------------------
                                                                                 (DOLLARS IN
                                                                                  THOUSANDS)
Salaries and employee benefits.............................................  $   4,076  $   3,688            10.5%
Occupancy and equipment....................................................      1,862      2,006            (7.2)
Communication and transportation...........................................        426        436            (2.3)
Marketing and development..................................................        305        363           (16.0)
FDIC deposit insurance.....................................................         84         53            58.5
Supplies...................................................................        260        242             7.4
Other......................................................................      1,061      1,207           (12.1)
                                                                             ---------  ---------
Total......................................................................  $   8,074  $   7,995             1.0
                                                                             ---------  ---------
                                                                             ---------  ---------

    Republic's staffing level declined to 406 full-time equivalent employees (FTE's) at March 31, 1998, compared to 439 FTE's at March 31, 1997, primarily due to the sale of the Western Kentucky banking centers. While total FTE's decreased, salary and employee benefit expense increased 10.5% for the first quarter 1998 over first quarter 1997. The increased payroll cost is primarily attributable to the addition of more highly compensated technical staff, annual merit increases and compensation paid to the mortgage banking staff.

    Occupancy and equipment expense decreased from $2.0 million in first quarter 1997 to $1.9 million for the comparable period in 1998. The decrease was primarily due to the sale of the Western Kentucky banking centers.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1998 AND DECEMBER 31, 1997

    CASH AND CASH EQUIVALENTS. Cash and cash equivalents increased from $24.5 million at December 31, 1997 to $51.0 million at March 31, 1998. This increase was primarily comprised of funds generated by core retail deposits and other borrowed funds.

    Cash due from banks decreased $3.2 million, while federal funds sold and securities purchased under agreements to resell totaled $29.7 million. This $29.7 million is primarily comprised of overnight reverse repurchase agreements totaling $20.0 million with the remaining balance in overnight fed funds sold. The overnight reverse repurchase agreements provided the Bank with additional collateral which can be pledged against public deposits and short-term borrowings.

    INVESTMENT SECURITIES. Securities available for sale increased from $93.8 million at December 31, 1997 to $134.4 million at March 31, 1998. Republic elected to invest funds from core retail deposits and maturing securities previously held to maturity into securities available for sale in order to provide for more flexibility in administration of the investment portfolio under changing market conditions.

TABLE 20--INVESTMENT SECURITIES AVAILABLE FOR SALE

                                                                                    AS OF MARCH 31, 1998
                                                                      ------------------------------------------------
                                                                                                AVERAGE     WEIGHTED
                                                                       CARRYING                MATURITY      AVERAGE
                                                                        VALUE     FAIR VALUE   IN YEARS       YIELD
                                                                      ----------  ----------  -----------  -----------

                                                                      (DOLLARS IN THOUSANDS)
INVESTMENT SECURITIES AVAILABLE FOR SALE
U.S. Treasury and U.S. Government Agencies:
  Within one year...................................................  $   12,004  $   12,004         0.9         5.85%
  Over one year through five years..................................      80,496      80,496         2.0         5.64
                                                                      ----------  ----------
Total...............................................................      92,500      92,500         1.7         5.67
                                                                      ----------  ----------
Mortgage backed securities:
  Over five years through ten years.................................      14,285      14,285         6.4         6.29
  Over ten years....................................................      27,579      27,579        14.3         6.16
                                                                      ----------  ----------
Total...............................................................      41,864      41,864        11.6         6.20
                                                                      ----------  ----------
Total available for sale investment securities......................  $  134,364  $  134,364
                                                                      ----------  ----------
                                                                      ----------  ----------

    Securities to be held to maturity decreased from $98.5 million at December 31, 1997 to $80.1 million at March 31, 1998. The decrease was due to management's decision to reinvest maturing securities into securities available for sale. Securities to be held to maturity consist primarily of U.S. Treasury and U.S. Government Agencies with a range of maturities, none of which exceed
5.5 years.

TABLE 21--INVESTMENT SECURITIES HELD TO MATURITY

                                                                                      AS OF MARCH 31, 1998
                                                                        ------------------------------------------------
                                                                                                  AVERAGE     WEIGHTED
                                                                        CARRYING                 MATURITY      AVERAGE
                                                                          VALUE    FAIR VALUE    IN YEARS       YIELD
                                                                        ---------  -----------  -----------  -----------

                                                                        (DOLLARS IN THOUSANDS)
INVESTMENT SECURITIES HELD TO MATURITY
U.S. Treasury and U.S. Government Agencies:
  Within one year.....................................................  $  58,931   $  59,052          0.6         6.19%
  Over one year through five years....................................     11,303      11,143          3.2         5.67
  Over five years through ten years...................................      5,064       5,026          5.4         6.00
                                                                        ---------  -----------
Total.................................................................     75,298      75,221          1.3         6.10
                                                                        ---------  -----------
Obligations of state and political subdivisions:
  Within one year.....................................................         86          87          0.8         7.76
  Over one year through five years....................................        669         728          2.8         9.35
  Over five years through ten years...................................        800         923          7.3        11.03
  Over ten years......................................................      2,689       2,700         17.9        10.01
                                                                        ---------  -----------
Total.................................................................      4,244       4,438         15.1        10.19
                                                                        ---------  -----------
Mortgage backed securities:
  Over ten years......................................................        561         532         25.3         7.75
                                                                        ---------  -----------
TOTAL HELD TO MATURITY INVESTMENT SECURITIES..........................  $  80,103   $  80,191
                                                                        ---------  -----------
                                                                        ---------  -----------

    LOANS. Loans decreased from $794.9 million at December 31, 1997 to $783.5 million at March 31, 1998. The decrease in loans is primarily due to paydowns in the Bank's unsecured consumer loan portfolio. Consumer loans decreased from $82.0 million at December 31, 1997 to $74.0 million at March 31, 1998. Approximately 44.6% of loans in the consumer portfolio are unsecured. The unsecured consumer portfolio includes the "All Purpose" and "Pre-Approved" loan programs. Republic's "All Purpose" loans, with total outstandings of $11.9 million at March 31, 1998 and $13.4 million at December 31, 1997, are originated through Republic's banking centers. "Pre-Approved Loans," with total outstandings of $21.2 million at March 31, 1998 and $24.9 million at December 31, 1997, were originated through direct mail, targeting clients both in and outside of Republic's traditional markets. Management plans to continue to allow the outstanding "All Purpose" and "Pre-Approved" portfolios to reduce in the near term.

    While the residential real estate segment of the portfolio remained flat from December 31, 1997, overall loan origination volume remains strong. The majority of Republic's new fixed rate residential real estate originations are being sold into the secondary market.

TABLE 22--LOANS BY TYPE

                                                            MARCH 31, 1998  DECEMBER 31, 1997
                                                            --------------  -----------------
                                                                     (IN THOUSANDS)
Real estate:
  Residential.............................................    $  480,820       $   480,874
  Construction............................................        39,539            37,940
  Commercial..............................................        74,462            76,306
Commercial................................................        22,042            21,552
Consumer..................................................       176,827           188,573
                                                            --------------        --------
Total loans...............................................    $  793,690       $   805,245
                                                            --------------        --------
                                                            --------------        --------

    The table below illustrates Republic's fixed rate maturities and repricing frequency for the loan portfolio:

TABLE 23--SELECTED LOAN DISTRIBUTION

                                                                        AS OF MARCH 31, 1998
                                                    -------------------------------------------------------------
                                                                 ONE YEAR     OVER ONE YEAR      OVER FIVE YEARS
                                                      TOTAL      OR LESS    THROUGH FIVE YEARS  THROUGH TEN YEARS
                                                    ----------  ----------  ------------------  -----------------

                                                                           (IN THOUSANDS)
Fixed rate maturities.............................  $  183,039  $   50,149     $     79,493         $  53,397
Variable rate repricing frequency.................     610,651     440,308          165,246             5,097
                                                    ----------  ----------         --------           -------
Total.............................................  $  793,690  $  490,457     $    244,739         $  58,494
                                                    ----------  ----------         --------           -------
                                                    ----------  ----------         --------           -------

    ALLOWANCE AND PROVISION FOR LOAN LOSSES. The allowance for loan losses remained constant at $8.2 million from December 31, 1997 to March 31, 1998. Republic's allowance to total loan ratio was 1.04% at March 31, 1998 compared to 1.02% at December 31, 1997.

    The provision for loan losses was $643,000 for the three months ended March 31, 1998, compared to $1.3 million for the three months ended March 31, 1997. Net charge-offs decreased significantly from first quarter 1997 to first quarter 1998. Republic's unsecured consumer loan portfolio accounted for 85% of total charge-offs during the first quarter of 1998 and 96% for the first quarter of 1997. Management anticipates that charge-offs in the unsecured loan portfolio may continue at recent levels in the near future and believes, based on information presently available, that it has adequately provided for those losses at March 31, 1998.

    Table 24 below depicts the allowance activity by loan type for the three months ended March 31, 1998 and 1997.

TABLE 24--SUMMARY OF LOAN LOSS EXPERIENCE

                                                                              THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------

                                                                                 (DOLLARS IN
                                                                                  THOUSANDS)
Allowance for loan losses at beginning of period...........................  $   8,176  $   6,241
Charge-offs
  Real estate..............................................................        (19)       (22)
  Commercial...............................................................                   (38)
  Consumer.................................................................       (683)    (1,375)
                                                                             ---------  ---------
    Total..................................................................       (702)    (1,435)
                                                                             ---------  ---------
Recoveries
  Real estate..............................................................          3         18
  Commercial...............................................................          4          0
  Consumer.................................................................        110        159
                                                                             ---------  ---------
    Total..................................................................        117        177
                                                                             ---------  ---------
Net loan charge-offs.......................................................       (585)    (1,258)
Provision for loan losses..................................................        643      1,298
                                                                             ---------  ---------
Allowance for loan losses at end of period.................................  $   8,234  $   6,281
                                                                             ---------  ---------
                                                                             ---------  ---------
Ratios:
  Allowance for loan losses to total loans.................................       1.04%       .82%
  Net loans charged off to average loans...................................        .29        .64
  Allowance for loan losses to non-performing loans........................        108         88

TABLE 25--MANAGEMENT ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                                       MARCH 31, 1998              DECEMBER 31, 1997
                                                                ----------------------------  ----------------------------
                                                                 ALLOCATED     % OF LOANS      ALLOCATED     % OF LOANS
                                                                 ALLOWANCE   TO TOTAL LOANS    ALLOWANCE   TO TOTAL LOANS
                                                                -----------  ---------------  -----------  ---------------

                                                                                  (DOLLARS IN THOUSANDS)
Real estate...................................................   $   3,590           74.9%     $   3,590           73.9%
Commercial....................................................          46            2.8             46            2.7
Consumer......................................................       4,598           22.3          4,540           23.4
                                                                -----------         -----     -----------         -----
Total.........................................................   $   8,234          100.0%     $   8,176          100.0%
                                                                -----------         -----     -----------         -----
                                                                -----------         -----     -----------         -----

    MORTGAGE LOANS HELD FOR SALE. Mortgage loans held for sale increased from $10.0 million at December 31, 1997 to $26.1 million at March 31, 1998. Republic's origination of mortgage loans for sale increased from $41 million during the quarter ended December 31, 1997 to $73 million for the quarter ended March 31, 1998. The increase in origination loan volume was the result of favorable long-term interest rates and an increase in mortgage loan origination staff. Republic anticipates that the volume of secondary market originations will continue in the near term if long-term interest rates remain at current levels. Also during the first quarter of 1998, Republic securitized approximately $6 million in 15 year fixed rate mortgage loan originations. These securities were subsequently sold for a modest gain during April of 1998.

    DEPOSITS. Total deposits decreased marginally to $728.0 million at March 31, 1998 compared to $731.6 million at December 31, 1997. The decrease in deposits was primarily the result of the sale of deposits totaling $65.7 million at the Mayfield banking center. This decrease was offset by solid growth in retail deposits. Republic's growth in retail deposits was the result of management's emphasis on retail deposit gathering and its cash management program. Republic hired a cash management specialist and has designated a senior officer to focus on deposit growth initiatives.

TABLE 26--DEPOSITS

                                                                AS OF             AS OF
                                                            MARCH 31, 1998  DECEMBER 31, 1997
                                                            --------------  -----------------
                                                                     (IN THOUSANDS)
Demand (NOW, Super NOW and Money Market)..................    $  136,710       $   118,870
Savings...................................................        11,178            12,165
Money market certificates of deposit......................        36,897            41,307
Individual retirement accounts............................        22,555            30,167
Certificates of deposit, $100,000 and over................        65,116            63,045
Other certificates of deposit.............................       332,016           352,478
Brokered deposits.........................................        47,697            47,653
                                                            --------------        --------
Total interest bearing deposits...........................       652,169           665,685
Total non-interest bearing deposits.......................        75,900            65,913
                                                            --------------        --------
Total.....................................................    $  782,069       $   731,598
                                                            --------------        --------
                                                            --------------        --------

TABLE 27--MATURITY DISTRIBUTION ON CD'S OVER $100,000

                                                                                    AS OF
                                                                                MARCH 31, 1998
                                                                                --------------
                                                                                (IN THOUSANDS)
Three months or less..........................................................    $   14,254
Over three months through six months..........................................        21,268
Over six months through twelve months.........................................        12,551
Over twelve months............................................................        17,043
                                                                                     -------
Total.........................................................................    $   65,116
                                                                                     -------
                                                                                     -------

    OTHER BORROWED FUNDS. Other borrowed funds which consist of FHLB advances increased from $124.4 million at December 31, 1997 to $179.1 million at March 31, 1998. During the first quarter of 1998 Republic borrowed $60 million from the FHLB to fund the sale of deposits in Mayfield. Republic presently has the capacity to increase its borrowings from the FHLB up to approximately $310 million as of March 31, 1998.

ASSET QUALITY

    Loans, including impaired loans under SFAS 114 and 118 and excluding consumer loans, are placed on non-accrual status when they become past due 90 days or more as to principal or interest, unless they are adequately secured and in the process of collection. When loans are placed on non-accrual status, all unpaid accrued interest is reversed. These loans remain on non-accrual status until the borrower demonstrates the ability to remain current or the loan is deemed uncollectible and is charged off. Consumer loans are not placed on non-accrual status but are reviewed periodically and charged off when they reach 120 days past due and are deemed uncollectible. At March 31, 1998, Republic had $587,000 in consumer loans 90 days or more past due compared to $497,000 at December 31, 1997.

    Table 28 provides information related to non-performing assets and loans 90 days or more past due. Total non-performing assets increased slightly from December 31, 1997 to March 31, 1998.

TABLE 28--NON-PERFORMING LOANS

                                                                       MARCH 31,   DECEMBER 31,
                                                                        1998(1)       1997(1)
                                                                      -----------  -------------
                                                                        (DOLLARS IN THOUSANDS)
Loans on non-accrual status(2)......................................   $   2,537     $   2,676
Loans past due 90 days or more......................................       5,084         4,459
                                                                      -----------       ------
Total non-performing loans..........................................       7,621         7,135
Other real estate owned.............................................         504            22
                                                                      -----------       ------
Total non-performing assets.........................................   $   8,125     $   7,157
                                                                      -----------       ------
                                                                      -----------       ------
Percentage of non-performing loans to total loans...................         .96%          .90%
Percentage of non-performing assets to total loans..................        1.02           .90

------------------------

(1) The table is exclusive of impaired loans which remained on accrual status.

(2) Interest income that would have been earned and received on non-accrual loans was not material.

    Non-performing assets increased from $7.2 million at December 31, 1997 to $8.1 million at March 31, 1998. This increase is largely comprised of loans 90 days or more past due and real estate owned, both of which are primarily secured by 1-4 family residential loans. Non-performing loans increased from $7.1 million at December 31, 1997 to $7.6 million at March 31, 1998. Management does not consider the increase in non-performing assets to be material.

    Republic defines impaired loans to be those commercial real estate and commercial loans greater than $499,999 that management has classified as doubtful (collection of all amounts due is highly questionable or improbable) or loss (all or a portion of the loan has been written off or a specific allowance for loss has been provided). Republic's policy is to charge off all or that portion of its investment in an impaired loan upon a determination it is probable the full amount will not be collected.

LIQUIDITY

    Republic's objectives include preserving an adequate liquidity position. Asset/liability management control is designed to ensure safety and soundness, maintain liquidity and regulatory capital standards, and achieve an acceptable net interest margin. Republic continues to experience strong loan demand and management continues to monitor interest rate and liquidity risk while implementing appropriate funding and balance sheet strategies.

    Republic maintains sufficient liquidity in order to fund loan demand and deposit withdrawals. Liquidity is managed by retaining sufficient liquid assets in the form of investment securities and core deposits to meet funding requirements. Additional funding and cash flows can also be realized from paydowns within the loan portfolio. Republic has established lines of credit with other financial institutions, the FHLB and brokerage firms. While Republic utilizes a variety of funding sources in order to meet its liquidity requirements, the utilization of FHLB borrowings remains a material component of management's balance sheet strategies. As of March 31, 1998, these FHLB borrowings totaled $179.1 million.

CAPITAL

    Consolidated stockholders' equity increased from $68.4 million at December 31, 1997 to $73.4 million at March 31, 1998, a 7.4% increase. The increase was primarily attributable to the gain on sale of the deposits and related fixed assets at the Mayfield banking center, supported by core earnings. At March 31, 1998, Republic exceeded the Federal Reserve Board's regulatory definition of "a well capitalized" institution. See Note 14 to the Consolidated Financial Statements.

    Kentucky banking regulations limit the amount of dividends that may be paid to Republic by the Bank without prior approval of the Bank's regulatory agency. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the Bank's current year's net income, as defined in the regulations, combined with the retained net income of the preceding two years, less any dividends declared during those periods. At March 31, 1998, the Bank had $13 million of retained earnings available for payment of dividends.

ASSET/LIABILITY MANAGEMENT AND MARKET RISK

    Asset/liability management control is designed to ensure safety and soundness, maintain liquidity and regulatory capital standards, and achieve acceptable net interest income. Management considers interest rate risk to be Republic's most significant market risk. Interest rate risk is the exposure to adverse changes in the net interest income as a result of market fluctuations in interest rates.

    Republic uses an earnings simulation model to analyze net interest income sensitivity. Potential changes in market interest rates and their subsequent effect on interest income is then evaluated. The model projects the effect of instantaneous movements in interest rates of both 100 and 200 basis points. Assumptions based on the historical behavior of Republic's deposit rates and balances in relation to changes in interest rates are also incorporated into the model. These assumptions are inherently uncertain and, as a result, the model cannot precisely measure net interest income or precisely predict the impact of fluctuations in market interest rates on net interest income. Actual results will differ from the model's simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and the application of various management strategies.

    The following table illustrates Republic's estimated annualized earnings sensitivity profile as of March 31, 1998:

TABLE 29--INTEREST RATE SENSITIVITY

                                                     DECREASE IN RATES                    INCREASE IN RATES
                                                  ------------------------             ------------------------
                                                      200          100                     100          200
                                                     BASIS        BASIS                   BASIS        BASIS
                                                    POINTS       POINTS       BASE       POINTS       POINTS
                                                  -----------  -----------  ---------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
PROJECTED INTEREST INCOME
Loans...........................................   $  64,714    $  70,051   $  75,240   $  80,089    $  84,702
Investments.....................................      12,774       13,300      13,876      14,298       14,717
Short-term investments..........................       1,280        1,670       2,070       2,471        2,866
                                                  -----------  -----------  ---------  -----------  -----------
TOTAL INTEREST INCOME...........................   $  78,769    $  85,021   $  91,186   $  96,858    $ 102,285

PROJECTED INTEREST EXPENSE
Deposits........................................   $  30,378    $  32,536   $  34,670   $  36,842    $  39,412
Other borrowings................................      10,764       12,691      14,618      16,545       18,472
                                                  -----------  -----------  ---------  -----------  -----------
TOTAL INTEREST EXPENSE..........................      41,142       45,227      49,288      53,387       57,884
                                                  -----------  -----------  ---------  -----------  -----------
NET INTEREST INCOME.............................   $  37,627    $  39,794   $  41,898   $  43,471    $  44,401
Change from base................................      (4,271)      (2,104)     --           1,573        2,503
% Change from base..............................      (10.19)%      (5.02)%    --            3.75%        5.97%

    The interest rate sensitivity profile of Republic at any point in time will be effected by a number of factors. These factors include the mix of interest sensitive assets and liabilities as well as their relative pricing schedules.

RECENT ACCOUNTING PRONOUNCEMENTS

    See Note 1 to the Consolidated Financial Statements for a discussion of recent accounting pronouncements.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Republic's Class A Common Stock and Class B Common Stock held by each person who is known by Republic to own beneficially more than five percent (5%) of each such class as of May 31, 1998, and as adjusted to reflect the sale of 2,140,000 shares of Class A Common Stock by the Company and the Selling Shareholder in the Offering. Except as otherwise indicated, no person named in the table shares voting or investment power with respect to his or her beneficially owned shares.

                                                                                SHARES BENEFICIALLY OWNED
                                                               -----------------------------------------------------------
                                                                                                       AS ADJUSTED, TO
                                                                       AS OF MAY 31, 1998            REFLECT THE OFFERING
                                                               -----------------------------------  ----------------------
                                               CLASS OF                                  VOTING
5% SHAREHOLDERS                              COMMON STOCK       NUMBER      PERCENT       POWER      NUMBER      PERCENT
----------------------------------------  -------------------  ---------  -----------  -----------  ---------  -----------
Mr. Bernard M. Trager ..................               A       7,696,986(1)       61.4%       63.1% 7,296,986(1)       51.1%
601 West Market Street                                 B       1,545,858(2)       63.9              1,545,858(2)       63.9
Louisville, Kentucky 40202

Steven E. Trager .......................               A       6,554,396(3)       52.3%       42.1% 6,554,396(3)       45.9%
601 West Market Street                                 B         889,678(4)       36.8                889,678(4)       36.8
Louisville, Kentucky 40202

Scott Trager ...........................               A       6,625,606(5)       52.8%       42.7% 6,625,606(5)       46.4%
601 West Market Street                                 B         903,920(6)       37.4                903,920(6)       37.4
Louisville, Kentucky 40202

Sheldon Gilman, Trustee ................               A       6,524,396(7)       52.0%       41.8% 6,524,396(7)       45.7%
for the grandchildren of                               B         883,678(8)       36.5                883,678(8)       36.5
Bernard M. Trager
500 Meidinger Tower
462 S. Fourth St.
Louisville, Kentucky 40202

Jaytee Properties(10) ..................               A       6,524,396(9)       52.0%       41.8% 6,524,396(9)       45.7%
Limited Partnership                                    B         883,678(9)       36.5                883,678(9)       36.5
7413 Cedar Bluff Court
Prospect, Kentucky 40059

                                            VOTING
5% SHAREHOLDERS                              POWER
----------------------------------------  -----------
Mr. Bernard M. Trager ..................        59.2%
601 West Market Street
Louisville, Kentucky 40202
Steven E. Trager .......................        40.2%
601 West Market Street
Louisville, Kentucky 40202
Scott Trager ...........................        40.7%
601 West Market Street
Louisville, Kentucky 40202
Sheldon Gilman, Trustee ................        39.9%
for the grandchildren of
Bernard M. Trager
500 Meidinger Tower
462 S. Fourth St.
Louisville, Kentucky 40202
Jaytee Properties(10) ..................        39.9%
Limited Partnership
7413 Cedar Bluff Court
Prospect, Kentucky 40059

------------------------------

 (1) Includes 6,524,396 shares held of record by Jaytee Properties Limited Partnership ("Jaytee") of which Mr. Bernard M. Trager is a general partner and Mrs. Jean S. Trager, his wife, is a limited partner.

 (2) Includes 883,678 shares held of record by Jaytee of which Mr. Bernard M. Trager is a general partner and Mrs. Jean S. Trager, his wife, is a limited partner, and 116,544 shares owned by Mrs. Jean S. Trager.

 (3) Includes 6,524,396 shares held of record by Jaytee of which Mr. Steven E. Trager is a general partner and Mr. Trager's two minor children are limited partners.

 (4) Includes 883,678 shares held of record by Jaytee of which Mr. Steven E. Trager is a general partner and Mr. Trager's two minor children are limited partners.

 (5) Includes 6,524,396 shares held of record by Jaytee of which Mr. Scott Trager is a limited partner and over which he shares the power to vote. Mr. Scott Trager shares the power to vote these shares with Mr. Bernard M. Trager, Mr. Steven E. Trager and Mr. Sheldon Gilman, as trustee.

 (6) Includes 883,678 shares held of record by Jaytee of which Mr. Scott Trager is a limited partner. Mr. Scott Trager shares the power to vote these shares with Mr. Bernard M. Trager, Mr. Steven E. Trager and Mr. Sheldon Gilman, as trustee.

 (7) Includes 6,524,396 shares held of record by Jaytee of which Mr. Sheldon Gilman is a limited partner, as trustee for the grandchildren of Mr. Bernard M. Trager. Mr. Sheldon Gilman shares the power to vote these shares with Mr. Bernard M. Trager, Mr. Steven E. Trager and Mr. Scott Trager.

 (8) Includes 883,678 shares held of record by Jaytee of which Mr. Sheldon Gilman is a limited partner, as trustee for the grandchildren of Mr. Bernard M. Trager. Mr. Sheldon Gilman shares the power to vote these shares with Mr. Bernard M. Trager, Mr. Steven E. Trager and Mr. Scott Trager.

 (9) Jaytee is a limited partnership of which Mr. Bernard M. Trager and Mr. Steven E. Trager are general partners. The shares of Common Stock beneficially owned by Jaytee are also shown in the above table as being beneficially owned by Mr. Bernard M. Trager, Mr. Steven E. Trager, Mr. Scott Trager and Mr. Sheldon Gilman, trustee, who share voting and investment power over the shares held by the partnership. The following table provides information about the units of Jaytee owned by directors and officers of Republic:

                                                                                  PERCENT OF
NAME                                                          NO. OF UNITS        OUTSTANDING
-----------------------------------------------------------  --------------  ---------------------
Bernard M. Trager..........................................       1,312,351(a)           65.62%
Steven E. Trager...........................................         360,564(b)           18.03
Scott Trager...............................................           2,020             0.10

       a)  Includes 639,121 units held by Mr. Bernard M. Trager's wife.

       b) Includes 271,080 units held in a revocable trust and 89,484 units held for the benefit of Mr. Steven E. Trager's minor children.

 (10) Jaytee currently plans to transfer, subject to the receipt of all required regulatory clearances, substantially all of the shares of Common Stock owned by it to a family qualified limited partnership structured to qualify for an exemption under the Bank Holding Company Act which Jaytee cannot currently meet. Such a transfer would not change the ultimate beneficial ownership of the transferred Common Stock.

                              SELLING SHAREHOLDER

    A total of 400,000 shares of Class A Common Stock are being sold in the Offering by Mr. Bernard M. Trager, Republic's Chairman and, prior to 1997, CEO. The Company and the Selling Shareholder have entered into a Purchase Agreement pursuant to which the Selling Shareholder will bear the underwriting discount applicable to the shares sold by him, and the Company and the Selling Shareholder will indemnify the Underwriters from certain liabilities, including liabilities under the Securities Act. Information concerning the number of shares of Class A Common Stock currently beneficially owned by the Selling Shareholder and the number of shares of Class A Common Stock that will be beneficially owned by the Selling Shareholder upon completion of the Offering is set forth in the table under "PRINCIPAL SHAREHOLDERS." For information concerning the Selling Shareholder's positions, offices and material relationships with Republic and the Bank, see "MANAGEMENT" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF REPUBLIC

    Republic's board of directors currently consists of nine persons. The following table sets forth the names of the members of the board of directors of Republic, their ages and principal occupations during the past five years, the year in which each became a director and the amount and percent of Common Stock beneficially owned by each director on March 31, 1998. The table also includes, as designated, Republic's executive officers.

                                                                                     CLASS OF
                                                                       DIRECTOR       COMMON
NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS            SINCE         STOCK        NUMBER     PERCENT
--------------------------------------------------------------------  -----------  -------------  ----------  ---------
BERNARD M. TRAGER, 69, served as Chairman of Republic since 1982.           1982             A     7,696,986(1)      61.4%
From 1982 through 1997, he also served as CEO of Republic. He served                         B     1,545,858(2)      63.9
as Chairman of the Bank from 1983 through 1997.

STEVEN E. TRAGER, 37, began serving as President and CEO of Republic        1988             A     6,554,396(1)      52.3%
in 1998. From 1994 to 1997 he served as Vice Chairman and Secretary                          B       889,678(2)      36.8
of Republic. From 1993 to 1994 he served as General Counsel of the
Bank. In 1990, he was promoted from Vice President, General Counsel and Secretary to Senior Vice President, General Counsel and
Secretary of the Bank. In 1998, he began serving as Chairman and CEO of the Bank.

SCOTT TRAGER, 45, has served as Vice Chairman of Republic since 1994        1990             A     6,625,606(1)      52.8%
and has served as President of the Bank since 1984.                                          B       903,920(2)      37.4

E. WILLIAM PETTER, JR., 48, began serving as Vice Chairman and Chief        1995             A        73,000         .6%
Operating Officer of Republic during 1997. From 1995 to 1997 he                              B        14,600         .6
served as Vice Chairman and Chief Financial Officer. He has served as Executive Vice President of the Bank since 1993 and served as
Chief Financial Officer of the Bank from 1993 to 1997. From 1990 to
1993 he served as Senior Vice President and Chief Financial Officer of the Bank.

R. WAYNE STRATTON, 50, is a partner in the CPA firm of Jones, Nale &        1995             A         8,500(3)        .1%
Mattingly PLC.                                                                               B         1,700(4)        .1

LARRY M. HAYES, 50, is president of Midwest Construction Company,           1995             A        33,470(5)        .3%
Inc., Lexington, Kentucky.                                                                   B         4,694         .2

A. WALLACE GRAFTON, JR., 60, is a partner at Wyatt, Tarrant & Combs         1998             A        51,940(6)        .4%
law firm.                                                                                    B        10,388(7)        .4

SAMUEL G. SWOPE, 71, is the Chairman of Sam Swope Auto Group, Inc.          1998             A        33,470(8)        .3%
                                                                                             B         5,694         .2

D. HARRY JONES, 67, is an Executive Vice President of Jones Plastic         1995             A        38,470(9)        .3%
and Engineering Corporation.                                                                 B         5,694         .2

                                                                                     CLASS OF
                                                                       DIRECTOR       COMMON
NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS            SINCE         STOCK        NUMBER     PERCENT
--------------------------------------------------------------------  -----------  -------------  ----------  ---------
NON-DIRECTOR EXECUTIVE OFFICER:

MARK A. VOGT, 29, has served as Chief Financial Officer of Republic                          A         2,600     --
since May, 1998, and has served as Chief Financial and Accounting                            B           200     --
Officer of the Bank since October 1997. He joined the Bank in 1995 as Vice President of Finance and has served as Senior Vice President of the Bank since 1996. Prior to joining the Bank, he served as a certified public accountant with Deloitte & Touche LLP.

All directors and executive officers as a group (10 persons)                                 A     8,069,646       64.4%
                                                                                             B     1,614,970       66.8%

------------------------

 (1) Includes 6,524,396 shares of Class A Common Stock in the name of Jaytee. Messrs. Bernard M. Trager, Steven E. Trager, Scott Trager and Sheldon Gilman, Trustee for Mr. Bernard M. Trager's grandchildren, share voting and investment power over these shares. See the table and accompanying notes under the heading "PRINCIPAL SHAREHOLDERS".

 (2) Includes 883,678 shares of Class B Common Stock in the name of Jaytee. Messrs. Bernard M. Trager, Steven E. Trager, Scott Trager and Sheldon Gilman, Trustee for Mr. Bernard M. Trager's grandchildren, share voting and investment power over these shares. See the table and the accompanying notes under the heading "PRINCIPAL SHAREHOLDERS."

 (3) Includes 3,500 shares held jointly with his wife and 5,000 shares held by his wife.

 (4) Includes 700 shares held jointly with his wife and 1,000 shares held by his wife.

 (5) Includes 10,000 shares that can be acquired upon conversion of Trust Preferred securities.

 (6) Includes 51,590 shares held by his wife.

 (7) Includes 10,318 shares held by his wife.

 (8) Includes 5,000 shares that can be acquired upon conversion of Trust Preferred securities.

 (9) Includes 10,000 shares that can be acquired upon conversion of Trust Preferred securities.

    None of the Republic directors holds any directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

    The directors of Republic were elected at the most recent annual meeting of shareholders held on January 12, 1998, to a one year term. The executive officers of Republic are selected by the board of directors and hold office at the discretion of the board of directors. The following table shows the family relationships between certain directors and executive officers:

                                                           RELATIONSHIP WITH OTHER
      NAME OF DIRECTOR/EXECUTIVE OFFICER                 DIRECTORS/EXECUTIVE OFFICERS
----------------------------------------------  ----------------------------------------------
              Bernard M. Trager                           Father of Steven E. Trager
                                                            Uncle of Scott Trager

               Steven E. Trager                            Son of Bernard M. Trager
                                                            Cousin of Scott Trager

                 Scott Trager                            Nephew of Bernard M. Trager
                                                          Cousin of Steven E. Trager

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation of the named executive officers of Republic for services rendered in all capacities during the years ended December 31, 1997, 1996, and 1995.

SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                        ANNUAL COMPENSATION                     AWARDS
                                          ------------------------------------------------  ---------------
                                                                                 OTHER        SECURITIES
                                                                                ANNUAL        UNDERLYING       ALL OTHER
NAME & PRINCIPAL POSITION                   YEAR      SALARY     BONUS(1)    COMPENSATION       OPTIONS      COMPENSATION
----------------------------------------  ---------  ---------  -----------  -------------  ---------------  -------------
Bernard M. Trager ......................       1997  $ 220,000   $ 170,000     $  12,646(2)       --           $  55,155(5)
  Chairman and Director                        1996    220,000      90,000        12,703(3)       --              61,216(6)
                                               1995    220,000     100,000        10,885(4)       --              60,856(7)

Steven E. Trager .......................       1997  $ 160,000   $  80,000     $   9,088(2)       --           $   9,160(5)
  President, CEO and Director                  1996    160,000      --             7,062(3)       --               7,281(6)
                                               1995    160,000     100,000         8,260(4)       60,000(8)        6,921(7)

L. Lee Kinsolving, Jr. .................       1997  $ 160,000   $  80,000     $   7,371(2)       --           $   7,160(5)
  Vice Chairman and Director(10)               1996    160,000      --             6,676(3)       --               7,185(6)
                                               1995    160,000     100,000         6,334(4)       60,000(8)        6,825(7)

Scott Trager ...........................       1997  $ 160,000   $  80,000     $   6,901(2)       --           $   9,160(5)
  Vice Chairman and Director                   1996    160,000      --             5,171(3)       --               7,185(6)
                                               1995    160,000     100,000         6,046(4)       60,000(8)        6,825(7)

E. William Petter, Jr. .................       1997  $ 160,000   $  80,000     $   9,600(2)       --           $   9,160(5)
  Vice Chairman and Director                   1996    160,000      --             9,600(3)       --               7,494(6)
                                               1995    160,000     100,000         9,600(4)       60,000(8)        7,134(7)

Mark A. Vogt ...........................       1997  $ 100,000   $  18,000        --              --           $   5,379(5)
  Senior Vice President, CFO and CAO           1996     83,000       9,000        --              --               4,058(6)
                                               1995     65,000      12,300        --              20,000(9)          563(7)

------------------------

 (1) Represents incentive bonuses awarded after year-end for achievement of corporate, individual and organizational objectives in fiscal years 1997, 1996 and 1995.

 (2) Includes amounts paid for membership dues ($6,986 for Bernard M. Trager, $5,488 for Steven E. Trager, $6,883 for L. Lee Kinsolving, Jr., and $5,988 for Scott Trager), car allowance ($9,600 for Mr. Petter) and allocated personal use of Company car ($5,660 for Bernard M. Trager, $3,600 for Steven E. Trager, $488 for L. Lee Kinsolving, Jr., and $913 for Scott Trager).

 (3) Includes amounts paid for membership dues ($7,065 for Bernard M. Trager, $3,474 for Steven E. Trager, $5,359 for L. Lee Kinsolving, Jr., $4,296 for Scott Trager), car allowance ($9,600 for Mr. Petter) and allocated personal use of Company car ($5,638 for Bernard M. Trager, $3,588 for Steven E. Trager, $1,317 for L. Lee Kinsolving, Jr., and $875 for Scott Trager).

 (4) Includes amounts paid for membership dues ($5,247 for Bernard M. Trager, $4,086 for Steven E. Trager, $5,359 for L. Lee Kinsolving, Jr., $4,296 for Scott Trager), car allowance ($9,600 for Mr. Petter) and allocated personal use of Company car ($5,638 for Bernard M. Trager, $4,174 for Steven E. Trager, $975 for L. Lee Kinsolving, Jr., and $1,750 for Scott Trager).

 (5) Includes matching contributions to 401(k) Retirement Plan, ($6,000 for Bernard M. Trager, $6,000 for Steven E. Trager, $4,000 for L. Lee Kinsolving, Jr., $6,000 for Scott Trager, $6,000 for E. William Petter, Jr., and $3,587 for Mark A. Vogt), amount paid on split dollar life insurance policy ($45,665 for Bernard M. Trager), and on life and disability insurance policies ($3,490 for Bernard M. Trager and $3,160 each for Steven E. Trager, L. Lee Kinsolving, Jr., Scott Trager and E. William Petter, Jr., and $1,792 for Mark A. Vogt).

 (6) Includes matching contributions to 401(k) Retirement Plan, ($5,625 for Bernard M. Trager, $5,625 for Steven E. Trager, $5,721 for L. Lee Kinsolving, Jr., $5,625 for Scott Trager, $5,625 for E. William Petter, Jr. and $2,689 for Mark A. Vogt), amount paid on split dollar life insurance policy ($54,031 for Bernard M. Trager) and on life and disability insurance policies ($1,560 for each of Bernard M. Trager, Steven E. Trager, L. Lee Kinsolving, Jr., Scott Trager, and E. William Petter, Jr. and $1,369 for Mark A. Vogt).

 (7) Includes matching contributions to 401(k) Retirement Plan, ($5,625 for Bernard M. Trager, $5,721 for Steven E. Trager, $5,625 for L. Lee Kinsolving, Jr., $5,625 for Scott Trager, and $5,934 for E. William Petter, Jr.), amount paid on split dollar life insurance policy ($54,031 for Bernard M. Trager) and on life and disability insurance policies ($1,200 for each of Bernard M. Trager, Steven E. Trager, L. Lee Kinsolving, Jr., Scott Trager, and E. William Petter, Jr. and $563 for Mark A. Vogt).

 (8) Includes options for 50,000 shares of Class A Common Stock and 10,000 shares of Class B Common Stock.

 (9) Includes options for 20,000 shares of Class A Common Stock.

 (10) L. Lee Kinsolving retired as an executive officer of Republic in November 1997.

STOCK OPTIONS

    During 1997, no stock options were granted to executive officers.

    The following table provides information about stock options outstanding at December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                                                NUMBER OF SECURITIES
                                                                               UNDERLYING UNEXERCISED
                                             SHARES                         OPTIONS AT DECEMBER 31, 1997
                             CLASS OF      ACQUIRED ON      VALUE     ----------------------------------------
NAME                       COMMON STOCK     EXERCISE     REALIZED(1)     EXERCISABLE (#)     UNEXERCISABLE (#)
-------------------------  -------------  -------------  -----------  ---------------------  -----------------
Bernard M. Trager........            A                                              0               --
                                     B                                              0               --

Steven E. Trager.........            A          5,000     $   4,980                 0               45,000
                                     B          1,000     $   1,150                 0                9,000

Scott Trager.............            A                                              0               50,000
                                     B                                              0               10,000

E. William Petter, Jr....            A                                              0               50,000
                                     B                                              0               10,000

Mark A. Vogt.............            A                                              0               20,000
                                     B                                              0               --

                               VALUE OF UNEXERCISED IN-THE-MONEY
                                  OPTIONS AT DECEMBER 31, 1997
                           ------------------------------------------
                                                     UNEXERCISABLE
NAME                          EXERCISABLE (#)           (#)(1)
-------------------------  ---------------------  -------------------
Bernard M. Trager........                0                     0
                                         0                     0
Steven E. Trager.........                0             $  43,650
                                         0             $   8,730
Scott Trager.............                0             $  65,000
                                         0             $  13,000
E. William Petter, Jr....                0             $  65,000
                                         0             $  13,000
Mark A. Vogt.............                0                     0
                                         0                --

------------------------

(1) Republic's Common Stock has no established public trading market. For purposes of this table, value is based on closing book value per share on December 31, 1997 of $4.58 minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Certain directors and executive officers, including certain members of the Human Resources and Compensation Committee of the Bank, were clients of and had transactions with Republic during 1997. During 1997, the members of the committee were Karen Bearden, Harry Jones, Gordon Duke and Charles Weisberg, and this committee set the compensation for the Bank's executive officers. Transactions which involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. The Bank's Human Resources and Compensation Committee considers recommendations of the Chairman and CEO regarding executive compensation as part of the committee's deliberations.

DEATH BENEFIT AGREEMENT

    The Bank entered into a death benefit agreement with Mr. Bernard M. Trager which became effective September 10, 1996. This agreement provides for the payment of three years compensation to the estate of Mr. Bernard M. Trager in the event of death while a full-time employee of the Bank. In the event of a change in control the agreement terminates.

CHANGE IN CONTROL ARRANGEMENTS

    Republic entered into officer compensation continuation agreements with each of Steven E. Trager, Scott Trager, L. Lee Kinsolving, Jr., and E. William Petter, Jr., which became effective January 1995, and Mark A. Vogt, which became effective October 1997. These agreements provide for the payment of the executive officer's base salary and continuation of such executive officer's other employment benefits for up to a period of two years in the event of a change in control of Republic. In addition, any stock options or other similar rights will become immediately exercisable upon a change in control which results in termination. For purposes of these agreements, a change in control includes a substantial reduction in the voting power of the stock held by the Trager family. L. Lee Kinsolving's agreement terminated upon his retirement, effective December 31, 1997.

COMPENSATION OF DIRECTORS

    As of December 31, 1997, no directors were paid for their services rendered to Republic. During 1997, certain directors of Republic received fees from the Bank for services rendered as Bank directors as follows:

R. Wayne Stratton..................................................  $  10,900
Larry M. Hayes(1)..................................................      9,525
A. Wallace Grafton, Jr.(1).........................................      9,150
Samuel G. Swope....................................................      8,150
D. Harry Jones.....................................................      8,400

------------------------

(1) See also the following discussion under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

    Directors of Republic who do not also serve as directors of the Bank currently receive director's fees of $1,350 for each board meeting attended and fees within the range from $250 to $475 for each committee meeting attended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    LEASING ARRANGEMENTS. Republic leases space in three buildings, as well as land owned by Mr. Bernard M. Trager, Chairman of Republic, and Jean Trager, his wife, and partnerships in which they own controlling interests, including Jaytee. Jaytee is a significant shareholder of Republic, and relatives of Mr. Bernard M. Trager, including Steven E. Trager and Scott Trager, directors and executive officers of Republic, are also partners in Jaytee. See note (9) to the table under "PRINCIPAL SHAREHOLDERS." The buildings include Republic Corporate Center, which serves as both a downtown banking center and administrative headquarters and is owned and leased by TEECO Properties, a partnership in which Mr. and Mrs. Bernard M. Trager are the general partners, as well as the Hurstbourne Parkway and Bardstown Road banking centers, which are owned and leased by Jaytee. The leased land is located on U.S. Highway 22 where Republic currently has a temporary banking center and is owned and leased by Jaytee. Altogether, these affiliate leases approximate 70,500 square feet and the Bank pays approximately $99,600 per month with lease terms expiring through June 30, 2003.

    Each of the above transactions were obtained on terms comparable to those which could have been obtained from an unaffiliated party.

    TRANSACTIONS WITH DIRECTORS. The law firm of Wyatt, Tarrant & Combs provides legal services to Republic. A. Wallace Grafton, Jr., a director of the Bank and Republic, is a partner in Wyatt, Tarrant & Combs. Fees paid by Republic to Wyatt, Tarrant & Combs totaled $30,801 in 1997.

    During 1997, the Bank paid $245,424 to Midwest Construction Company, Inc. for banking center construction. Larry Hayes, a director of the Bank and Republic is President of Midwest Construction Company, Inc.

    OTHER TRANSACTIONS. Steven E. Trager, a director and executive officer, and Shelley Trager Kusman, the daughter of Mr. Bernard M. Trager, and Jean Trager, Mr. Bernard M. Trager's wife, are directors of Bankers Insurance Agency, Inc., a title insurance agency which provides title insurance coverage to clients of Republic. These services resulted in commissions to Bankers Insurance Agency of $496,000 in 1997. The majority owner of Bankers Insurance Agency is Shelley Trager Kusman. Minority shareholders in Bankers Insurance Agency include Steven
E. Trager, Jean Trager, and the grandchildren of Mr. Bernard M. Trager: Michael Kusman, Andrew Kusman, Brett Kusman, Kevin Trager and Emily Trager. Steven E. Trager and Shelley Trager Kusman are children of Mr. Bernard M. Trager.

    Bankers Insurance Agency had a similar relationship with Republic Savings Bank, FSB, before the Savings Bank and Republic Bank of Shelby County combined with Republic in 1994. At the time the Office of Thrift Supervision ("OTS") maintained that the Savings Bank had federal statutory authority to conduct the title insurance business then being conducted by Bankers Insurance Agency and that the Savings Bank and all of its shareholders should benefit from the income generated. The management of Savings Bank did not consider the relationship with Bankers Insurance Agency to be inappropriate. However, to facilitate the combination and to resolve the matter promptly, Mr. Bernard M. Trager and Steven
E. Trager voluntarily entered into a Stipulation and Consent to a Cease and Desist Order for Restitution with the OTS relating to Bankers Insurance Agency. They paid the Savings Bank $488,127 in restitution and paid the OTS $15,000 for expenses incurred in resolving the matter. In addition, Mr. Bernard M. Trager and Steven E. Trager voluntarily paid $17,272 in civil penalties.

    Since the 1994 combination, the Bank has continued its relationship with Bankers Insurance Agency, Inc., given the limitations imposed under the Kentucky banking statutes prohibiting a majority shareholder of a state bank (including a bank holding company and, by extension, the subsidiary bank itself) to act as agent for title insurance. These statutory limitations have been removed effective July 15, 1998. Accordingly, Republic's board of directors will examine the appropriateness of the Bank acting as a title insurance agent after that time.

    INDEBTEDNESS OF MANAGEMENT. Federal banking laws require that all loans or extensions of credit by the Bank to its executive officers and directors be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to Bank directors must be approved in advance by a majority of the disinterested members of the board of directors.

    The Bank has made loans to executive officers, holders of ten percent (10%) or more of the shares of any class of its common stock and affiliates and directors in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1997, directors and executive officers of Republic had loans outstanding of $4.7 million.

                           SUPERVISION AND REGULATION

    The supervision and regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, and not for the protection of the bank holding company shareholders or creditors. The banking agencies have broad enforcement power over bank holding companies and banks including the power to impose substantial fines and other penalties for violations of laws and regulations.

    The following description summarizes some of the laws to which the Company and the Bank are subject. References herein to applicable statutes and regulations are brief summaries thereof, do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations.

THE COMPANY

    The Company is a bank holding company registered under the BHCA, and it is subject to supervision, regulation and examination by the Federal Reserve Board. The BHCA and other federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

    REGULATORY RESTRICTIONS ON DIVIDENDS; SOURCE OF STRENGTH. It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

    Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its banking subsidiaries and to commit resources to their support. Such support may be required at times when, absent this Federal Reserve Board policy, a holding company may not be inclined to provide it. As discussed below, a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary.

    In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims.

    ACTIVITIES "CLOSELY RELATED" TO BANKING. The BHCA prohibits a bank holding company, with certain limited exceptions, from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or from engaging in any activities other than those of banking, managing or controlling banks and certain other subsidiaries, or furnishing services to or performing services for its subsidiaries. One principal exception to these prohibitions allows the acquisition of interests in companies whose activities are found by the Federal Reserve Board, by order or regulation, to be so closely related to banking or managing or controlling banks, as to be a proper incident to banking. Some of the activities that have been determined by regulation to be closely related to banking are making or servicing loans, performing certain data processing services, acting as an investment or financial advisor to certain investment trusts and investment companies, and providing securities brokerage services. Other activities approved by the Federal Reserve Board include consumer financial counseling, tax planning and tax preparation, futures and options advisory services, check guaranty services, collection agency and credit bureau services, and personal property appraisals. In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the Federal Reserve Board considers a number of factors, and weighs the expected benefits to the public (such as greater convenience and increased competition or gains in efficiency) against the risks of possible adverse effects (such as undue concentration of resources, decreased or unfair competition or conflicts of interest). The Federal Reserve Board is also empowered to differentiate between activities commenced de novo and activities commenced through acquisition of a going concern. Despite prior approval, the Federal Reserve may order a holding company or its subsidiaries to terminate any activity, or terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that continuation of such activity constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of the bank holding company.

    SECURITIES ACTIVITIES. The Federal Reserve Board has approved applications by bank holding companies to engage, through nonbank subsidiaries, in certain securities-related activities (underwriting of municipal revenue bonds, commercial paper, consumer receivable-related securities and one-to-four family mortgage-backed securities), provided that the affiliates would not be "principally engaged" in such activities for purposes of Section 20 of the Glass-Steagall Act. In limited situations, holding companies may be able to use such subsidiaries to underwrite and deal in corporate debt and equity securities.

    SAFE AND SOUND BANKING PRACTICES. Bank holding companies are not permitted to engage in unsafe and unsound banking practices. The Federal Reserve Board's Regulation Y, for example, generally requires a holding company to give the Federal Reserve Board prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding year, is equal to 10% or more of the company's consolidated net worth. The Federal Reserve Board may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation.

    The Federal Reserve Board has broad authority to prohibit activities of bank holding companies and their nonbanking subsidiaries which represent unsafe and unsound banking practices or which constitute violations of laws or regulations, and can assess civil money penalties for certain activities conducted on a knowing and reckless basis, if those activities caused a substantial loss to a depository institution. The penalties can be as high as $1,000,000 for each day the activity continues.

    ANTI-TYING RESTRICTIONS. With certain limited exceptions, bank holding companies and their affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by a holding company or its affiliates.

    CAPITAL ADEQUACY REQUIREMENTS. The Federal Reserve Board has adopted a system using risk-based capital guidelines to evaluate the capital adequacy of bank holding companies. Under the guidelines, specific categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. The guidelines require a minimum total risk-based capital ratio of 8.0% (of which at least 4.0% is required to consist of Tier 1 capital elements). Total capital is the sum of Tier 1 and Tier 2 capital. As of March 31, 1998, the Company's ratio of Tier 1 capital to total risk-weighted assets was

11.49% and its ratio of total capital to total risk-weighted assets was 12.67%. See Note 14 to the Consolidated Financial Statements.

    In addition to the risk-based capital guidelines, the Federal Reserve Board uses a leverage ratio as an additional tool to evaluate the capital adequacy of bank holding companies. The leverage ratio is a company's Tier 1 capital divided by its average total consolidated assets (less goodwill and certain other intangible assets). Certain highly-rated bank holding companies may maintain a minimum leverage ratio of 3.0%, but other bank holding companies may be required to maintain a leverage ratio of up to 200 basis points above the regulatory minimum. As of March 31, 1998, the Company's leverage ratio was 7.31%.

    The federal banking agencies' risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet certain specified criteria, assuming that they have the highest regulatory rating. Banking organizations not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The federal bank regulatory agencies may set capital requirements for a particular banking organization that are higher than the minimum ratios when circumstances warrant. Federal Reserve Board guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

    IMPOSITION OF LIABILITY FOR UNDERCAPITALIZED SUBSIDIARIES. Bank regulators are required to take "prompt corrective action" to resolve problems associated with insured depository institutions whose capital declines below certain levels. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. The capital restoration plan will not be accepted by the regulators unless each company having control of the undercapitalized institution guarantees the subsidiary's compliance with the capital restoration plan up to a certain specified amount. Any such guarantee from a depository institution's holding company is entitled to a priority of payment in bankruptcy.

    The aggregate liability of the holding company of an undercapitalized bank is limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to cause the institution to be "adequately capitalized." The bank regulators have greater power in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution can be required to obtain prior Federal Reserve Board approval of proposed dividends, or might be required to consent to a consolidation or to divest the troubled institution or other affiliates.

    ACQUISITIONS BY BANK HOLDING COMPANIES. The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served, and various competitive factors.

    CONTROL ACQUISITIONS. The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, would, under the circumstances set forth in the presumption, constitute acquisition of control of the Company.

    In addition, any company is required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding Common Stock of the Company, or otherwise obtaining control or a "controlling influence" over the Company.

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THE BANK

    The Bank is a Kentucky chartered banking corporation, the deposits of which are insured by the Bank Insurance Fund ("BIF") and the SAIF of the FDIC. The Bank is not a member of the Federal Reserve System; the Bank is subject to supervision and regulation by the FDIC and the Kentucky Department of Financial Institutions. Such supervision and regulation subjects the Bank to special restrictions, requirements, potential enforcement actions and periodic examination by the FDIC and the Kentucky Department of Financial Institutions. Because the Federal Reserve Board regulates the bank holding company parent of the Bank, the Federal Reserve Board also has supervisory authority which directly affects the Bank.

    EQUIVALENCE TO NATIONAL BANK POWERS. To the extent that the Kentucky laws and regulations may have allowed state-chartered banks to engage in a broader range of activities than national banks, the Federal Deposit Insurance Act has been amended to limit this authority. Under that Act, no state bank or subsidiary thereof may engage as principal in any activity not permitted for national banks, unless the institution complies with applicable capital requirements and the FDIC determines that the activity poses no significant risk to the insurance fund. In general, statutory restrictions on the activities of banks are aimed at protecting the safety and soundness of depository institutions.

    BRANCHING. Kentucky law permits a Kentucky chartered bank, with prior regulatory approval, to establish a branch office in any county in which the bank's principal office or an existing branch is located. In addition, a Kentucky chartered bank is permitted to combine with a commonly controlled bank or thrift regardless of its location in Kentucky, provided both of the institutions have been in operation for at least five years. The Kentucky banking statutes also permit a Kentucky bank, with prior regulatory approval, to engage in an interstate merger transaction, and thereby establish a branch office outside of Kentucky. In any case, the transaction must also be approved by the FDIC, which considers a number of factors, including financial history, capital adequacy, earnings prospects, character of management, needs of the community and consistency with corporate powers.

    RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES AND INSIDERS. Transactions between the Bank and its nonbanking affiliates, including the Company, are subject to Section 23A of the Federal Reserve Act. In general, Section 23A imposes limits on the amount of such transactions, and also requires certain levels of collateral for loans to affiliated parties. It also limits the amount of advances to third parties which are collateralized by the securities or obligations of the Company or its subsidiaries.

    Affiliate transactions are also subject to Section 23B of the Federal Reserve Act which generally requires that certain transactions between the Bank and its affiliates be on terms substantially the same, or at least as favorable to the Bank, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons.

    The restrictions on loans to directors, executive officers, principal shareholders and their related interests (collectively referred to herein as "insiders") contained in the Federal Reserve Act and Regulation O apply to all insured institutions and their subsidiaries and holding companies. These restrictions include limits on loans to one borrower and conditions that must be met before such a loan can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution's total unimpaired capital and surplus, and the FDIC may determine that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions.

    RESTRICTIONS ON DISTRIBUTION OF SUBSIDIARY BANK DIVIDENDS AND
ASSETS. Dividends paid by the Bank have provided a substantial part of the Company's operating funds and for the foreseeable future it is anticipated that dividends paid by the Bank to the Company will continue to be the Company's principal source of operating funds. Capital adequacy requirements serve to limit the amount of dividends that may be paid by the Bank. Under federal law, the Bank cannot pay a dividend if, after paying the dividend, the

                                       63
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Bank will be "undercapitalized." The FDIC may declare a dividend payment to be unsafe and unsound even though the Bank would continue to meet its capital requirements after the dividend.

    Because the Company is a legal entity separate and distinct from its subsidiaries, its right to participate in the distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository institution holding company (such as the Company) or any shareholder or creditor thereof.

    EXAMINATIONS. The FDIC periodically examines and evaluates insured banks. Based upon such an evaluation, the FDIC may revalue the assets of the institution and require that it establish specific reserves to compensate for the difference between the FDIC-determined value and the book value of such assets. The Kentucky Department of Financial Institutions also conducts examinations of state banks but may accept the results of a federal examination in lieu of conducting an independent examination.

    AUDIT REPORTS. Insured institutions with total assets of $500 million or more must submit annual audit reports prepared by independent auditors to federal and state regulators. In some instances, the audit report of the institution's holding company can be used to satisfy this requirement. Auditors must receive examination reports, supervisory agreements and reports of enforcement actions. In addition, financial statements prepared in accordance with generally accepted accounting principles, management's certifications concerning responsibility for the financial statements, internal controls and compliance with legal requirements designated by the FDIC, and an attestation by the auditor regarding the statements of management relating to the internal controls must be submitted. For institutions with total assets of more than $3 billion, independent auditors may be required to review quarterly financial statements. The Federal Deposit Insurance Act requires that independent audit committees be formed, consisting of outside directors only. The committees of such institutions must include members with experience in banking or financial management, must have access to outside counsel, and must not include representatives of large clients.

    CAPITAL ADEQUACY REQUIREMENTS. The FDIC has adopted regulations establishing minimum requirements for the capital adequacy of insured institutions. The FDIC may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk.

    The FDIC's risk-based capital guidelines generally require state banks to have a minimum ratio of Tier 1 capital to total risk-weighted assets of 4% and a ratio of total capital to total risk-weighted assets of 8%. The capital categories have the same definitions for the Bank as for the Company. As of March 31, 1998, the Bank's ratio of Tier 1 capital to total risk-weighted assets was 11.46% and its ratio of total capital to total risk-weighted assets was 12.65%. See Note 14 to the Consolidated Financial Statements.

    The FDIC's leverage guidelines require state banks to maintain Tier 1 capital of no less than 5% of average total assets, except in the case of certain highly rated banks for which the requirement is 3% of average total assets. As of March 31, 1998, the Bank's ratio of Tier 1 capital to average total assets (leverage ratio) was 7.29%. See Note 14 to the Consolidated Financial Statements.

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
    CORRECTIVE MEASURES FOR CAPITAL DEFICIENCIES. The federal banking regulators are required to take "prompt corrective action" with respect to capital-deficient institutions. Agency regulations define, for each capital category, the levels at which institutions are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A "well capitalized" bank has a total risk-based capital ratio of 10% or higher; a Tier 1 risk-based capital ratio of 6% or higher; a leverage ratio of 5% or higher; and is not subject to any written agreement, order or directive requiring it to maintain a specific capital level for any capital measure. An "adequately capitalized" bank has a total risk-based capital ratio of 8% or higher; a Tier 1 risk-based capital ratio of 4% or higher; a leverage ratio of 4% or higher (3% or higher if the bank was rated a CAMEL 1 in its most recent examination report and is not experiencing significant growth); and does not meet the criteria for a well capitalized bank. A bank is "undercapitalized" if it fails to meet any one of the ratios required to be adequately capitalized.

    In addition to requiring undercapitalized institutions to submit a capital restoration plan, agency regulations contain broad restrictions on certain activities of undercapitalized institutions including asset growth, acquisitions, branch establishment, and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.

    As an institution's capital decreases, the FDIC's enforcement powers become more severe. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The FDIC has only very limited discretion in dealing with a critically undercapitalized institution and is virtually required to appoint a receiver or conservator.

    Banks with risk-based capital and leverage ratios below the required minimums may also be subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.

    DEPOSIT INSURANCE ASSESSMENTS. The Bank must pay assessments to the FDIC for federal deposit insurance protection. The FDIC has adopted a risk based assessment system as required by amendments made to the Federal Deposit Insurance Act. Under this system, FDIC-insured depository institutions pay insurance premiums at rates based on their risk classification. Institutions assigned to higher-risk classifications (that is, institutions that pose a greater risk of loss to their respective deposit insurance funds) pay assessments at higher rates than institutions that pose a lower risk. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. In addition, the FDIC can impose special assessments in certain instances.

    After the one-time SAIF assessment in 1996, the assessment rate disparity between BIF and SAIF members was eliminated. The current range of BIF and SAIF assessments is between 0% and .27% of deposits. Institutions which qualify for the 0% assessment category such as the Bank do, however, still have to pay the $1,000 minimum semi-annual assessment required by federal statute.

    The FDIC established a process for raising or lowering all rates for insured institutions semi-annually if conditions warrant a change. Under this new system, the FDIC has the flexibility to adjust the assessment rate schedule twice a year without seeking prior public comment, but only within a range of five cents per $100 above or below the premium schedule adopted. Changes in the rate schedule outside the five cent range above or below the current schedule can be made by the FDIC only after a full rulemaking with opportunity for public comment.

    On September 30, 1996, President Clinton signed into law an act that contained a comprehensive approach to recapitalizing the SAIF and to assure the payment of the Financing Corporation's ("FICO") bond obligations. Under this new act, banks insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan

Insurance Corporation in 1987. The BIF rate must equal one-fifth of the SAIF rate through year-end 1999, or until the insurance funds are merged, whichever occurs first. Thereafter BIF and SAIF payers will be assessed pro rata for the FICO bond obligations. With regard to the assessment for the FICO obligation, the current BIF rate is .0126% of deposits and the SAIF rate is .0630% of deposits.

    ENFORCEMENT POWERS. The FDIC and the other federal banking agencies have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject the Company or its banking subsidiaries, as well as officers, directors and other institution-affiliated parties of these organizations, to administrative sanctions and potentially substantial civil money penalties. The appropriate federal banking agency may appoint the FDIC as conservator or receiver for a banking institution (or the FDIC may appoint itself, under certain circumstances) if any one or more of a number of circumstances exist, including, without limitation, the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized; fails to become adequately capitalized when required to do so; fails to submit a timely and acceptable capital restoration plan; or materially fails to implement an accepted capital restoration plan.

    BROKERED DEPOSIT RESTRICTIONS. Well capitalized institutions may solicit and accept, renew or roll over brokered deposits without restriction. Institutions which are adequately capitalized, but not well capitalized, cannot accept, renew or roll over brokered deposits except with a waiver from the FDIC, and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew, or roll over brokered deposits.

    CROSS-GUARANTEE PROVISIONS. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") contains a "cross-guarantee" provision which generally makes commonly controlled insured depository institutions liable to the FDIC for any losses incurred in connection with the failure of a commonly controlled depository institution.

    COMMUNITY REINVESTMENT ACT. The Community Reinvestment Act of 1977 ("CRA") and the regulations issued thereunder are intended to encourage banks to help meet the credit needs of their service area, including low and moderate income neighborhoods, consistent with the safe and sound operations of the banks. These regulations also provide for regulatory assessment of a bank's record in meeting the needs of its service area when considering applications to establish banking centers, merger applications and applications to acquire the assets and assume the liabilities of another bank. FIRREA requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

    CONSUMER LAWS AND REGULATIONS. In addition to the laws and regulations discussed herein, the Bank is also subject to certain consumer laws and regulations that are designed to protect consumers in transactions with banks. While the list set forth herein is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and the Fair Housing Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with clients when taking deposits or making loans to such clients. The Bank must comply with the applicable provisions of these consumer protection laws and regulations as part of its ongoing customer relations.

INSTABILITY OF REGULATORY STRUCTURE

    Various legislation, including proposals to overhaul the bank regulatory system, expand the powers of banking institutions and bank holding companies and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. Such legislation may change banking statutes and the operating environment of the Company and its banking subsidiaries in substantial and unpredictable ways. The Company cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations with respect thereto, would have upon the financial condition or results of operations of the Company or its subsidiaries.

EXPANDING ENFORCEMENT AUTHORITY

    One of the major additional burdens imposed on the banking industry by amendments to the Federal Deposit Insurance Act is the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the Federal Reserve Board and FDIC are possessed of extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions. The Federal Deposit Insurance Corporation Improvements Act of 1991 (FDICIA), FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

EFFECT ON ECONOMIC ENVIRONMENT

    The policies of regulatory authorities, including the monetary policy of the Federal Reserve Board, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve Board to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits.

    Federal Reserve Board monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of such policies on the business and earnings of the Company and its subsidiaries cannot be predicted.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    [This discussion assumes shareholder approval of amendments to the Articles of Incorporation of Republic at a meeting to be held on or about June 30, 1998.]

    The authorized capital stock of Republic consists of 30,000,000 shares of Class A Common Stock having no par value (the Class A Common Stock), 5,000,000 shares of Class B Common Stock having no par value ("Class B Common Stock"), and 100,000 shares of Preferred Stock having no par value (the "Preferred Stock"). Shares of Class A Common Stock, Class B Common Stock and Preferred Stock may be issued at such time or times and for such consideration as the board of directors may deem advisable, subject to such limitations as may be set forth in the laws of Kentucky, the Company's Articles of Incorporation or Bylaws or, after the Offering, the rules of the Nasdaq National Market. As of March 31, 1998, there were 12,541,062 shares of Class A Common Stock and 2,418,074 shares of Class B Common Stock outstanding. No shares of Preferred Stock were outstanding on that date, and management is not aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF REPUBLIC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

    Except as discussed below, the shares of the Class A Common Stock and the Class B Common Stock are identical in all respects and have equal rights and privileges with each other as Common Stock. If there is a recapitalization or similar change in the number of shares of one class of Common Stock, a similar change must be made to the other class of Common Stock.

    As discussed below, the board of directors of the Company is authorized under the Articles of Incorporation to establish series of Preferred Stock and to fix the relative rights and preferences of shares of the series established. To the extent the board of directors of the Company exercises this authority granted it in the Articles of Incorporation, the fixing of the relative rights, preferences and limitations of shares of Preferred Stock, vis-a-vis the Common Stock, could have the effect of modifying the rights of holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by shareholders and may adversely affect the voting and other rights of the holders of Common Stock.

CLASS A COMMON STOCK

    VOTING RIGHTS.  The holders of the Class A Common Stock are entitled to one
(1) vote for each share of Class A Common Stock standing in their names on the books of the Company.

    DIVIDENDS. Subject to any preferential rights of any shares of Preferred Stock then outstanding, and applicable requirements, the Class A Common Stock is entitled to dividends from funds legally available therefor if, as and when declared by the board of directors of the Company. If any dividend is paid with respect to the Class B Common Stock a dividend of like kind must be declared and paid contemporaneously with respect to the Class A Common Stock. If a cash dividend is paid on the Class B Common Stock, a cash dividend must be paid on the Class A Common Stock in an amount equal to 110% of the dividend paid per share on the Class B Common Stock (rounded to the nearest $.0001). Any dividend per share on the Class A Common Stock paid other than in cash must be equal to the dividend paid on the Class B Common Stock.

    Although quarterly cash dividends have been paid on the Common Stock since 1995, and the board of directors of Republic has indicated its intention to continue to pay cash dividends on the Class A Common Stock, no assurance can be given that any dividends will be declared or, if declared, what the amount of the dividends will be or whether such dividends, once declared, will continue. See "DIVIDEND POLICY."

    CONVERSION. The Class A Common Stock is not convertible into any other class of the Company's capital stock.

    PREEMPTIVE RIGHTS. Holders of the Class A Common Stock are not entitled to preemptive rights with respect to any shares which may be issued. The Class A Common Stock is not subject to redemption.

    DISSOLUTION. If the Company is dissolved, the holders of the Class A Common Stock, together with the holders of the Class B Common Stock, will be entitled to receive, pro rata based on the number of shares held, the remaining assets of the Company after the satisfaction of the Company's liabilities and any preferential liquidation rights of any then outstanding shares of Preferred Stock of the Company.

    Because the Company is a holding company, its rights and the rights of its creditors and shareholders, including the holders of Class A Common Stock and Class B Common Stock, to participate in the distribution of assets of a subsidiary in its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that the Company itself may be a creditor having recognized claims against such subsidiary.

    OTHER ASPECTS. Republic has applied for listing of the Class A Common Stock on the Nasdaq National Market. Harris Trust Company of New York will serve as registrar and transfer agent of the Class A Common Stock following the Offering.

CLASS B COMMON STOCK

    VOTING RIGHTS.  The holders of the Class B Common Stock are entitled to ten
(10) votes for each share of Class B Common Stock standing in their names on the books of the Company.

    DIVIDENDS. Subject to any preferential rights of any shares of Preferred Stock then outstanding and the dividend differential in favor of the Class A Common Stock, the Class B Common Stock is entitled to dividends from funds legally available therefor if, as and when declared by the board of directors of the Company.

    CONVERSION. The Class B Common Stock is convertible into Class A Common Stock on a one share for one share basis. The Company is required to reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Common Stock. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of the Class B Common Stock, the Company is required to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Company's Articles of Incorporation.

    PREEMPTIVE RIGHTS. Holders of the Class B Common Stock are not entitled to preemptive rights with respect to any shares which may be issued. The Class B Common Stock is not subject to redemption.

    DISSOLUTION. If the Company is dissolved, the holders of the Class B Common Stock, together with the holders of the Class A Common Stock, will be entitled to receive, pro rata based on the number of shares held, the remaining assets of the Company after the satisfaction of the Company's liabilities and any preferential liquidation rights of any then outstanding shares of Preferred Stock of the Company.

PREFERRED STOCK

    Preferred Stock is preferred as to the payment of dividends over any other class of stock of the Company, and shall be preferred over any other class of stock of the Company upon liquidation, dissolution or winding up of the affairs of the Company.

    Except as otherwise expressly provided by law or as otherwise provided by the board of directors in establishing a particular series of Preferred Stock, the holders of shares of Preferred Stock are not entitled to notice of meetings of shareholders and are not entitled to vote at the election of directors or on any question arising at any meeting of the shareholders of the Company.

    The Articles of Incorporation vest in the board of directors the authority to divide the authorized shares of the Preferred Stock of the Company into series and, within the limitations imposed by law and the Articles of Incorporation, to fix and determine as to each such series:

        [1] The voting rights and powers, if any, of the holders of shares of such series;

        [2] The number of shares and designation of such series;

        [3] The annual dividend rate and whether cumulative, noncumulative, or partially cumulative;

        [4] The prices at which, and the terms and conditions on which, shares of such series may be redeemed;

        [5] The amounts payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company;

        [6] Whether the shares of such series shall have a preference, as to the payment of dividends or otherwise, over the shares of any other series;

        [7] The terms, if any, upon which shares of such series may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices and the rate of conversion or exchange, any adjustments thereof, and all other terms and conditions;

        [8] The sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

        [9] Such other provisions as may be fixed by the board of directors of the Company pursuant to Kentucky law.

    The board of directors does not intend to seek shareholder approval prior to any issuance of shares of Preferred Stock or any series of Preferred Stock, unless otherwise required by law. Under the Kentucky Business Corporation Act, shareholder approval prior to the issuance of shares of Common Stock or Preferred Stock is required in connection with certain mergers. Frequently, opportunities arise that require prompt action, such as the possible acquisition of a property or business or the private sale of securities, and it is the belief of the board of directors that the delay necessary for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders. The board of directors does not intend to issue any shares of Common Stock or Preferred Stock except on terms which the board of directors deems to be in the best interests of the Company and its then existing shareholders.

    Although the Preferred Stock and, because of its voting rights, the Class B Common Stock could be deemed to have an anti-takeover effect, the board of directors is not aware of any takeover efforts. If a hostile takeover situation should arise, shares of Class B Common Stock and/or Preferred Stock could be issued to purchasers sympathetic with the Company's management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management.

    The effects of the issuance of the Preferred Stock on the holders of Common Stock could include, among other things, (i) reduction of the amount otherwise available for payments of dividends on Common Stock if dividends are payable on the series of Preferred Stock; (ii) restrictions on dividends on Common Stock if dividends on the series of Preferred Stock are in arrears; (iii) dilution of the voting power of Common Stock if the series of Preferred Stock has voting rights, including a possible "veto" power if the series of Preferred Stock has class voting rights; (iv) dilution of the equity interest of holders of Common Stock if the series of Preferred Stock is convertible, and is converted, into Common Stock; and (v) restrictions on the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of Preferred Stock. Holders of Class A Common Stock have no preemptive rights to purchase or otherwise acquire any Preferred Stock that may be issued.

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CERTAIN PROVISIONS OF KENTUCKY LAW AND THE ARTICLES OF INCORPORATION AND BYLAWS
  OF REPUBLIC AFFECTING THE RIGHTS OF SHAREHOLDERS

    The rights of Class A Common shareholders of Republic are governed by the Kentucky Business Corporation Act and the Articles of Incorporation and Bylaws of Republic. The following discussion is a summary of certain material provisions of the Kentucky Business Corporation Act and Republic's Articles of Incorporation and Bylaws affecting shareholders rights. Copies of the Articles of Incorporation and Bylaws are filed as exhibits to the Registration Statement of which this Prospectus is a part.

    SPECIAL MEETINGS OF SHAREHOLDERS. The Articles of Incorporation limit the right of shareholders holding shares representing less than a majority of the voting power of the outstanding stock of the Company to call a special meeting of the shareholders. Under Article XIII, special meetings of shareholders may only be called by the board of directors or shareholders owning shares representing more than 50% of the votes entitled to be cast by the holders of all stock of the Company then outstanding. The affirmative vote of the holders of more than 50% of the voting power is required to amend this provision of the Articles of Incorporation.

    ELIMINATION OF CERTAIN LIABILITIES AND INDEMNIFICATION RIGHTS. The Articles of Incorporation of the Company limit the liability of directors to the Company and its shareholders to the maximum extent permitted by applicable law. Under
Section 271B.2-020 of the Kentucky Business Corporation Act, the personal liability of a director may not be limited for the following actions: (i) for any transaction in which the director's personal financial interest is in conflict with the financial interest of the corporation or its shareholders;
(ii) for acts of omissions not in good faith or which involve intentional misconduct or are known by the director to violate law; (iii) actions involving an improper distribution in violation of KRS 271B.8-330; and (iv) for any transaction from which the director derived an improper personal benefit. If the Kentucky General Assembly expands the types of director liabilities that can be eliminated or limited, the personal liability of directors of Republic under the Articles of Incorporation will likewise be eliminated or limited without any further action by shareholders.

    Under Kentucky law, a corporation has broad powers of indemnification. A person may be indemnified for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in proceedings in connection with the person's official capacity in the corporation. Indemnification against reasonable legal expenses incurred by a person in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. The Bylaws of the Company also require the Company to indemnify, and permit the Company to advance expenses to, all directors, officers, employees or agents of the Company who were or are threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, to the fullest extent that is expressly permitted or required by the Kentucky statutes and all other applicable law.

    ELECTION OF DIRECTORS. Kentucky law requires cumulative voting in the election of directors. Under cumulative voting, each shareholder is entitled to vote the number of votes of the shares owned by him on the record date multiplied by the number of directors to be elected. Each shareholder may cast all of his votes for a single nominee or may distribute his votes in any manner among as many candidates as the shareholder sees fit.

    The Company's Articles of Incorporation fix the minimum number of directors at five, with the exact number of directors to be fixed in accordance with the Bylaws. The number of directors is currently set at nine.

    CONFLICT OF INTEREST TRANSACTIONS. The Articles of Incorporation provide that the Company may enter into conflict of interest transactions with officers, directors and/or shareholders. According to the Articles of Incorporation, a conflict of interest transaction that is approved by shareholders holding a majority of the voting power is valid and binding as though ratified by every shareholder of the Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the completion of this Offering, the Company's directors, executive officers and all other current shareholders will own 12,141,062 shares of Class A Common Stock, representing approximately 85% of the total outstanding shares. The Company and its directors, officers and certain shareholders (who collectively will own approximately 59% of the outstanding shares of Class A Common Stock after the consummation of the Offering) have agreed with the Underwriters not to offer, sell, contract to sell or otherwise dispose of any of their shares of Class A Common Stock for a period of 180 days after the date of this Prospectus without the permission of the Underwriters. Currently 4,170,044 outstanding shares of Class A Common Stock are not subject to such agreement, and are freely tradable in accordance with Rule 144(k) under the Securities Act. After such 180 day period, all of such shares held by existing shareholders will be eligible for sale by the holders thereof in accordance with Rule 144 under the Securities Act. In addition, the outstanding Class B Common Stock and Trust Preferred securities held by nonaffiliates can be converted into approximately 1,329,388 shares of Class A Common Stock, which, upon conversion, will be tradable in accordance with Rule 144.

    In general, Rule 144 provides that, subject to its provisions and other applicable federal and state securities law requirements, any person (or persons whose shares are aggregated), including any person who may be deemed an "affiliate" as defined under the Securities Act, who has acquired securities directly or indirectly from the issuer or an affiliate in a transaction not involving a public offering ("restricted securities"), and who has beneficially owned such restricted securities for at least one year is entitled to sell within any three-month period, a number of such shares that does not exceed the greater of (i) the average weekly trading volume of the same class of securities during the four calendar weeks preceding the filing of the notice of the sale with the Securities and Exchange Commission ("Commission" or "SEC"); or (ii) 1% of the same class of securities then outstanding, subject to certain manner-of-sale provisions, notice requirements, and the availability of current information concerning the Company. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations and current public information, manner of sale and notice requirements described above. Affiliates, including officers, directors and principal shareholders of the Company, are subject to the volume limitations and certain other requirements as to all shares owned by them, regardless of the length of time such shares have been beneficially owned and irrespective of whether such shares were acquired from the issuer or otherwise and whether acquired in transaction involving a public offering.

                                  UNDERWRITING

    Subject to the terms and conditions of the Purchase Agreement among Morgan Keegan & Company, Inc. and J.J.B. Hilliard, W.L. Lyons, Inc. (the "Underwriters"), the Selling Shareholder and the Company, the Underwriters have severally agreed to purchase from the Selling Shareholder and the Company the following respective numbers of shares of Class A Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

NAME                                                                         NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
Morgan Keegan & Company, Inc...............................................
J.J.B. Hilliard, W.L. Lyons, Inc...........................................

    The Purchase Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all such shares of the Common Stock if any of such shares are purchased. The Underwriters are obligated to take and pay for all of the shares of Class A Common Stock offered hereby (other than those covered by the over-allotment option described below) if any are taken.

    Republic has been advised by the Underwriters that the Underwriters propose to offer such shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such
price less a concession not in excess of $         per share. The Underwriters
may allow, and such dealers may re-allow, a concession not in excess of
$         per share to certain other dealers. After the initial public offering, the offering price and other selling terms may be changed by the Underwriters.

    Pursuant to the Purchase Agreement, the Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 260,000 additional shares of Class A Common Stock at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus, solely to cover over-allotments. To the extent that the Underwriters exercise such option, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares in such table, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters.

    The Company, each of its directors and executive officers, and certain other shareholders of the Company have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of the Underwriters, except that the Company may issue shares of Class A Common Stock upon the exercise of currently outstanding options or upon conversion of currently outstanding Trust Preferred securities. See "RISK FACTORS-- SHARES ELIGIBLE FOR FUTURE SALE."

    The representatives of the Underwriters have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    Until the distribution of the Class A Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters or members of the selling group to bid for and purchase the Class A Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Common Stock.

    If the Underwriters create a short position in the Class A Common Stock in connection with the Offering, i.e., if they sell a greater aggregate number of shares of Class A Common Stock than is set forth on the cover page of this Prospectus, the Underwriters may reduce the short position by purchasing shares of Class A Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

    The Underwriters may also impose a penalty bid on certain selling group members. This means that if the Underwriters purchase Class A Common Stock in the open market to reduce the selling group members' short position or to stabilize the price of the Class A Common Stock, they may reclaim the amount of the selling concession from the selling group members who sold those shares of Class A Common Stock as part of the Offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Company nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Common Stock. In addition, neither the Company nor the Underwriters make any representation that the

Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Prior to the Offering, there has been no public market for the Class A Common Stock. Consequently, the initial public offering price for the Class A Common Stock has been determined by negotiations between the Company and the representatives of the Underwriters. Among the factors considered in such negotiations were prevailing market and general economic conditions, the market capitalizations, trading histories and stages of development of other traded companies that the Company and the Underwriters believed to be comparable to the Company, the results of operations of the Company in recent periods, the current financial position of the Company, estimates of the business potential of the Company and the present state of the Company's development and the availability for sale in the market of a significant number of shares of Class A Common Stock. Additionally, consideration has been given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the time the Offering was made.

    Application [has been] made for quotation of the Class A Common Stock on the Nasdaq National Market.

                                 LEGAL MATTERS

    The legality of the shares of the Class A Common Stock offered hereby will be passed upon by Wyatt, Tarrant & Combs, Louisville, Kentucky, counsel to Republic. A. Wallace Grafton, Jr., a partner of Wyatt, Tarrant & Combs, is a director of Republic and the Bank and, as of May 31, 1998, beneficially owns 51,940 shares of Class A Common Stock and 10,388 shares of Class B Common Stock. Certain legal matters in connection with the Offering will be passed on for the Underwriters by Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee.

                                    EXPERTS

    The consolidated financial statements of Republic and its subsidiaries at December 31, 1997 and 1996 and for the years then ended, included in this Prospectus and Registration Statement, have been audited by Crowe, Chizek and Company LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated statements of income, stockholders' equity, and cash flows of Republic and its subsidiaries for the year ended December 31, 1995, included in this Prospectus and Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    Deloitte & Touche LLP were the principal accountants for Republic Bancorp, Inc. from 1983 through 1995. As reported on Form 8-K filed with the Securities and Exchange Commission on May 31, 1996, Deloitte & Touche LLP were dismissed as the principal accountants and Crowe, Chizek and Company LLP were engaged as the principal accountants. The decision to change accountants was approved by the Company's board of directors.

    The audit reports of Deloitte & Touche LLP on the consolidated financial statements of Republic Bancorp, Inc. as of and for the year ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    There have been no disagreements with any of the independent accountants relating to accounting principles or practices or financial statement disclosure.

                             AVAILABLE INFORMATION

    Republic is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Copies of such reports and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports and other information can be inspected and copied at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants.

    Following the Offering, the shares of Class A Common Stock will be traded on the Nasdaq National Market under the symbol RBCA, and reports, proxy and informa-tion statements, and other information filed by Republic following the Offering may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-1 (together with all amendments and supplements, the "Registration Statement") under the Securities Act, with respect to the Class A Common Stock. This Prospectus omits certain information contained in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Class A Common Stock, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at the principal office of the Commission without charge at 450 Fifth Street, N.W., Washington, D.C. 20549.

    Copies of the Registration Statement may be obtained from the Commission at its principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where the contract or the document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
REPORT OF INDEPENDENT AUDITORS.............................................................................     F-2

REPORT OF INDEPENDENT AUDITORS.............................................................................     F-3

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of March 31, 1998 (unaudited) and
  December 31, 1997 and 1996...............................................................................     F-4

Consolidated Statements of Income for the three months ended March 31, 1998 and 1997 (unaudited) and for
  the years ended December 31, 1997, 1996 and 1995.........................................................     F-5

Consolidated Statements of Stockholders' Equity for the three months ended March 31, 1998 (unaudited) and
  for the years ended December 31, 1997, 1996 and 1995.....................................................     F-7

Consolidated Statements of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited) and
  for the years ended December 31, 1997, 1996 and 1995.....................................................     F-8

Notes to Consolidated Financial Statements.................................................................    F-10

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

of Republic Bancorp, Inc.

    We have audited the accompanying consolidated balance sheets of Republic Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Republic's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Crowe, Chizek and Company LLP

Louisville, Kentucky
January 30, 1998

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
of Republic Bancorp, Inc.

    We have audited the consolidated statements of income, stockholders' equity and cash flows of Republic Bancorp, Inc. and subsidiaries (the Company) for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Republic Bancorp, Inc. and subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

March 1, 1996
Louisville, Kentucky

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

           MARCH 31, 1998 (UNAUDITED) AND DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                           MARCH 31,    ------------  ------------
                                                                              1998
                                                                          ------------
                                                                          (UNAUDITED)
ASSETS:
  Cash and cash equivalents:
    Cash and due from banks.............................................  $     21,354  $     24,546  $     40,021
    Federal funds sold..................................................        29,675                      16,650
                                                                          ------------  ------------  ------------
      Total cash and cash equivalents...................................        51,029        24,546        56,671
  Securities available for sale.........................................       134,364        93,826       107,937
  Securities to be held to maturity.....................................        80,103        98,546       173,918
  Mortgage loans held for sale..........................................        26,100         9,970         7,624
  Loans, less allowance for loan losses of $8,234 (1998), $8,176 (1997)
    and $6,241 (1996)...................................................       783,505       794,939       759,424
  Federal Home Loan Bank stock..........................................        10,716         8,124         5,548
  Accrued interest receivable...........................................         9,033         8,803         9,685
  Premises and equipment, net...........................................        13,059        12,774        17,509
  Other assets..........................................................         4,667         3,422         2,566
                                                                          ------------  ------------  ------------
    TOTAL...............................................................  $  1,112,576  $  1,054,950  $  1,140,882
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
LIABILITIES
  Deposits:
    Non-interest bearing................................................  $     75,900  $     65,913  $     66,969
    Interest bearing....................................................       652,169       665,685       716,172
  Securities sold under agreements to repurchase and other short-term
    borrowings..........................................................       110,477       111,137       181,634
  Other borrowed funds..................................................       179,164       124,405       106,974
  Accrued interest payable..............................................        10,349         6,233         5,643
  Guaranteed preferred beneficial interests in Republic's subordinated
    debentures..........................................................         6,452         6,452
  Other liabilities.....................................................         4,631         6,739         4,471
                                                                          ------------  ------------  ------------
    Total liabilities...................................................     1,039,142       986,564     1,081,863
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, no par value, 100,000 shares authorized, Series A
    8.5% noncumulative convertible, 50,000 shares issued and outstanding
    (liquidation preference $5,000).....................................       --            --              5,000
  Class A common stock, no par value, 15,000,000 shares authorized,
    6,270,531 shares (1998) 6,265,531 shares (1997) and 6,051,611 shares
    (1996) issued and outstanding; Class B common stock, no par value,
    2,000,000 shares authorized, 1,209,037 shares (1998 and 1997) and
    1,169,857 shares (1996) issued and outstanding......................         3,615         3,613         3,491
  Additional paid-in capital............................................        10,890        10,833         6,817
  Retained earnings.....................................................        59,113        53,994        43,930
  Net unrealized depreciation on securities available for sale, net of
    tax.................................................................          (184)          (54)         (219)
                                                                          ------------  ------------  ------------
    Total stockholders' equity..........................................        73,434        68,386        59,019
                                                                          ------------  ------------  ------------
    TOTAL...............................................................  $  1,112,576  $  1,054,950  $  1,140,882
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

           THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,           YEARS ENDED DECEMBER 31,
                                                               --------------------  -------------------------------
                                                                 1998       1997       1997       1996       1995
                                                               ---------  ---------  ---------  ---------  ---------
                                                                   (UNAUDITED)
INTEREST INCOME:
  Loans, including fees......................................  $  19,123  $  18,815  $  76,889  $  70,831  $  61,338
  Securities available for sale..............................      1,725      1,463      5,748        569
  Securities to be held to maturity:
    Taxable..................................................      1,367      1,978      7,249      8,806      7,781
    Non-taxable..............................................         28         31        123        127        139
  FHLB dividends.............................................        188        110        494        378        338
  Other......................................................        354        213        691      1,275      1,537
                                                               ---------  ---------  ---------  ---------  ---------
    Total interest income....................................     22,785     22,610     91,194     81,986     71,133
                                                               ---------  ---------  ---------  ---------  ---------
INTEREST EXPENSE:
  Deposits...................................................      8,532      9,664     38,940     36,084     32,512
  Securities sold under agreements to repurchase and
    short-term borrowings....................................      1,216      1,242      4,533      3,481        975
  Other borrowed funds.......................................      2,667      1,697      7,383      4,290      4,233
                                                               ---------  ---------  ---------  ---------  ---------
    Total interest expense...................................     12,415     12,603     50,856     43,855     37,720
                                                               ---------  ---------  ---------  ---------  ---------

NET INTEREST INCOME..........................................     10,370     10,007     40,338     38,131     33,413

PROVISION FOR LOAN LOSSES....................................        643      1,298      7,251      9,149      4,268
                                                               ---------  ---------  ---------  ---------  ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES..........      9,727      8,709     33,087     28,982     29,145
                                                               ---------  ---------  ---------  ---------  ---------
NON-INTEREST INCOME:
  Service charges on deposit accounts........................        753        777      3,284      2,642      1,974
  Other service charges and fees.............................        397        310        661        445      1,434
  Bankcard services..........................................                   409        457      1,010      1,263
  Net gain on sale of deposits...............................      4,116                 7,527
  Net gain on sale of Bankcard...............................                            3,660
  Net gain on sale of mortgage loans.........................      1,009        281      1,852      1,212      1,083
  Net gain on available for sale securities..................        324                    81
  Loan servicing income......................................        166        189        734        829        895
  Other......................................................        147        130        674        959        871
                                                               ---------  ---------  ---------  ---------  ---------
    Total non-interest income................................      6,912      2,096     18,930      7,097      7,520
                                                               ---------  ---------  ---------  ---------  ---------

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

           THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,           YEARS ENDED DECEMBER 31,
                                                               --------------------  -------------------------------
                                                                 1998       1997       1997       1996       1995
                                                               ---------  ---------  ---------  ---------  ---------
                                                                   (UNAUDITED)
NON-INTEREST EXPENSE:
  Salaries and employee benefits.............................      4,076      3,688     15,444     13,236     11,334
  Occupancy and equipment....................................      1,862      2,006      8,562      6,623      5,346
  Communication and transportation...........................        426        436      1,796      1,548      1,407
  Marketing and development..................................        305        363      1,299      1,620      1,308
  FDIC deposit insurance.....................................         84         53        107      3,277      1,245
  Supplies...................................................        260        242      1,013        973        883
  Litigation recovery........................................                                                   (738)
  Other......................................................      1,061      1,207      4,659      4,132      3,720
                                                               ---------  ---------  ---------  ---------  ---------
    Total non-interest expense...............................      8,074      7,995     32,880     31,409     24,505
                                                               ---------  ---------  ---------  ---------  ---------

INCOME BEFORE INCOME TAXES...................................      8,565      2,810     19,137      4,670     12,160

INCOME TAXES.................................................      3,041        930      6,878      1,943      4,372
                                                               ---------  ---------  ---------  ---------  ---------

NET INCOME...................................................  $   5,524  $   1,880  $  12,259  $   2,727  $   7,788
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
  Change in unrealized gain (loss) on securities.............  $     194  $    (664) $     246  $    (219)
  Reclassification of realized amount........................       (324)                  (81)
                                                               ---------  ---------  ---------  ---------  ---------
  Net unrealized gain (loss) recognized in comprehensive
    income...................................................       (130)      (664)       165       (219)
                                                               ---------  ---------  ---------  ---------  ---------

COMPREHENSIVE INCOME.........................................  $   5,394  $   1,216  $  12,424  $   2,508  $   7,788
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------
EARNINGS PER SHARE
  Class A....................................................  $     .74  $     .25  $    1.64  $     .32
  Class B....................................................  $     .73  $     .24  $    1.62  $     .30
  Common Stock...............................................                                              $    1.03

EARNINGS PER SHARE ASSUMING DILUTION
  Class A....................................................  $     .71  $     .24  $    1.58  $     .32
  Class B....................................................  $     .70  $     .24  $    1.56  $     .30
  Common Stock...............................................                                              $    1.02

          See accompanying notes to consolidated financial statements.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 1997,
                                 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               COMMON STOCK                                       NET UNREALIZED
                  PREFERRED STOCK   ----------------------------------  ADDITIONAL               DEPRECIATION ON         TOTAL
                  ----------------  CLASS A   CLASS B                    PAID-IN     RETAINED   AVAILABLE FOR SALE   STOCKHOLDERS'
                  SHARES   AMOUNT   SHARES    SHARES    SHARES  AMOUNT   CAPITAL     EARNINGS       SECURITIES          EQUITY
                  ------   -------  -------   -------   ------  ------  ----------   --------   ------------------   -------------
BALANCE, January
 1, 1995........                                         7,174  $3,467   $ 6,609     $36,969                            $47,045
Sale of
 preferred
 stock..........     50    $ 5,000                                                                                        5,000
Exercise of
 common stock
 options........                                            54     27        279                                            306
Purchases and
 retirements of
 common stock...                                            (6)    (3 )      (71)                                           (74)
Dividends
 declared:
  Preferred
    ($7.28 per
    share)......                                                                        (364)                              (364)
  Common ($.17
    per
    share)......                                                                      (1,199)                            (1,199)
Net income......                                                                       7,788                              7,788
                  ------   -------                      ------  ------  ----------   --------                        -------------
BALANCE,
 December 31,
 1995...........     50      5,000                       7,222  3,491      6,817      43,194                             58,502
Stock split.....                     6,018     1,204    (7,222)
Conversions of
 Class B common
 to Class A
 common.........                        34       (34)
Dividends
 declared:
  Preferred
    ($8.50 per
    share)......                                                                        (425)                              (425)
  Common: Class
    A ($.22 per
    share)......                                                                      (1,330)                            (1,330)
          Class
    B ($.20 per
    share)......                                                                        (236)                              (236)
Net changes in
 unrealized
 depreciation on
 securities
 available for
 sale, net of
 tax............                                                                                      $(219)               (219)
Net income......                                                                       2,727                              2,727
                  ------   -------  -------   -------   ------  ------  ----------   --------         -----          -------------
BALANCE,
 December 31,
 1996...........     50      5,000   6,052     1,170            3,491      6,817      43,930           (219)             59,019
Exercise of
 common stock
 options........                        14                          7        146                                            153
Redemption of
 preferred
 stock..........    (10)    (1,015)                                                     (203)                            (1,218)
Conversion of
 preferred stock
 into common
 stock..........    (40)    (3,985)    199        40              115      3,870
Conversions of
 Class B common
 to Class A
 common.........                         1        (1)
Dividends
 declared:
  Preferred
    ($8.50 per
    share)......                                                                        (425)                              (425)
  Common: Class
    A ($.22 per
    share)......                                                                      (1,335)                            (1,335)
          Class
    B ($.20 per
    share)......                                                                        (232)                              (232)
Net changes in
 unrealized
 depreciation on
 securities
 available for
 sale, net of
 tax............                                                                                        165                 165
Net income......                                                                      12,259                             12,259
                  ------   -------  -------   -------   ------  ------  ----------   --------         -----          -------------
BALANCE,
 December 31,
 1997...........                     6,266     1,209            3,613     10,833      53,994            (54)             68,386
Exercise of
 common stock
 options(1).....                         5                          2         57                                             59
Dividends
 declared(1)
  Common: Class
    A ($.055 per
    share)......                                                                        (345)                              (345)
          Class
    B ($.05 per
    share)......                                                                         (60)                               (60)
Net changes in
 unrealized
 depreciation on
 securities
 available for
 sale, net of
 tax(1).........                                                                                       (130)               (130)
Net income(1)...                                                                       5,524                              5,524
                  ------   -------  -------   -------   ------  ------  ----------   --------         -----          -------------
BALANCE, March
 31, 1998(1)....                     6,271     1,209            $3,615   $10,890     $59,113          $(184)            $73,434
                  ------   -------  -------   -------   ------  ------  ----------   --------         -----          -------------
                  ------   -------  -------   -------   ------  ------  ----------   --------         -----          -------------

------------------------
(1)  Unaudited
          See accompanying notes to consolidated financial statements.

                    REPUBLIC BANCORP. INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

           THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                               MARCH 31,               YEARS ENDED DECEMBER 31,
                                                         ----------------------  -------------------------------------
                                                            1998        1997        1997         1996         1995
                                                         ----------  ----------  -----------  -----------  -----------
                                                              (UNAUDITED)
OPERATING ACTIVITIES:
  Net income...........................................  $    5,524  $    1,880  $    12,259  $     2,727  $     7,788
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization of premises and
      equipment........................................         838       1,047        4,683        3,179        2,353
    Amortization and accretion of securities...........          57         135          606         (124)        (370)
    FHLB stock dividends...............................        (188)        (97)        (456)        (372)        (331)
    Provision for loan losses..........................         643       1,298        7,251        9,149        4,268
    Net gain on sale of deposits.......................      (4,116)                  (7,527)
    Net gain on sale of Bankcard.......................                               (3,660)
    Net gain on sale of mortgage loans.................      (1,009)       (281)      (1,852)      (1,212)      (1,083)
    Net gain on sale of securities.....................        (324)                     (81)
    Proceeds from sale of loans held for sale..........      58,043      24,235      123,909      104,115       86,808
    Origination of mortgage loans held for sale........     (73,164)    (22,415)    (124,403)    (104,539)     (91,407)
    Changes in assets and liabilities:
      Accrued interest receivable......................        (230)        532          882       (2,441)      (1,968)
      Other assets.....................................        (595)       (150)          17          415          960
      Accrued interest payable.........................       4,116       1,779          590        1,329          755
      Other liabilities................................      (2,108)        894        2,268           83       (1,281)
                                                         ----------  ----------  -----------  -----------  -----------
        Net cash provided by (used in) operating
          activities...................................     (12,513)      8,857       14,486       12,309        6,492

INVESTING ACTIVITIES:
  Purchases of securities available for sale...........     (81,269)                 (69,355)    (108,350)
  Purchases of securities to be held to maturity.......                 (11,089)     (11,189)    (215,655)    (100,039)
  Purchases of FHLB stock..............................      (2,404)     (1,000)      (2,120)
  Proceeds from maturities of securities to be held to
    maturity...........................................      18,522      53,305       86,746      156,596       86,460
  Proceeds from sales of securities available for
    sale...............................................      40,722       9,124       83,006
  Proceeds from sale of Bankcard.......................                               26,590
  Net (increase) decrease in loans.....................      10,208     (26,470)     (66,654)    (100,484)    (101,313)
  Purchases of premises and equipment..................      (2,001)     (1,028)      (3,364)      (8,673)      (2,922)
  Proceeds from sales of premises and equipment........         878                    3,416
                                                         ----------  ----------  -----------  -----------  -----------
    Net cash provided by (used in) investing
      activities.......................................     (15,344)     22,842       47,076     (276,566)    (117,814)

                    REPUBLIC BANCORP. INC. AND SUBSIDIARIES

           THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                               MARCH 31,               YEARS ENDED DECEMBER 31,
                                                         ----------------------  -------------------------------------
                                                            1998        1997        1997         1996         1995
                                                         ----------  ----------  -----------  -----------  -----------
                                                              (UNAUDITED)
FINANCING ACTIVITIES:
  Net increase in deposits.............................      62,151      29,301       63,593       48,698      144,407
  Sale of deposits.....................................     (61,564)                (107,609)
  Net increase (decrease) in securities sold under
    agreements to repurchase and other short-term
    borrowings.........................................        (660)    (94,183)     (70,497)     159,905        8,997
  Payments on other borrowed funds.....................     (35,241)    (42,228)    (296,819)     (77,089)     (19,997)
  Proceeds from other borrowed funds...................      90,000      47,000      314,250      116,000       11,000
  Purchases and retirements of common stock............                                                            (74)
  Sale of preferred stock..............................                                                          5,000
  Proceeds from issuance of guaranteed preferred
    beneficial interests in Republic's subordinated
    debentures.........................................                   6,452        6,452
  Proceeds from common stock options exercised.........          59                      153                       306
  Redemption of preferred stock........................                               (1,218)
  Cash dividends paid..................................        (405)       (497)      (1,992)      (1,899)      (1,563)
                                                         ----------  ----------  -----------  -----------  -----------
    Net cash provided by (used in) financing
      activities.......................................      54,340     (54,155)     (93,687)     245,615      148,076
                                                         ----------  ----------  -----------  -----------  -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...      26,483     (22,456)     (32,125)     (18,642)      36,754

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.........      24,546      56,671       56,671       75,313       38,559
                                                         ----------  ----------  -----------  -----------  -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR...............  $   51,029  $   34,215  $    24,546  $    56,671  $    75,313
                                                         ----------  ----------  -----------  -----------  -----------
                                                         ----------  ----------  -----------  -----------  -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest...........................................  $    8,299  $   13,135  $    50,266  $    42,526  $    36,965
    Income taxes.......................................  $    2,581              $    $6,095  $     2,902  $     3,920
  Transfers from loans to real estate acquired in
    settlement of loans................................  $      583  $       61  $       958  $       104  $       802
  Conversion of preferred stock to common stock........                          $     3,985  $

          See accompanying notes to consolidated financial statements.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION AND BUSINESS--The consolidated financial statements include the accounts of Republic Bancorp, Inc. (Parent Company) and its wholly-owned subsidiaries; Republic Bank & Trust Company (Bank), Republic Capital Trust, Republic Mortgage Company and Republic Insurance Agency, Inc. (collectively Republic). All significant intercompany balances and transactions have been eliminated.

    Republic operates 18 banking centers primarily in the retail banking industry and conducts its operations predominately in metropolitan Louisville and in Central Kentucky. Republic's consolidated results of operations are dependent upon net interest income, which is the difference between the interest income on interest-earning assets and the interest expense on interest-bearing liabilities. Principal interest-earning assets are securities and commercial, real estate mortgage and consumer loans. Interest-bearing liabilities consist of interest-bearing deposit accounts and short-term and long-term borrowings.

    Other sources of income include fees charged to customers for a variety of banking services such as credit cards, transaction deposit accounts, and trust services. Republic also generates revenue from its mortgage banking activities including the origination and sale of loans in the secondary market and servicing loans for others.

    Republic's operating expenses consist primarily of salaries and employee benefits, occupancy and equipment expenses, communications and transportation costs and other general and administrative expenses. Republic's results of operations are significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory agencies.

    SECURITIES--Securities to be held to maturity are those which Republic has the positive intent and ability to hold to maturity and are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

    Securities available for sale consist of securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a separate component of shareholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

    Declines in the fair value of individual securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

    Federal Home Loan Bank stock is not considered a marketable equity security under Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and, therefore, is carried at cost.

    MORTGAGE BANKING ACTIVITIES--Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market value. Republic controls its interest rate risk with respect to mortgage loans held for sale and loan commitments expected to close by entering into option agreements to sell loans. The aggregate market value of mortgage loans held for sale considers the sales prices of such agreements. Republic also provides currently for any losses on uncovered commitments to lend or sell.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    On January 1, 1996, Republic adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights" which requires an enterprise with mortgage banking activities to recognize the right to service mortgage loans for others as a separate asset, however those rights were acquired. Under previous accounting guidance, a separate asset was recognized for purchased, but not originated, mortgage servicing rights. Under SFAS No. 122, the total cost of mortgage loans originated with the intent to sell is allocated between the servicing right and the loan without the servicing right based on their relative fair values at the date of origination. The capitalized cost of servicing rights are amortized in proportion to, and over the period of, the estimated net servicing income. The mortgage servicing asset is periodically evaluated for impairment.

    Since adoption of this Statement, loans sold in the secondary market have been primarily servicing released. Accordingly, adoption of SFAS No. 122 has had no material impact on Republic's financial position or results of operations.

    LOANS--Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

    Interest on loans is computed on the principal balance outstanding. Loan origination fees and certain direct loan origination costs relating to successful loan origination efforts are deferred and recognized over the lives of the related loans as an adjustment to yield.

    Generally, the accrual of interest on loans, including impaired loans, is discontinued when it is determined that the collection of interest or principal is doubtful, or when a default of interest or principal has existed for 90 days or more, unless such loan is well secured and in the process of collection. Interest received on non-accrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. When loans are placed on non-accrual status, all unpaid accrued interest is reversed. Such loans remain on non-accrual status until the borrower demonstrates the ability to remain current or the loan is deemed uncollectible and is charged off. Consumer loans generally are not placed on non-accrual status but are reviewed periodically and charged off when deemed uncollectible.

    Republic recognizes interest income on an impaired loan when earned, unless the loan is on non-accrual status, in which case interest income is recognized when received.

    ALLOWANCE FOR LOAN LOSSES--The allowance for loan losses is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Although management believes it uses the best information available to make determinations with respect to Republic's allowance for loan losses, future adjustments, which could be material, may be necessary if original assumptions differ from actual performance.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    A loan is defined as "impaired" when it is probable that a creditor will be unable to collect all principal and interest due according to the contractual terms of the loan agreement. Republic has defined its population of impaired loans to be those commercial real estate and commercial loans $500,000 or greater that management has classified as doubtful (collection of all amounts due under the terms of the loan is highly questionable or improbable) or loss (all or a portion of the loan has been written off or a specific allowance for loss has been provided). Republic's policy is to charge off all or that portion of its investment in an impaired loan upon determination that it is probable the amount will not be collected.

    Impairment of smaller balance, homogeneous loans (commercial real estate and commercial loans less than $500,000, residential real estate, consumer, home equity, and credit card loans) is measured on an aggregate basis giving consideration to historical charge-off experience of the related portfolios.

    PREMISES AND EQUIPMENT--Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated useful lives of the related assets on the straight-line method. Estimated lives are 25 to 31 1/2 years for buildings and improvements, 3 to 5 years for furniture, fixtures and equipment and 3 to 9 years for leasehold improvements.

    LONG LIVED ASSETS--Effective January 1, 1996, Republic adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets", which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The effect of adopting this standard is considered to be a component of other operating expense and was not significant.

    LOAN SERVICING--Loan servicing income is recorded as principal payments are collected and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. Costs of loan servicing are charged to expense as incurred.

    STOCK OPTION PLANS--On January 1, 1996, Republic adopted SFAS No. 123, "Accounting for Stock Based Compensation." This Statement establishes a fair value based method of accounting for stock options and similar equity instruments such as warrants. Companies may either adopt the fair value method of accounting introduced in SFAS No. 123 or continue to apply the intrinsic value method required under prior accounting methods. Under the intrinsic value method, because the exercise price of Republic's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Companies which do not elect to use the fair value method must make pro forma disclosures of net income and earnings per share as if the fair value method provided for in SFAS No. 123 had been adopted. Management has elected to continue the intrinsic value method and has provided the pro forma disclosures.

    INCOME TAXES--Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    EARNINGS PER SHARE--Earnings per share and earnings per share assuming dilution are computed under a new accounting standard effective in the quarter ended December 31, 1997. All prior amounts have been restated to be comparable. Earnings per share is based on income less preferred stock dividends (and, in

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the case of Class B common stock, less the dividend preference on Class A common stock) divided by the weighted average number of shares outstanding during the period. Earnings per share assuming dilution shows the effect of additional common shares issuable under stock options, convertible preferred stock and guaranteed preferred beneficial interests in Republic's subordinated debentures. All per share amounts have been restated to reflect the stock splits occurring during the periods presented.

    COMPREHENSIVE INCOME--Republic adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income", effective for the interim period ended March 31, 1998. This Standard requires reporting of comprehensive income, defined as changes in equity other than those resulting from investments by or distributions to stockholders. Net income, plus or minus "other comprehensive income" results in comprehensive income. The only item of other comprehensive income applicable to Republic is the change in unrealized gain or loss on securities available for sale. Comprehensive income is reported on the statement of income. The periods prior to March 31, 1998 were restated to meet the current reporting format.

    USE OF ESTIMATES--Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

    RECENT ACCOUNTING PRONOUNCEMENTS--In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard changes the way public companies report information about operating segments in annual financial statements and requires that those companies report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Operating segments are parts of a company for which separate information is available which is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in evaluating performance. Required disclosures for operating segments include total segment revenues, total segment profit or loss, and total segment assets. The standard also requires disclosures regarding revenues derived from products and service (or similar groups of products or services), countries in which the company derives revenue or holds assets, and about major customers, regardless of whether this information is used in operating decision making. Republic is required to adopt the disclosure requirements in its 1998 annual report, and in interim periods in 1999. The 1999 interim period disclosures are required to include comparable 1998 information.

    UNAUDITED FINANCIAL INFORMATION--Financial information at March 31, 1998 and for the three months ended March 31, 1998 and 1997 is unaudited. In the opinion of management of Republic, all adjustments necessary for a fair presentation of such financial information have been included. All such adjustments are of a normal recurring nature. The statements of income, cash flows and changes in stockholders' equity for the three months ended March 31, 1998 are not necessarily indicative of the statements of income, cash flows and changes in stockholders' equity which may be expected for the year ending December 31, 1998.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

2. CASH AND CASH EQUIVALENTS

    During 1998, the Bank entered into agreements to purchase securities under agreements to resell ("reverse repurchase agreements"). At March 31, 1998 these reverse repurchase agreements totaled $20.0 million (unaudited). The securities purchased under these reverse repurchase agreements are government agency securities and pledged against the Bank's customer repurchase accounts. The fair value of the pledged securities as of March 31, 1998 was approximately $20.0 million (unaudited). The securities purchased under these agreements are overnight in term and maintained by a third party safekeeping agent for the benefit of the Bank. The average balance of securities purchased under reverse repurchase agreements during the first quarter of 1998 was $7.6 million (unaudited) with a maximum balance outstanding at any month end of $20.0 million (unaudited).

    Republic is required by the Federal Reserve Bank to maintain average reserve balances. Cash and due from banks in the consolidated balance sheet includes $1.7 million of reserve balances at December 31, 1997.

3. SECURITIES

    Securities available for sale:

                                                                 MARCH 31, 1998
                                               --------------------------------------------------
                                                               GROSS         GROSS
                                               AMORTIZED    UNREALIZED    UNREALIZED
                                                  COST         GAINS        LOSSES     FAIR VALUE
                                               ----------  -------------  -----------  ----------
                                                           (IN THOUSANDS, UNAUDITED)
U.S. Treasury Securities and U.S. government
  agencies...................................  $   92,628                  $    (128)  $   92,500
Mortgage-Backed Securities...................      42,015                       (151)      41,864
                                               ----------          ---         -----   ----------
Total securities available for sale..........  $  134,643                  $    (279)  $  134,364
                                               ----------          ---         -----   ----------
                                               ----------          ---         -----   ----------

                                                               DECEMBER 31, 1997
                                               --------------------------------------------------
                                                               GROSS         GROSS
                                               AMORTIZED    UNREALIZED    UNREALIZED
                                                  COST         GAINS        LOSSES     FAIR VALUE
                                               ----------  -------------  -----------  ----------
                                                                 (IN THOUSANDS)
U.S. Treasury securities and U.S. government
  agencies...................................  $   44,586    $       6     $     (33)  $   44,559
Mortgage-backed securities...................      49,322           28           (83)      49,267
                                               ----------          ---         -----   ----------
Total securities available for sale..........  $   93,908    $      34     $    (116)  $   93,826
                                               ----------          ---         -----   ----------
                                               ----------          ---         -----   ----------

                                                               DECEMBER 31, 1996
                                               --------------------------------------------------
                                                               GROSS         GROSS
                                               AMORTIZED    UNREALIZED    UNREALIZED
                                                  COST         GAINS        LOSSES     FAIR VALUE
                                               ----------  -------------  -----------  ----------
                                                                 (IN THOUSANDS)
U.S. Treasury securities and U.S. government
  agencies...................................  $  108,269                  $    (332)  $  107,937
                                               ----------          ---         -----   ----------
                                               ----------          ---         -----   ----------

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3. SECURITIES (CONTINUED)
    Securities to be held to maturity:

                                                                 MARCH 31, 1998
                                               --------------------------------------------------
                                                               GROSS         GROSS
                                               AMORTIZED    UNREALIZED    UNREALIZED
                                                  COST         GAINS        LOSSES     FAIR VALUE
                                               ----------  -------------  -----------  ----------
                                                           (IN THOUSANDS, UNAUDITED)
U.S. Treasury Securities and U.S. government
  agencies...................................  $   75,298    $     170     $    (247)  $   75,221
Obligations of state and political
  subdivisions...............................       4,244          194                      4,438
Mortgage-backed securities...................         561                        (29)         532
                                               ----------        -----         -----   ----------
Total securities to be held to maturity......  $   80,103    $     364     $    (276)  $   80,191
                                               ----------        -----         -----   ----------
                                               ----------        -----         -----   ----------

                                                               DECEMBER 31, 1997
                                               --------------------------------------------------
                                                               GROSS         GROSS
                                               AMORTIZED    UNREALIZED    UNREALIZED
                                                  COST         GAINS        LOSSES     FAIR VALUE
                                               ----------  -------------  -----------  ----------
                                                                 (IN THOUSANDS)
U.S. Treasury securities and U.S. government
  agencies...................................  $   93,693    $     229     $    (378)  $   93,544
Obligations of state and political
  subdivisions...............................       4,270          177                      4,447
Mortgage-backed securities...................         583                        (34)         549
                                               ----------        -----         -----   ----------
Total securities to be held to maturity......  $   98,546    $     406     $    (412)  $   98,540
                                               ----------        -----         -----   ----------
                                               ----------        -----         -----   ----------

                                                               DECEMBER 31, 1996
                                               --------------------------------------------------
                                                               GROSS         GROSS
                                               AMORTIZED    UNREALIZED    UNREALIZED
                                                  COST         GAINS        LOSSES     FAIR VALUE
                                               ----------  -------------  -----------  ----------
                                                                 (IN THOUSANDS)
U.S. Treasury securities and U.S. government
  agencies...................................  $  168,797    $     452     $    (800)  $  168,449
Obligations of state and political
  subdivisions...............................       4,458          167            (1)       4,624
Mortgage-backed securities...................         663                        (41)         622
                                               ----------        -----         -----   ----------
Total securities to be held to maturity......  $  173,918    $     619     $    (842)  $  173,695
                                               ----------        -----         -----   ----------
                                               ----------        -----         -----   ----------

    Securities having an amortized cost of $210.0 million (unaudited) and a fair value of $209.7 million (unaudited) at March 31, 1998, were pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes, as required or permitted by law. Gross gains on available for sale securities were $324,000 (unaudited) for quarter ended March 31, 1998.

    Securities having an amortized cost of $168.6 million and $263.5 million and fair value of $168.1 million and $262.9 million at December 31, 1997 and 1996, respectively, were pledged to secure public

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

3. SECURITIES (CONTINUED)
deposits, securities sold under agreements to repurchase and for other purposes, as required or permitted by law.

    The amortized cost and fair value of securities by contractual maturity are as follows:

                                                                 DECEMBER 31, 1997
                                                 --------------------------------------------------
                                                     SECURITIES TO BE             SECURITIES
                                                     HELD TO MATURITY         AVAILABLE FOR SALE
                                                 ------------------------  ------------------------
                                                  AMORTIZED                 AMORTIZED
                                                    COST      FAIR VALUE      COST      FAIR VALUE
                                                 -----------  -----------  -----------  -----------
                                                                   (IN THOUSANDS)
Due in one year or less........................   $  52,787    $  52,776
Due after one year through five years..........      31,049       31,028    $  44,586    $  44,559
Due after five through ten years...............      11,438       11,486       34,220       34,159
Due after ten years............................       3,272        3,250       15,102       15,108
                                                 -----------  -----------  -----------  -----------
Total..........................................   $  98,546    $  98,540    $  93,908    $  93,826
                                                 -----------  -----------  -----------  -----------
                                                 -----------  -----------  -----------  -----------

4. LOANS

                                                         MARCH 31,          DECEMBER 31,
                                                           1998        ----------------------
                                                        (UNAUDITED)       1997        1996
                                                      ---------------  ----------  ----------
                                                                  (IN THOUSANDS)
Residential real estate.............................    $   480,820    $  480,874  $  457,204
Commercial real estate..............................         74,462        76,306      59,086
Real estate construction............................         39,539        37,940      32,130
Commercial..........................................         22,042        21,552      25,115
Consumer............................................         74,016        81,967      96,138
Home equity.........................................        100,154       102,512      69,572
Bankcard............................................                                   24,527
Other...............................................          2,657         4,094       4,309
                                                      ---------------  ----------  ----------
  Total loans.......................................        793,690       805,245     768,081
Less:
  Unearned interest income and unamortized loan
    fees............................................          1,951         2,130       2,416
  Allowance for loan losses.........................          8,234         8,176       6,241
                                                      ---------------  ----------  ----------
Loans, net..........................................    $   783,505    $  794,939  $  759,424
                                                      ---------------  ----------  ----------
                                                      ---------------  ----------  ----------

    Substantially all loans are to borrowers in Republic's primary market areas. Republic's policy is to make residential real estate loans that generally do not exceed 80% of appraised value of the underlying property for conventional loans, and to require borrowers to purchase private mortgage insurance where the borrower's down payment is less than 20%. Republic generally also requires collateral on commercial real estate loans, commercial loans and home equity loans. All Bankcard loans and approximately $38.4 million and $55.0 million of consumer loans at December 31, 1997 and 1996, respectively, are on an unsecured basis.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

4. LOANS (CONTINUED)

    During 1997, Republic sold the Bankcard loans. A gain of $3.7 million was recognized on these sales and includes $500,000 of gain recognized on the sale of the associated merchant processing.

    Republic monitors its exposure to credit risk by performing ongoing credit evaluations of the borrowers' financial condition and maintains an allowance for potential credit losses. Activity in the allowance for loan losses is summarized as follows:

                                                                          DECEMBER 31,
                                                  MARCH 31,      -------------------------------
                                              1998 (UNAUDITED)     1997       1996       1995
                                              -----------------  ---------  ---------  ---------
                                                                (IN THOUSANDS)
Balance, beginning of year..................      $   8,176      $   6,241  $   3,695  $   1,827
Provision for loan losses charged to
 income.....................................            643          7,251      9,149      4,268
Charge-offs.................................           (702)        (5,859)    (7,129)    (2,489)
Recoveries..................................            117            543        526         89
                                                     ------      ---------  ---------  ---------
Balance, end of year........................      $   8,234      $   8,176  $   6,241  $   3,695
                                                     ------      ---------  ---------  ---------
                                                     ------      ---------  ---------  ---------

    The level of charge offs in 1997 and 1996 exceeded losses incurred in prior periods and were directly related to two unsecured credit programs initiated in 1995. The net charge offs related to loans arising under these programs were $4.2 million and $4.8 million in 1997 and 1996, and accounted for 71% and 73% of net charge-offs in each of those years. Originations of loans under these programs were significantly reduced in 1997 and 1996, and such originations were underwritten to more restrictive standards than in 1995.

    Information about Republic's investment in impaired loans is as follows:

                                                   AS OF AND FOR     AS OF AND FOR THE YEARS ENDED
                                                     THE THREE
                                                   MONTHS ENDED              DECEMBER 31,
                                                     MARCH 31,      -------------------------------
                                                 1998 (UNAUDITED)     1997       1996       1995
                                                 -----------------  ---------  ---------  ---------
                                                                   (IN THOUSANDS)
Gross impaired loans which have allowances.....      $   1,640      $   1,640  $   1,638  $   4,064
Less: related allowances for loan losses.......            240            240        240        589
                                                        ------      ---------  ---------  ---------
Net impaired loans with related allowances.....          1,400          1,400      1,398      3,475
Impaired loans with no related allowances......              0              0          0         87
                                                        ------      ---------  ---------  ---------
  Total........................................      $   1,400      $   1,400  $   1,398  $   3,562
                                                        ------      ---------  ---------  ---------
                                                        ------      ---------  ---------  ---------
Average impaired loans outstanding.............      $   1,640      $   1,639  $   1,638  $   3,432
                                                        ------      ---------  ---------  ---------
                                                        ------      ---------  ---------  ---------
Interest income recognized.....................      $       0      $      93  $     110  $     358
                                                        ------      ---------  ---------  ---------
                                                        ------      ---------  ---------  ---------
Interest income received.......................      $       0      $      93  $     110  $     337
                                                        ------      ---------  ---------  ---------
                                                        ------      ---------  ---------  ---------

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

4. LOANS (CONTINUED)
    Loans made to executive officers and directors of Republic and their related interests in the ordinary course of business, subject to substantially the same credit policies as other loans and current in their terms, are as follows:

                                                   BALANCE,                             BALANCE,
                                                   BEGINNING      NEW                      END
                     PERIOD                        OF PERIOD     LOANS    REPAYMENTS    OF PERIOD
------------------------------------------------  -----------  ---------  -----------  -----------
                                                                   (IN THOUSANDS)
Year ended December 31, 1997....................   $   5,688   $   7,301   $   8,327    $   4,662
                                                  -----------  ---------  -----------  -----------
                                                  -----------  ---------  -----------  -----------

5. LOAN SERVICING

    Republic was servicing loans for others (primarily FHLMC) totaling $263 million and $297 million at December 31, 1997 and 1996, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and processing foreclosures. In connection with these loans serviced for others, Republic held borrowers' escrow balances of $.5 million and $.6 million at December 31, 1997 and 1996, respectively.

6. ACCRUED INTEREST RECEIVABLE

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Investment securities...................................................  $   2,845  $   4,331
Loans...................................................................      5,958      5,354
                                                                          ---------  ---------
                                                                          $   8,803  $   9,685
                                                                          ---------  ---------
                                                                          ---------  ---------

7. PREMISES AND EQUIPMENT

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Land....................................................................  $   1,007  $   1,699
Office buildings and improvements.......................................      6,991      8,718
Furniture, fixtures and equipment.......................................     17,735     18,608
Leasehold improvements..................................................        869        869
                                                                          ---------  ---------
Total premises and equipment............................................     26,602     29,894
Less accumulated depreciation and amortization..........................     13,828     12,385
                                                                          ---------  ---------
Net premises and equipment..............................................  $  12,774  $  17,509
                                                                          ---------  ---------
                                                                          ---------  ---------

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

8. INTEREST BEARING DEPOSITS

                                                         MARCH 31,          DECEMBER 31,
                                                           1998        ----------------------
                                                        (UNAUDITED)       1997        1996
                                                      ---------------  ----------  ----------
                                                                  (IN THOUSANDS)
Demand (NOW, SuperNOW and
 Money Market)......................................    $   136,710    $  118,870  $  116,180
Savings.............................................         11,178        12,165      14,840
Money market certificates of deposit................         36,897        41,307      63,423
Individual retirement accounts......................         22,555        30,167      35,845
Certificates of deposit, $100,000 and over..........         65,116        63,045      60,890
Other certificates of deposit.......................        332,016       352,478     374,864
Brokered deposits...................................         47,697        47,653      50,130
                                                      ---------------  ----------  ----------
Total interest bearing deposits.....................    $   652,169    $  665,685  $  716,172
                                                      ---------------  ----------  ----------
                                                      ---------------  ----------  ----------

    At December 31, 1997, the scheduled maturities of time deposits are as follows:

                                                                                    WEIGHTED
                                                                                  AVERAGE RATE
                                                                                  -------------
        Less than 1 year............................................  $  301,532        5.95%
        Over 1 year through 3 years.................................     187,580        5.56%
        Over 3 years through 5 years................................       4,231        5.67%
                                                                      ----------
                                                                      $  493,343
                                                                      ----------
                                                                      ----------

9. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND OTHER SHORT TERM
   BORROWINGS

       These borrowings consist of short term excess funds from correspondent banks, repurchase agreements and overnight liabilities to deposit customers arising from a cash management program offered by Republic. While effectively deposit equivalents, such arrangements are in the form of repurchase agreements. The repurchase agreements are treated as financings; accordingly, the securities involved with the agreements are recorded as assets and are held by a safekeeping agent and the obligations to repurchase the securities are reflected as liabilities. All securities underlying the agreements were under Republic's control.

                                                         MARCH 31,          DECEMBER 31,
                                                           1998        ----------------------
                                                        (UNAUDITED)       1997        1996
                                                      ---------------  ----------  ----------
                                                                  (IN THOUSANDS)
Average outstanding balance during the year.........    $   112,625    $  100,291  $   74,531
Average interest rate during the year...............          4.32%         4.57%       4.74%
Maximum month end balance during the year...........    $   130,754    $  111,137  $  182,485

    Approximately $92 million of the December 31, 1996 balance represents funds received from a local governmental organization. Substantially all of these amounts were returned during the first quarter of 1997.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

10. OTHER BORROWED FUNDS

                                                                   MARCH 31,          DECEMBER 31,
                                                                     1998        ----------------------
                                                                  (UNAUDITED)       1997        1996
                                                                ---------------  ----------  ----------
                                                                            (IN THOUSANDS)
Federal Home Loan Bank convertible fixed rate advance (see
 comment below)...............................................    $    30,000
Subordinated debentures bearing interest from 9.75% to
 10.0%........................................................                               $      188
Note payable to a financial institution bearing interest at
 7.75%........................................................                                    1,450
Federal Reserve Discount Borrowings bearing interest at 5.00%
 due 1/9/97...................................................                                   21,000
Federal Home Loan Bank variable interest rate advances, with weighted average interest rate of 5.90% at December 31, 1997,
 due through 1999.............................................         81,000    $  116,000      65,000
Federal Home Loan Bank fixed interest rate advances, with
 weighted average interest rate of 5.55% at December 31, 1997,
 due through 2001.............................................         68,164         8,405      19,336
                                                                ---------------  ----------  ----------
                                                                  $   179,164    $  124,405  $  106,974
                                                                ---------------  ----------  ----------
                                                                ---------------  ----------  ----------

    During the first quarter of 1998, Republic entered into a 5 year convertible fixed rate advance with the Federal Home Loan Bank (FHLB) for $30 million. The advance is fixed for 1 year at 5.11%. At the end of the first year, the FHLB has the right to convert the fixed rate advance on a quarterly basis to a variable rate advance tied to the 3 month LIBOR index. The advance can be prepaid at any quarterly date without penalty, but may not be prepaid at any time during the fixed rate term.

    The Parent Company has available through a financial institution a line of credit in the amount of $6.5 million and has pledged 51% of the Bank's outstanding common stock as collateral for this line of credit.

    The FHLB advances are collateralized by a blanket pledge of eligible real estate loans with an unpaid principal balance of greater than 150% of the outstanding advances. Republic has available collateral to borrow an additional $171 million from the FHLB. Republic also has unsecured lines of credit totaling $16.7 million and secured lines of credit of $104.7 million available through various financial institutions.

    Aggregate future principal payments on borrowed funds as of December 31, 1997 are as follows:

                                                                            (IN
YEAR                                                                    THOUSANDS)
---------------------------------------------------------------------  -------------
1998.................................................................   $     3,068
1999.................................................................       120,044
2000.................................................................         1,103
2001.................................................................           190
                                                                       -------------
                                                                        $   124,405
                                                                       -------------
                                                                       -------------

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

11. GUARANTEED PREFERRED BENEFICIAL INTERESTS

    In February 1997, Republic Capital Trust (RCT), a trust subsidiary of Republic Bancorp, Inc., completed the private placement of 64,520 shares of cumulative trust preferred securities (Preferred Securities) with a liquidation preference of $100 per security. Each security can be converted into five shares of Class A Common Stock at the option of the holder. The proceeds of the offering were loaned to Republic Bancorp, Inc. in exchange for subordinated debentures with terms that are similar to the Preferred Securities. Distributions on the securities are payable quarterly at the annual rate of 8.5% of the liquidation preference and are included in interest expense in the consolidated financial statements. Republic undertook the issuance of these securities to enhance its regulatory capital position. The Bank intends to utilize the capital for general business purposes and to support the Bank's future opportunities for growth. These securities are considered as Tier I capital under current regulatory guidelines.

    The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the subordinated debentures at maturity or their earlier redemption at the liquidation preference. The subordinated debentures are redeemable prior to the maturity date of April 1, 2027 at the option of Republic on or after April 1, 2002, or upon the occurrence of specific events, defined within the trust indenture. Republic has the option to defer distributions on the subordinated debentures from time to time for a period not to exceed 20 consecutive quarters.

12. INCOME TAXES

    Income tax expense is summarized as follows:

                                                                      YEARS ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Income tax expense consisted of:
  Current........................................................  $   7,587  $   2,560  $   4,443
  Deferred benefit...............................................       (709)      (617)       (71)
                                                                   ---------  ---------  ---------
    Total........................................................  $   6,878  $   1,943  $   4,372
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The provision for income taxes differs from the amount computed at the statutory rate as follows:

                                                                                   YEARS ENDED
                                                                                  DECEMBER 31,
                                                                         -------------------------------
                                                                           1997       1996       1995
                                                                         ---------  ---------  ---------
Federal statutory rate.................................................       35.0%      34.0%      34.0%
                                                                               ---        ---        ---
                                                                               ---        ---        ---
Increase (decrease) resulting from:
  Tax-exempt interest income...........................................       (0.3)      (1.4)      (0.7)
  Net operating loss carryforward......................................                             (1.8)
  Acquisition intangibles..............................................                   6.5
  Other................................................................        1.2        2.5        4.4
                                                                               ---        ---        ---
Effective rate.........................................................       35.9%      41.6%      35.9%
                                                                               ---        ---        ---
                                                                               ---        ---        ---

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

12. INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Deferred tax assets:
  Depreciation.............................................................  $     448  $     232
  Loan fees................................................................        168        186
  Allowance for loan losses................................................      1,860      1,040
  FAS 115 valuation reserve................................................         28        113
                                                                             ---------  ---------
    Total deferred tax assets..............................................      2,504      1,571
                                                                             ---------  ---------
Deferred tax liabilities:
  FHLB dividends...........................................................        662        488
  Other....................................................................        209         74
                                                                             ---------  ---------
    Total deferred tax liabilities.........................................        871        562
                                                                             ---------  ---------
Net deferred tax asset, included in other assets...........................  $   1,633  $   1,009
                                                                             ---------  ---------
                                                                             ---------  ---------

13. EARNINGS PER SHARE

    A reconciliation of the combined Class A and B Common Stock numerators and denominators of the earnings per share and earnings per share assuming dilution computations in thousands is as follows:

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,                  YEARS ENDED
                                                                      (UNAUDITED)                DECEMBER 31,
                                                                  --------------------  -------------------------------
                                                                    1998       1997       1997       1996       1995
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                                     (IN THOUSANDS)
Earnings Per Share
  Net income....................................................  $   5,524  $   1,880  $  12,259  $   2,727  $   7,788
  Less: Dividends declared on preferred stock...................                  (106)      (425)      (425)      (364)
                                                                  ---------  ---------  ---------  ---------  ---------
  Net income available to common shareholders...................  $   5,524  $   1,774  $  11,834  $   2,302  $   7,424
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
  Weighted average shares outstanding...........................      7,479      7,222      7,225      7,222      7,202
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Earnings Per Share Assuming Dilution
  Net income....................................................  $   5,524  $   1,880  $  12,259  $   2,727  $   7,788
  Less: Dividends declared on preferred stock...................                  (106)                 (425)      (364)
  Add: Interest expense, net of tax benefit, on assumed
    conversion of guaranteed preferred beneficial interests in
    Republic's subordinated debentures..........................         90                   320
                                                                  ---------  ---------  ---------  ---------  ---------
  Net income available to common shareholders assuming
    conversion..................................................  $   5,614  $   1,774  $  12,579  $   2,302  $   7,424
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

13. EARNINGS PER SHARE (CONTINUED)

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,                  YEARS ENDED
                                                                      (UNAUDITED)                DECEMBER 31,
                                                                  --------------------  -------------------------------
                                                                    1998       1997       1997       1996       1995
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                                     (IN THOUSANDS)
Weighted average shares outstanding.............................      7,479      7,222      7,225      7,222      7,202
Add dilutive effects of assumed conversion and exercise:
  Convertible preferred stock...................................                              300
  Convertible guaranteed preferred beneficial interest in
    Republic's subordinated debentures..........................        323                   282
  Stock options.................................................        147         90        160         99         63
                                                                  ---------  ---------  ---------  ---------  ---------
Weighted average shares and dilutive potential shares
 outstanding....................................................      7,949      7,312      7,967      7,321      7,265
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------

    The difference in earnings per share between the two classes of Common Stock result solely from the dividend premium paid to Class A over Class B Common Stock.

    The 50,000 shares of Preferred Stock were not considered converted to 300,000 shares of Common Stock for the three months ending March 31, 1997 and the years ending December 31, 1996 and 1995 in computing earnings per share assuming dilution because the impact of their conversion was antidilutive. Incentive stock options for 31,000 shares of Common Stock granted during 1995 were not considered in computing earnings per share assuming dilution for 1995 because they were antidilutive.

14. STOCKHOLDERS' EQUITY

    COMMON STOCK--At December 31, 1995, there were 1,203,578 shares of no par common stock issued and outstanding. On January 8, 1996 the shareholders approved an amendment to Republic's Articles of Incorporation to authorize 15,000,000 shares of Class A Common Stock, no par value and 2,000,000 shares of Class B Common Stock, no par value. All outstanding shares of common stock were reclassified as Class B Common Stock by virtue of the amendment.

    On February 16, 1996, the Board of Directors declared a stock dividend of five shares of Class A Common Stock for each share of Class B Common Stock owned by shareholders of record on February 20, 1996 payable on February 29, 1996. The stock dividend has been treated as a stock split and all share and earnings per share amounts have been retroactively restated.

    The Class A shares are entitled to cash dividends equal to 110% of the dividend paid per share on the Class B Common Stock. Class A shares have one vote per share and Class B shares have ten votes per share. Class B stock may be converted, at the option of the holder, to Class A stock on a share-for-share basis. The Class A Common Stock is not convertible into any other class of Republic's capital stock.

    PREFERRED STOCK--On December 31, 1997, Republic redeemed the $5 million outstanding Series A Convertible Preferred stock. At the option of each shareholder, each security was either converted to 5

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

14. STOCKHOLDERS' EQUITY (CONTINUED)
shares of Class A Common Stock and 1 share of Class B Common Stock, or redeemed in cash for the initial offering price of $100 per share plus a 20% premium.

    DIVIDEND LIMITATIONS--Banking regulations limit the amount of dividends that may be paid to the Parent Company without prior approval of the Bank's regulatory agency. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, as defined, combined with the retained net profits of the preceding two years, less any dividends declared during those periods. At December 31, 1997, the Bank had $14 million of retained earnings available for such purposes.

    REGULATORY CAPITAL REQUIREMENTS--The Parent Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on Republic's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Parent Company and the Bank must meet specific capital guidelines that involve quantitative measures of the bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Parent Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

14. STOCKHOLDERS' EQUITY (CONTINUED)
    The most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum Total Risk-Based, Tier I Risk-Based, and Tier I Leverage ratios as set forth in the table.

                                                                                                        MINIMUM REQUIREMENT TO
                                                                                 MINIMUM REQUIREMENT     BE WELL CAPITALIZED
                                                                                 FOR CAPITAL ADEQUACY        UNDER PROMPT
                                                                                                          CORRECTIVE ACTION
                                                                 ACTUAL                PURPOSES               PROVISIONS
                                                          --------------------  ----------------------  ----------------------
                                                           AMOUNT      RATIO     AMOUNT       RATIO      AMOUNT       RATIO
                                                          ---------  ---------  ---------     -----     ---------     -----
                                                                                 (DOLLARS IN THOUSANDS)
AS OF MARCH 31, 1998 (UNAUDITED)
  Total Risk Based Capital (to Risk Weighted Assets)
    Consolidated........................................  $  88,304     12.67%  $  52,647           8%  $  65,808          10%
    Bank only...........................................     88,128     12.65      52,716           8      65,895          10

  Tier I Capital (to Risk Weighted Assets)
    Consolidated........................................     80,070     11.49      26,323           4      39,485           6
    Bank only...........................................     79,894     11.46      23,558           4      39,537           6

  Tier I Leverage Capital (to Average Assets)
    Consolidated........................................     80,070      7.31      44,725           4      55,906           5
    Bank only...........................................     79,894      7.29      43,885           4      54,856           5

AS OF DECEMBER 31, 1997
  Total Risk Based Capital (to Risk Weighted Assets)
    Consolidated........................................  $  83,069     11.73%  $  56,672           8%  $  70,841          10%
    Bank only...........................................     83,149     11.74      56,670           8      70,837          10

  Tier I Capital (to Risk Weighted Assets)
    Consolidated........................................     74,893     10.57      28,336           4      42,504           6
    Bank only...........................................     74,973     10.58      28,335           4      42,502           6

  Tier I Leverage Capital (to Average Assets)
    Consolidated........................................     74,893      6.99      42,866           4      53,583           5
    Bank only...........................................     74,973      7.00      42,865           4      53,581           5

AS OF DECEMBER 31, 1996
  Total Risk Based Capital (to Risk Weighted Assets)
    Consolidated........................................  $  65,449     10.10%  $  51,818           8%  $  64,773          10%
    Bank only...........................................     66,590     10.31      51,687           8      64,609          10
  Tier I Capital (to Risk Weighted Assets)
    Consolidated........................................     59,208      9.14      25,909           4      38,864           6
    Bank only...........................................     60,349      9.34      25,843           4      38,765           6

  Tier I Leverage Capital (to Average Assets)
    Consolidated........................................     59,208      5.76      41,097           4      51,372           5
    Bank only...........................................     60,349      5.87      41,097           4      51,372           5

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

        AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

15. STOCK OPTION PLAN

    Under a stock option plan, certain key employees and directors are granted options to purchase shares of Republic's Common Stock at fair value at the date of the grant. Options granted become fully exercisable at the end of two to six years of continued employment and must be exercised within one year after vesting. A summary of Republic's stock option activity, and related information for the years ended December 31 follows:

                                                  1997                                             1996
                            ------------------------------------------------  -----------------------------------------------
                                        WEIGHTED                  WEIGHTED                WEIGHTED                 WEIGHTED
                             OPTIONS     AVERAGE      OPTIONS      AVERAGE     OPTIONS     AVERAGE     OPTIONS      AVERAGE
                             CLASS A    EXERCISE      CLASS B     EXERCISE     CLASS A    EXERCISE     CLASS B     EXERCISE
                             SHARES       PRICE       SHARES        PRICE      SHARES       PRICE       SHARES       PRICE
                            ---------  -----------  -----------  -----------  ---------  -----------  ----------  -----------
Outstanding beginning of
 year.....................    468,500   $   10.31       34,000    $    7.45                              228,000   $    7.72
Stock reclassification....                                                      190,000   $    7.72     (190,000)       7.72
Granted...................    113,500       11.99                               311,500       11.94
Exercised.................    (13,500)      11.07         (500)        7.22
Forfeited.................    (72,000)      10.08       (5,000)        6.56     (33,000)      10.76       (4,000)      10.00
                            ---------               -----------               ---------               ----------
Outstanding year end......    496,500       10.71       28,500         7.61     468,500       10.31       34,000        7.45
                            ---------               -----------               ---------               ----------
                            ---------               -----------               ---------               ----------
Exercisable (vested) end
 of year..................     --                       --                       --                       --

                                     1995
                            ----------------------
                                        WEIGHTED
                             OPTIONS     AVERAGE
                             COMMON     EXERCISE
                              STOCK       PRICE
                            ---------  -----------
Outstanding beginning of
 year.....................     42,000   $    3.76
Granted...................    228,000        7.72
Exercised.................    (42,000)       3.76
                            ---------
Outstanding year end......    228,000        7.72
                            ---------
                            ---------
Exercisable (vested) end
 of year..................     --

    As discussed in Note 14, on February 29, 1996, common stock was reclassified and split into five shares of Class A Common Stock and one share of Class B Common Stock for every share of common stock owned by shareholders of record on February 20, 1996.

    Exercise prices for options outstanding as of December 31, 1997 ranged from $6.56 to $12.00. The weighted average remaining contractual life of those options is 4.43 years.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if Republic had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. The weighted average assumptions for options granted during the

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

        AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

15. STOCK OPTION PLAN (CONTINUED)
year and the resulting estimated weighted average fair values per share used in computing pro forma disclosures are as follows:

                                                                                DECEMBER 31,
                                                                       -------------------------------
                                                                         1997       1996       1995
                                                                       ---------  ---------  ---------
Assumptions:
  Risk-free interest rate............................................       6.25%      6.29%      7.37%
  Expected dividend yield............................................       1.84%      1.84%      2.95%
  Expected life (years)..............................................       5.78       6.00       5.66
  Expected common stock market price volatility......................        .13        .13        .13

  Estimated fair value per share.....................................  $    2.76  $    2.80  $    1.62

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period on an accelerated basis. Republic's pro forma information follows (in thousands except for earnings per share information);

                                                                           DECEMBER 31,
                                                                  -------------------------------
                                                                    1997       1996       1995
                                                                  ---------  ---------  ---------
Pro forma net income............................................  $  12,058  $   2,574  $   7,727

Pro forma earnings per share
  Class A.......................................................  $    1.61  $     .30
  Class B.......................................................  $    1.59  $     .28
  Common Stock..................................................                        $    1.02

Pro forma earnings per share assuming dilution
  Class A.......................................................  $    1.57  $     .30
  Class B.......................................................  $    1.55  $     .28
  Common Stock..................................................                        $    1.02

    Future pro forma net income will be negatively impacted should Republic choose to grant additional options.

16. EMPLOYEE BENEFIT PLAN

    Republic maintains a 401(k) plan for full-time employees who have been employed for 1,000 hours in a plan year and have reached the age of 21. Participants in the plan may elect to contribute from 1% to 15% of their annual compensation. Republic matches 50% of participant contributions up to 5% of each participant's annual compensation. Republic's contribution may increase if certain operating ratios are achieved. Republic's matching contributions were $313,000, $284,000, and $240,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

        AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

17. NON-INTEREST INCOME AND EXPENSE

    Republic had previously recorded in 1993 non-interest expense of $738,000 due to an adverse legal verdict. The legal verdict was subsequently overturned by the federal appellate court. As a result, $738,000 was recorded as litigation cost recovery in non-interest expense during 1995.

18. LEASES AND TRANSACTIONS WITH AFFILIATES

    Republic leases office facilities from affiliated companies owned by certain directors and executive officers of Republic under operating leases. Rent expense for the years ended December 31, 1997, 1996 and 1995 under these leases was $1,064,000, $1,054,000, and $951,000. Total rent expense on all operating leases was $1,533,000, $1,343,000, and $1,200,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The total minimum lease commitments under noncancelable operating leases are as follows:

                                                                 DECEMBER 31, 1997
                                                      ----------------------------------------
YEAR                                                   AFFILIATE       OTHER         TOTAL
----------------------------------------------------  ------------  ------------  ------------
                                                                   (IN THOUSANDS)
1998................................................  $  1,181,500  $    316,000  $  1,497,500
1999................................................     1,146,400       310,100     1,456,500
2000................................................     1,131,400       235,700     1,367,100
2001................................................       853,700       120,300       974,000
Thereafter..........................................       447,600       696,700     1,144,300
                                                      ------------  ------------  ------------
                                                      $  4,760,600  $  1,678,800  $  6,439,400
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    Republic made payments to companies owned by directors of the Bank for the construction of branches totaling $245,000, $711,000, and $11,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

19. SALE OF DEPOSITS AND BANKING CENTERS

    During 1997, Republic entered into agreements to sell deposits totaling $180 million and fixed assets of $3.7 million associated with its Western Kentucky banking centers. Loans originated by these banking centers, substantially all of which have been retained.

    Sales of four of the five banking centers were finalized during 1997, resulting in a pretax gain of $7.5 million. The sale of the remaining banking center was finalized during January 1998 for a pretax gain of $4.1 million. FHLB advances of $36 million and $60 million were used, in part, to fund the 1997 and 1998 sales.

20. SAIF ASSESSMENT

    In November 1994, Republic completed a merger with its affiliated savings association, Republic Savings Bancorp, Inc. Subsequent to the merger, a portion of Republic's deposits continues to be insured by the Savings Association Insurance Fund (the SAIF). A bill was passed on September 30, 1996, which included a provision to replenish the SAIF through a special assessment. The one-time assessment was imposed on SAIF assessable deposits held at March 31, 1995. Republic's assessment of approximately

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

        AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

20. SAIF ASSESSMENT (CONTINUED)
$2.3 million is included in FDIC deposit insurance expense in the accompanying consolidated statements of income.

21. OFF-BALANCE SHEET RISKS, COMMITMENTS AND CONTINGENT LIABILITIES

    Republic is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments primarily include commitments to extend credit and standby letters of credit. The contract or notional amounts of these instruments reflect the extent of involvement Republic has in particular classes of financial instruments. Creditworthiness for all instruments is evaluated on a case-by-case basis in accordance with Republic's credit policies. Collateral, if deemed necessary, is based on management's credit evaluation of the counterparty and may include business assets of commercial borrowers as well as personal property and real estate of individual borrowers or guarantors.

    Republic extends binding commitments to prospective customers. Such commitments assure the borrower of financing for a specified period of time at a specified rate. The risk to Republic under such loan commitments is limited by the terms of the contract. For example, Republic may not be obligated to advance funds if the customer's financial condition deteriorates or if the customer fails to meet specific covenants. An approved, but undrawn, loan commitment represents a potential credit risk once the funds are advanced to the customer, a liquidity risk since the customer may demand immediate cash that would require a funding source, and an interest rate risk since interest rates may rise above the rate committed to the customer. Republic's current liquidity position continues to meet its need for funds. In addition, since a portion of these loan commitments normally expire unused, the total amount of outstanding commitments at any point in time will not require a funding source. As of December 31, 1997, Republic had outstanding loan commitments totaling $106.9 million which includes unused home equity lines of credit totaling $84.0 million. These commitments are substantially all at variable rates.

    At December 31, 1997, Republic's mortgage banking activities included commitments to extend credit, primarily representing fixed rate mortgage loans, totaling $31 million. Of commitments to originate loans, borrowers with commitments totaling $7.5 million have elected to wait until closing to lock the rate on the loan. Republic has also entered into forward commitments to deliver loans into the secondary market of $16.7 million at December 31, 1997.

    Standby letters of credit are conditional commitments issued by Republic to guarantee the performance of a customer to a third party. The terms and risk of loss involved in issuing standby letters of credit are similar to those involved in issuing loan commitments and extending credit. Commitments outstanding under standby letters of credit totaled $1.9 million for both December 31, 1997 and 1996.

22. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value amounts have been determined by Republic using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts Republic could realize in a current market exchange. The use

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

        AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

22. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                 DECEMBER 31, 1997       DECEMBER 31, 1996
                                               ----------------------  ----------------------
                                                CARRYING      FAIR      CARRYING      FAIR
                                                 AMOUNT      VALUE       AMOUNT      VALUE
                                               ----------  ----------  ----------  ----------
                                                               (IN THOUSANDS)
Assets:
  Cash and cash equivalents..................  $   24,546  $   24,546  $   56,671  $   56,671
  Securities available for sale..............      93,826      93,826     107,937     107,937
  Securities to be held to maturity..........      98,546      98,540     173,918     173,695
  Mortgage loans held for sale...............       9,970      10,070       7,624       7,700
  Loans......................................     794,939     796,577     759,424     761,915
  FHLB stock.................................       8,124       8,124       5,548       5,548

Liabilities:
  Deposits:
    Certificates of deposit and individual
      retirement accounts....................  $  493,343  $  495,776  $  521,729  $  521,333
    Non interest-bearing accounts............      65,913      65,913      66,969      66,969
    Transaction accounts.....................     172,342     172,608     194,443     196,578
  Securities sold under agreements to
    repurchase and other short-term
    borrowings...............................     111,137     111,134     181,634     181,428
    Other borrowed funds.....................     124,405     124,403     106,974     107,134
  Guaranteed preferred beneficial interests
    in Republic's subordinated debentures....       6,452       6,452

    CASH AND CASH EQUIVALENTS--The carrying amount is a reasonable estimate of fair value.

    SECURITIES AVAILABLE FOR SALE, SECURITIES TO BE HELD TO MATURITY AND FHLB STOCK--Fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. For FHLB stock, the carrying amount is a reasonable estimate of fair value.

    LOANS--The fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

    MORTGAGE LOANS HELD FOR SALE--Estimated fair value is defined as the current quoted secondary market price for such loans without regard to Republic's other commitments to make and sell loans.

    DEPOSITS--The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

        AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

22. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND OTHER SHORT-TERM BORROWINGS--The carrying amount is a reasonable estimate of fair value.

    GUARANTEED PREFERRED BENEFICIAL INTERESTS--The fair value is estimated based on the estimated present value of future cash flows using the current rates at which similar financings with the same remaining maturities could be obtained.

    OTHER BORROWED FUNDS--The fair value is estimated based on the estimated present value of future cash outflows using the current rates at which similar loans with the same remaining maturities could be obtained.

    COMMITMENTS TO EXTEND CREDIT--The fair value of commitments to extend credit is based upon the difference between the interest rate at which Republic is committed to make the loans and the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, adjusted for the estimated volume of loan commitments actually expected to close. The fair value of such commitments is not material.

    COMMITMENTS TO SELL LOANS--The fair value of commitments to sell loans is based upon the difference between the interest rates at which Republic is committed to sell the loans and the current quoted secondary market price for similar loans. The fair value of such commitments is not material.

    The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since such dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

23. PARENT COMPANY CONDENSED FINANCIAL INFORMATION

    BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Assets:
  Cash and cash equivalents.............................................  $     596  $     551
  Due from subsidiaries.................................................      2,220        542
  Investment in subsidiaries............................................     75,271     60,181
  Repurchase agreements.................................................                   851
  Other.................................................................         20         21
                                                                          ---------  ---------
    Total assets........................................................  $  78,107  $  62,146
                                                                          ---------  ---------
                                                                          ---------  ---------
Liabilities:
  Long-term debt........................................................  $   6,752  $   1,638
  Other.................................................................      2,969      1,489
                                                                          ---------  ---------
    Total liabilities...................................................      9,721      3,127
                                                                          ---------  ---------
Stockholders' equity:
  Preferred stock.......................................................                 5,000
  Common stock..........................................................      3,613      3,491
  Additional paid-in capital............................................     10,833      6,817
  Retained earnings.....................................................     53,994     43,930
  Net unrealized depreciation on securities available for sale, net of
    tax.................................................................        (54)      (219)
                                                                          ---------  ---------
  Total stockholders' equity............................................     68,386     59,019
                                                                          ---------  ---------
Total liabilities and stockholders' equity..............................  $  78,107  $  62,146
                                                                          ---------  ---------
                                                                          ---------  ---------

    STATEMENTS OF INCOME

                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                    1997       1996       1995
                                                                  ---------  ---------  ---------
                                                                          (IN THOUSANDS)
Income:
  Dividends from subsidiaries...................................  $   4,446  $   2,400  $   2,000
  Interest......................................................         38        115        160
                                                                  ---------  ---------  ---------
    Total income................................................      4,484      2,515      2,160
                                                                  ---------  ---------  ---------
Expenses:
  Interest expense..............................................        590        166        218
  Other expense.................................................         67         42         16
                                                                  ---------  ---------  ---------
    Total expenses..............................................        657        208        234
                                                                  ---------  ---------  ---------
Income before income taxes......................................      3,827      2,307      1,926
Income tax benefit..............................................        283         33         26
                                                                  ---------  ---------  ---------
Income before equity in undistributed net income of
  subsidiaries..................................................      4,110      2,340      1,952
Equity in undistributed net income of subsidiaries..............      8,149        387      5,836
                                                                  ---------  ---------  ---------
Net income......................................................  $  12,259  $   2,727  $   7,788
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

23. PARENT COMPANY CONDENSED FINANCIAL INFORMATION (CONTINUED)
    STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31,
                                                                -------------------------------
                                                                  1997       1996       1995
                                                                ---------  ---------  ---------
                                                                        (IN THOUSANDS)
Operating activities:
  Net income..................................................  $  12,259  $   2,727  $   7,788
  Adjustments to reconcile net income to net cash provided by operating activities:
    Undistributed net income of subsidiaries..................     (8,149)      (387)    (5,836)
    Change in due from subsidiaries...........................     (1,678)       (35)      (220)
    Change in other assets....................................        (38)       (63)         1
    Change in other liabilities...............................      1,480        (15)       850
                                                                ---------  ---------  ---------
      Net cash provided by operating activities...............      3,874      2,227      2,583
                                                                ---------  ---------  ---------
Investment activities:
  Purchases of repurchase agreements..........................                          (55,292)
  Purchase of common stock of subsidiary bank.................     (6,775)    (3,999)
  Proceeds from maturities of repurchase agreements...........        889      3,999     50,507
                                                                ---------  ---------  ---------
    Net cash used in investing activities.....................     (5,886)               (4,785)
                                                                ---------  ---------  ---------
Financing activities:
  Sale of preferred stock.....................................                            5,000
  Dividends paid..............................................     (1,992)    (1,899)    (1,563)
  Sale of common stock and stock options exercised............        153                   306
  Purchase and retirement of common stock.....................                              (74)
  Proceeds from issuance of guaranteed preferred beneficial
    interests in Republic's subordinated debentures...........      6,752
  Payments on long-term debt..................................     (1,638)      (350)      (987)
  Retirement of preferred stock...............................     (1,218)
                                                                ---------  ---------  ---------
    Net cash provided by (used in) financing activities.......      2,057     (2,249)     2,682
                                                                ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents..........         45        (22)       480
Cash and cash equivalents, beginning of year..................        551        573         93
                                                                ---------  ---------  ---------
Cash and cash equivalents, end of year........................  $     596  $     551  $     573
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

24. SEGMENT INFORMATION

    Republic's operations include two segments: banking and mortgage banking. The banking segment is composed of those operations involved in making loans, investing in government and government agencies' securities and receiving deposits from customers. The mortgage banking segment consists of those operations involved in originating residential mortgage loans for resale in the secondary mortgage market and in servicing loans for others.

    Intersegment interest income and expense represent interest on loans and advances from the bank segment to the mortgage banking segment are computed at the Bank's prime rate.

                                                                   THREE MONTHS ENDED MARCH 31, 1998
                                                   ------------------------------------------------------------------
                                                                  MORTGAGE      PARENT
                                                     BANKING       BANKING      COMPANY    ELIMINATIONS  CONSOLIDATED
                                                   ------------  -----------  -----------  ------------  ------------
                                                                       (IN THOUSANDS, UNAUDITED)
Interest income:
  Unaffiliated customers.........................  $     22,508   $     277                               $   22,785
  Intersegment...................................           198                $     145    $     (343)
                                                   ------------  -----------  -----------  ------------  ------------
Total interest income............................        22,706         277          145          (343)       22,785
                                                   ------------  -----------  -----------  ------------  ------------
Interest expense:
  Unaffiliated customers.........................        12,278                      137                      12,415
  Intersegment...................................             2         198          143          (343)
                                                   ------------  -----------  -----------  ------------  ------------
Total interest expense...........................        12,280         198          280          (343)       12,415
                                                   ------------  -----------  -----------  ------------  ------------
Net interest income..............................        10,426          79         (135)                     10,370
Provision for loan losses........................           643                                                  643
Non-interest income..............................         5,999         913                                    6,912
Non-interest expense.............................         7,619         451            4                       8,074
                                                   ------------  -----------  -----------  ------------  ------------
Income (loss) before income taxes................  $      8,163   $     541    $    (139)                 $    8,565
                                                   ------------  -----------  -----------  ------------  ------------
                                                   ------------  -----------  -----------  ------------  ------------

Identifiable assets..............................  $  1,085,800   $  26,756    $  91,717    $  (91,697)   $1,112,576
Depreciation and amortization of premises and
  equipment......................................  $        796   $      42                               $      838
Capital expenditures.............................  $      1,771   $     230                               $    2,001

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

24. SEGMENT INFORMATION (CONTINUED)

                                                                   THREE MONTHS ENDED MARCH 31, 1997
                                                   ------------------------------------------------------------------
                                                                  MORTGAGE      PARENT
                                                     BANKING       BANKING      COMPANY    ELIMINATIONS  CONSOLIDATED
                                                   ------------  -----------  -----------  ------------  ------------
                                                                       (IN THOUSANDS, UNAUDITED)
Interest income:
  Unaffiliated customers.........................  $     22,485   $     125                               $   22,610
  Intersegment...................................            87                $      89    $     (176)
                                                   ------------  -----------  -----------  ------------  ------------
Total interest income............................        22,572         125           89          (176)       22,610
                                                   ------------  -----------  -----------  ------------  ------------
Interest expense:
  Unaffiliated customers.........................        12,485                      118                      12,603
  Intersegment...................................             8          87           81          (176)
                                                   ------------  -----------  -----------  ------------  ------------
Total interest expense...........................        12,493          87          199          (176)       12,603
                                                   ------------  -----------  -----------  ------------  ------------
Net interest income..............................        10,079          38         (110)                     10,007
Provision for loan losses........................         1,298                                                1,298
Non-interest income..............................         1,641         455                                    2,096
Non-interest expense.............................         7,632         305           58                       7,995
                                                   ------------  -----------  -----------  ------------  ------------
Income (loss) before income taxes................  $      2,790   $     188    $    (168)                 $    2,810
                                                   ------------  -----------  -----------  ------------  ------------
                                                   ------------  -----------  -----------  ------------  ------------

Identifiable assets..............................  $  1,083,761   $   6,834    $  77,642    $  (77,621)   $1,090,616
Depreciation and amortization of premises and
  equipment......................................  $      1,032   $      15                               $    1,047
Capital expenditures.............................  $      1,008   $      20                               $    1,028

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

24. SEGMENT INFORMATION (CONTINUED)

                                                            YEAR ENDED DECEMBER 31, 1997
                                         ------------------------------------------------------------------
                                                        MORTGAGE      PARENT
                                           BANKING       BANKING      COMPANY    ELIMINATIONS  CONSOLIDATED
                                         ------------  -----------  -----------  ------------  ------------
                                                                   (IN THOUSANDS)
Interest income:
  Unaffiliated customers...............  $     90,458   $     736                               $   91,194
  Intersegment.........................           512                $     551    $   (1,063)
                                         ------------  -----------  -----------  ------------  ------------

Total interest income..................        90,970         736          551        (1,063)       91,194
                                         ------------  -----------  -----------  ------------  ------------

Interest expense:
  Unaffiliated customers...............        50,287                      569                      50,856
  Intersegment.........................            38         512          513        (1,063)
                                         ------------  -----------  -----------  ------------  ------------

Total interest expense.................        50,325         512        1,082        (1,063)       50,856
                                         ------------  -----------  -----------  ------------  ------------

Net interest income....................        40,645         224         (531)                     40,338

Provision for loan losses..............         7,251                                                7,251

Non-interest income....................        16,631       2,299                                   18,930

Non-interest expense...................        31,491       1,322           67                      32,880
                                         ------------  -----------  -----------  ------------  ------------

Income (loss) before income taxes......  $     18,534   $   1,201    $    (598)                 $   19,137
                                         ------------  -----------  -----------  ------------  ------------
                                         ------------  -----------  -----------  ------------  ------------

Identifiable assets....................  $  1,044,376   $  10,554    $  84,996    $  (84,976)   $1,054,950

Depreciation and amortization of
  premises and equipment...............  $      4,566   $     117                               $    4,683

Capital expenditures...................  $      3,218   $     446                               $    3,664

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

24. SEGMENT INFORMATION (CONTINUED)

                                                            YEAR ENDED DECEMBER 31, 1996
                                         ------------------------------------------------------------------
                                                        MORTGAGE      PARENT
                                           BANKING       BANKING      COMPANY    ELIMINATIONS  CONSOLIDATED
                                         ------------  -----------  -----------  ------------  ------------
                                                                   (IN THOUSANDS)
Interest income:
  Unaffiliated customers...............  $     81,296   $     575    $     115                  $   81,986
  Intersegment.........................           538                             $     (538)
                                         ------------  -----------  -----------  ------------  ------------

Total interest income..................        81,834         575          115          (538)       81,986
                                         ------------  -----------  -----------  ------------  ------------

Interest expense:

  Unaffiliated customers...............        43,689                      166                      43,855

  Intersegment.........................           115         423                       (538)
                                         ------------  -----------  -----------  ------------  ------------

Total interest expense.................        43,804         423          166          (538)       43,855
                                         ------------  -----------  -----------  ------------  ------------

Net interest income....................        38,030         152          (51)                     38,131

Provision for loan losses..............         9,149                                                9,149

Non-interest income....................         5,195       1,902                                    7,097

Non-interest expense...................        30,189       1,178           42                      31,409
                                         ------------  -----------  -----------  ------------  ------------

Income (loss) before income taxes......  $      3,887   $     876    $     (93)                 $    4,670
                                         ------------  -----------  -----------  ------------  ------------
                                         ------------  -----------  -----------  ------------  ------------

Identifiable assets....................  $  1,131,681   $   9,180    $  62,146    $  (62,125)   $1,140,882

Depreciation and amortization of
  premises and equipment...............  $      3,094   $      85                               $    3,179

Capital expenditures...................  $      8,641   $      32                               $    8,673

                    REPUBLIC BANCORP, INC. AND SUBSIDIARIES

      AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

24. SEGMENT INFORMATION (CONTINUED)

                                                            YEAR ENDED DECEMBER 31, 1995
                                         ------------------------------------------------------------------
                                                        MORTGAGE      PARENT
                                           BANKING       BANKING      COMPANY    ELIMINATIONS  CONSOLIDATED
                                         ------------  -----------  -----------  ------------  ------------
                                                                   (IN THOUSANDS)
Interest income:
  Unaffiliated customers...............  $     70,394   $     578    $     161                  $   71,133
  Intersegment.........................           459                             $     (459)
                                         ------------  -----------  -----------  ------------  ------------

Total interest income..................        70,853         578          161          (459)       71,133
                                         ------------  -----------  -----------  ------------  ------------

Interest expense:
  Unaffiliated customers...............        37,502                      218                      37,720
  Intersegment.........................                       459                       (459)
                                         ------------  -----------  -----------  ------------  ------------

Total interest expense.................        37,502         459          218          (459)       37,720
                                         ------------  -----------  -----------  ------------  ------------

Net interest income....................        33,351         119          (57)                     33,413

Provision for loan losses..............         4,268                                                4,268

Non-interest income....................         5,661       1,859                                    7,520

Non-interest expense...................        23,419       1,069           17                      24,505
                                         ------------  -----------  -----------  ------------  ------------

Income (loss) before income taxes......  $     11,325   $     909    $     (74)                 $   12,160
                                         ------------  -----------  -----------  ------------  ------------
                                         ------------  -----------  -----------  ------------  ------------

Identifiable assets....................  $    884,274   $   7,062    $  61,902    $  (61,891)   $  891,347

Depreciation and amortization of
  premises and equipment...............  $      2,235   $     118                               $    2,353

Capital expenditures...................  $      2,908   $      14                               $    2,922

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
The Company...............................................................   12
Use of Proceeds...........................................................   18
Capitalization............................................................   19
Dividend Policy...........................................................   19
Limited Trading Market....................................................   21
Selected Consolidated Financial Data......................................   22
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   24
Principal Shareholders....................................................   52
Selling Shareholder.......................................................   53
Management................................................................   54
Certain Relationships and Related Transactions............................   59
Supervision and Regulation................................................   60
Description of Capital Stock..............................................   67
Shares Eligible for Future Sale...........................................   72
Underwriting..............................................................   72
Legal Matters.............................................................   74
Experts...................................................................   74
Available Information.....................................................   75
Index to Consolidated Financial Statements................................  F-1

                                2,140,000 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                         MORGAN KEEGAN & COMPANY, INC.

                       J.J.B. HILLIARD, W.L. LYONS, INC.

                                     [DATE]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated fees and expenses incurred by the Registrant in connection with this Offering, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission registration fee...............  $   9,912
National Association of Securities Dealers, Inc. filing fee.......      3,860
Printing and engraving expenses...................................     60,000
Legal fees and expenses of counsel for the Registrant.............    125,000
Accounting fees and expenses......................................     50,000
Transfer Agent fees...............................................     12,000
Miscellaneous.....................................................     10,000
                                                                    ---------
    Total.........................................................  $ 270,772
                                                                    ---------
                                                                    ---------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Bylaws of the Registrant require the Registrant to indemnify, and permit the Registrant to advance expenses to, all directors, officers, employees or agents of the Registrant who were or are threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, to the fullest extent that is expressly permitted or required by the Kentucky statutes and all other applicable law.

    The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, ET SEQ.

    Generally, under KRS 271B.8-500 ET SEQ., a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if:

    [1] He conducted himself in good faith; and

    [2] He reasonably believed [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [c] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

    A corporation may not indemnify a director or officer: [1] in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

    Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

    Pursuant to the Underwriting Agreement, a form of which is filed as Exhibit
1.1 to this Registration Statement, the Underwriters have agreed to indemnify the directors, officers and controlling persons of the Registrant against certain civil liabilities that may be incurred in connection with this Offering, including certain liabilities under the Securities Act.

    The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of

Registrant, whether or not Registrant would have the power to indemnify such person against such liability, as permitted by law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following provides information as to securities of the Registrant sold by the Registrant within the past 36 months which were not registered under the Securities Act:

Reclassification of and stock split effected as a dividend on common stock:

    By an amendment to the Articles of Incorporation of the Registrant, each share of the outstanding common stock of the Registrant was automatically exchanged for the same number of shares of the Class B Common Stock of the Registrant effective February 20, 1996. A total of 1,203,578 shares of Class B Common Stock were outstanding by virtue of such amendment.

    On February 29, 1996, a total of 6,017,890 shares of Class A Common Stock were distributed as a dividend to the Registrant's common shareholders of record on February 20, 1996, at the rate of 5 shares of Class A Common Stock for each share of Class B Common Stock.

    No consideration was received by the Registrant in connection with the issuance of shares of Class A Common Stock and Class B Common Stock, as described above, and the Registrant does not admit that such issuance involved a "sale" of securities for purposes of the Securities Act of 1933. To the extent the issuance is deemed to be a sale, under Rule 145 of the Securities Act of 1933, the sale was exempt under Section 3(a)(9) of that Act. The securities were issued in exchange by the Registrant with its existing shareholders exclusively, and no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

Private placements of trust preferred securities:

    During the first quarter of 1997, Republic Capital Trust (RCT), a trust subsidiary of the Registrant, issued trust preferred securities of RCT with an aggregate stated liquidation amount of $6,452,000. The trust securities represent beneficial interests in $6,452,000 aggregate principal amount of 8.5% Subordinated Deferrable Interest Debt Securities Due 2027 of the Registrant (subordinated debt securities) held by RCT, and the Registrant has guaranteed payment of RCT's securities, to the extent RCT has funds available for such payments.

    The closings of the sales of the preferred securities of RCT occurred February 5, 1997 and February 20, 1997, at which trust preferred securities with an aggregate principal amount of $5,677,000 and $775,000, respectively, were sold. The Registrant bought common securities of RCT with an aggregate principal amount of $300,000 in the transaction. The trust preferred securities of RCT were sold for cash to a group of accredited investors.

    Trust preferred securities with an aggregate principal amount of $9,700,000 were offered at a price of $100 per preferred security ($9,700,000 in the aggregate), and no underwriting discounts or commissions were paid. The exemption from registration relied on was Rule 506 of Regulation D. The preferred securities were sold only to accredited investors, without general solicitation or general advertising, and with limitations on resale, and a notice on Form D was filed.

Conversions of outstanding securities:

    On December 31, 1997, the Registrant issued an aggregate of 199,250 shares of Class A Common Stock and 39,850 shares of Class B Common Stock. The shares were issued to holders of certain holders of Series A Convertible Preferred Stock of the Registrant, who exercised their right to convert that preferred stock into shares of Class A Common Stock and Class B Common Stock.

    The Series A Convertible Preferred Stock was convertible into shares of Class A Common Stock and Class B Common Stock. The conversion ratio was 5 shares of Class A Common Stock and 1 share of Class B Common Stock for each share of Series A Convertible Preferred Stock. A total of 39,850 shares of Series A Convertible Preferred Stock were converted into shares of Class A Common Stock and Class B Common Stock. The exemption from registration relied on by the Registrant was Section 3(a)(9) of the Securities Act of 1933. The shares of Class A Common Stock and Class B Common Stock were issued upon conversion of (in exchange for) shares of Series A Convertible Preferred Stock by the Registrant with its existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such conversion (and exchange).

    On or about October 14, 1997, the Registrant issued 1,125 shares of Class A Common Stock. The shares were issued to a holder of Class B Common Stock of the Registrant, who exercised the right to convert shares of Class B Common Stock into shares of Class A Common Stock. The exemption from registration relied on by the Registrant was Section 3(a)(9) of the Securities Act of 1933. The Class B Common Stock is convertible into Class A Common Stock at a conversion ratio is 1 share of Class A Common Stock for each 1 share of Class B Common Stock.

    In 1996, the Registrant issued 33,721 shares of Class A Common Stock. The shares were issued to a holder of Class B Common Stock of the Registrant, who exercised the right to convert shares of Class B Common Stock into shares of Class A Common Stock. The exemption from registration relied on by the Registrant was Section 3(a)(9) of the Securities Act of 1933. The Class B Common Stock is convertible into Class A Common Stock at a conversion ratio is 1 share of Class A Common Stock for each 1 share of Class B Common Stock.

Issuance of shares upon exercise of stock options:

    The following table provides information about shares the Registrant has issued since 1994 upon the exercise of stock options which had been granted employees and directors of Registrant's principal subsidiary under a compensatory stock option plan. The information has been restated to reflect the reclassification and split of the common stock in 1996:

                                       CLASS B COMMON   CLASS A COMMON   TOTAL COST
       DATE             PURCHASER           STOCK            STOCK         (CASH)      PER SHARE
------------------  -----------------  ---------------  ---------------  -----------  -----------
July 1995           Employee                  2,000           10,000      $  62,000    $    5.17
September 1995      Employee                  1,000            5,000         76,632         4.12
November 1995       Director                  1,000            5,000         22,910         3.82
December 1995       Director                  1,000            5,000         22,910         3.82
December 1995       Employee                  1,000            5,000         24,720         4.12
December 1995       Employee                  1,000            5,000         23,000         3.83
August 1997         Two employees            --                6,000         71,640        11.94
December 1997       Employee                 --                5,000         59,704        11.94
December 1997       Employee                    500            2,500         21,650         7.22
January 1998        Employee                                   5,000         59,700        11.94

    The exemption from registration relied on by the Registrant was Section 4(2) of the Securities Act of 1933. Each purchaser was a key employee and/or director of Registrant or its principal subsidiary who had access to material information concerning the Registrant.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following documents are filed as exhibits to this Registration
Statement:

NUMBERS DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement between Registrant and Morgan Keegan &
         Company, Inc., on behalf of the several underwriters named therein (to be filed by amendment)

  2.1 Agreement to Purchase Assets and Assume Liabilities dated April 1, 1997 by and between United Commonwealth Bank, FSB and Republic Bank & Trust
         Company (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Registrant as of November 7, 1997 (Commission File
         Number: 33-77324))

  2.2  Purchase and Assumption Agreement dated July 18, 1997 between The Paducah
         Bank & Trust Company and Republic Bank & Trust Company (Incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of Registrant as of November 7, 1997 (Commission File Number: 33-77324))

  2.3  Purchase and Assumption Agreement dated July 21, 1997 between Peoples
         First National Bank & Trust Company and Republic Bank & Trust Company
         (Incorporated by reference to Exhibit 2.3 to the Current Report on Form
         8-K of Registrant as of November 7, 1997 (Commission File Number:
         33-77324))

  2.4  Purchase and Assumption Agreement dated September 12, 1997 between First
         Federal Savings Bank of Leitchfield and Republic Bank & Trust Company
         (Incorporated by reference to Exhibit 2.4 to the Current Report on Form
         8-K of Registrant as of November 7, 1997 (Commission File Number:
         33-77324))

  3(i) Articles of Incorporation of Registrant, as amended (Incorporated by reference to Exhibit 3(i) of Annual Report on Form 10-K of Registrant for the year ended December 31, 1995 (Commission File Number: 33-77324))

  3(ii) Bylaws of Registrant (Incorporated by reference to Exhibit 3(c) of the Registration Statement on Form S-4 filed by Registrant with the Commission (File No. 33-77324))

  4.1 Provisions of Articles of Incorporation of Registrant defining rights of security holders (see Articles of Incorporation, as amended, of Registrant incorporated as Exhibit 3(i) herein)

  4.2 Agreement Pursuant to Item 601 (b)(iii) of Regulation S-K (Incorporated by reference to Exhibit 4.2 of the Annual Report on Form 10-K of Registrant for the year ended December 31, 1997 (Commission File Number: 33-77324))

 10.1* Officer Compensation Continuation Agreement with Steven E. Trager, dated
         January 12, 1995 (Incorporated by reference to Exhibit 10.1 to
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 (Commission File Number: 33-77324))

 10.2* Stock Option Plan Agreement with Steven E. Trager, dated January 12, 1996
         (Incorporated by reference to Exhibit 10.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File
         Number: 33-77324))

 10.3* Officer Compensation Continuation Agreement with L. Lee Kinsolving, Jr., dated January 12, 1995 (Incorporated by reference to Exhibit 10.3 to
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 (Commission File Number: 33-77324))

NUMBERS DESCRIPTION
------ --------------------------------------------------------------------------
 10.4* Stock Option Plan Agreement with L. Lee Kinsolving, Jr. dated January 12,
         1996 (Incorporated by reference to Exhibit 10.4 to Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1995 (Commission
         File Number: 33-77324))

 10.5* Officer Compensation Continuation Agreement with A. Scott Trager, dated
         January 12, 1995 (Incorporated by reference to Exhibit 10.5 to
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 (Commission File Number: 33-77324))

 10.6* Stock Option Plan Agreement with A. Scott Trager dated January 12, 1996
         (Incorporated by reference to Exhibit 10.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File
         Number: 33-77324))

 10.7* Officer Compensation Continuation Agreement with E. William Petter, Jr., dated January 12, 1995 (Incorporated by reference to Exhibit 10.7 to
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 (Commission File Number: 33-77324))

 10.8* Stock Option Plan Agreement with E. William Petter, Jr., dated January 12,
         1996 (Incorporated by reference to Exhibit 10.8 to Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1995 (Commission
         File Number: 33-77324))

 10.9* Death Benefit Agreement with Bernard M. Trager dated September 10, 1996
         (Incorporated by reference to Exhibit 10.9 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File
         Number: 33-77324))

 10.10 Lease between Republic Bank & Trust Company and TEECO Properties dated
         October 1, 1996, relating to 601 West Market Street, Louisville

 10.11 Lease between Republic Bank & Trust Company and Jaytee Properties, dated
         August 1, 1982, relating to 2801 Bardstown Road, Louisville
         (Incorporated by reference to Exhibit 10.11 of Registrant's Quarterly
         Report on Form 10-Q for the quarter ended March 31, 1998 (Commission
         File Number: 33-77324))

 10.12 Lease between Republic Bank & Trust Company and Jaytee Properties, dated
         February 3, 1993, as amended, relating to 661 South Hurstbourne Parkway,
         Louisville (Incorporated by reference to Exhibit 10.12 of Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1998
         (Commission File Number: 33-77324))

 10.13 Lease between Republic Bank & Trust Company and Jaytee Properties, dated
         November 17, 1997, relating to 9600 Brownsboro Road, Louisville
         (Incorporated by reference to Exhibit 10.13 of Registrant's Quarterly
         Report on Form 10-Q for the quarter ended March 31, 1998 (Commission
         File Number: 33-77324))

 10.14* Officer Compensation Continuation Agreement with Mark A. Vogt, dated
         October 16, 1997

 10.15* Stock Option Plan Agreement with Mark Vogt, dated April 15, 1996

 11    Statement regarding Computation of Per Share Earnings (Incorporated by reference to Exhibit 11 of Registrant's Annual Report on Form 10-K for
         the year ended December 31, 1997 and Exhibit 11 of Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1998
         (Commission File Number: 33-77324))

NUMBERS DESCRIPTION
------ --------------------------------------------------------------------------
 21    Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21 of
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1997 (Commission File Number: 33-77324))

 23.1  Consent of Wyatt, Tarrant & Combs (to be filed by amendment)

 23.2  Consent of Crowe, Chizek and Company LLP

 23.3  Consent of Deloitte & Touche LLP

 24    Power of attorney (contained on the signature page hereof)

------------------------

* Denotes management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 601 of Regulation S-X

    (b) Financial Statement Schedules
         None are required.

ITEM 17.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Republic Bancorp, Inc., has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville and State of Kentucky on June 10, 1998.

                                REPUBLIC BANCORP, INC.

                                By:             /s/ STEVEN E. TRAGER
                                     -----------------------------------------
                                                  Steven E. Trager
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints each of Steven E. Trager and Michael A. Ringswald, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the indicated capacities on June 10, 1998.

          SIGNATURES                    CAPACITIES                 DATE
------------------------------  --------------------------  -------------------

 /s/ A. WALLACE GRAFTON, JR.
------------------------------  Director                       June 10, 1998
   A. Wallace Grafton, Jr.

      /s/ LARRY M. HAYES
------------------------------  Director                       June 10, 1998
        Larry M. Hayes

      /s/ D. HARRY JONES
------------------------------  Director                       June 10, 1998
        D. Harry Jones

  /s/ E. WILLIAM PETTER, JR.    Chief Operating Officer,
------------------------------    Vice Chairman and            June 10, 1998
    E. William Petter, Jr.        Director

          SIGNATURES                    CAPACITIES                 DATE
------------------------------  --------------------------  -------------------

    /s/ R. WAYNE STRATTON
------------------------------  Director                       June 10, 1998
      R. Wayne Stratton

     /s/ SAMUEL G. SWOPE
------------------------------  Director                       June 10, 1998
       Samuel G. Swope

    /s/ BERNARD M. TRAGER
------------------------------  Chairman and Director          June 10, 1998
      Bernard M. Trager

     /s/ STEVEN E. TRAGER
------------------------------  Chief Executive Officer        June 10, 1998
       Steven E. Trager           and Director

     /s/ A. SCOTT TRAGER        Executive Vice President,
------------------------------    Vice Chairman and            June 10, 1998
       A. Scott Trager            Director

                                Senior Vice President,
       /s/ MARK A. VOGT           Principal Financial
------------------------------    Officer and Principal        June 10, 1998
         Mark A. Vogt             Accounting Officer

                               INDEX TO EXHIBITS

NUMBERS DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement between Registrant and Morgan Keegan &
         Company, Inc., on behalf of the several underwriters named therein (to be filed by amendment)
  2.1  Agreement to Purchase Assets and Assume Liabilities dated April 1, 1997 by and between United Commonwealth Bank, FSB and Republic Bank & Trust
         Company (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Registrant as of November 7, 1997 (Commission File
         Number: 33-77324))
  2.2  Purchase and Assumption Agreement dated July 18, 1997 between The Paducah
         Bank & Trust Company and Republic Bank & Trust Company (Incorporated by
         reference to Exhibit 2.2 to the Current Report on Form 8-K of Registrant
         as of November 7, 1997 (Commission File Number: 33-77324))
  2.3  Purchase and Assumption Agreement dated July 21, 1997 between Peoples
         First National Bank & Trust Company and Republic Bank & Trust Company
         (Incorporated by reference to Exhibit 2.3 to the Current Report on Form
         8-K of Registrant as of November 7, 1997 (Commission File Number:
         33-77324))
  2.4  Purchase and Assumption Agreement dated September 12, 1997 between First
         Federal Savings Bank of Leitchfield and Republic Bank & Trust Company
         (Incorporated by reference to Exhibit 2.4 to the Current Report on Form
         8-K of Registrant as of November 7, 1997 (Commission File Number:
         33-77324))
  3(i) Articles of Incorporation of Registrant, as amended (Incorporated by reference to Exhibit 3(i) of Annual Report on Form 10-K of Registrant
         for the year ended December 31, 1995 (Commission File Number: 33-77324))
  3(ii) Bylaws of Registrant (Incorporated by reference to Exhibit 3(c) of the
         Registration Statement on Form S-4 filed by Registrant with the
         Commission (File No. 33-77324))
  4.1  Provisions of Articles of Incorporation of Registrant defining rights of security holders (see Articles of Incorporation, as amended, of
         Registrant incorporated as Exhibit 3(i) herein)
  4.2  Agreement Pursuant to Item 601 (b)(iii) of Regulation S-K (Incorporated by
         reference to Exhibit 4.2 of the Annual Report on Form 10-K of Registrant
         for the year ended December 31, 1997 (Commission File Number: 33-77324))
 10.1  Officer Compensation Continuation Agreement with Steven E. Trager, dated
         January 12, 1995 (Incorporated by reference to Exhibit 10.1 to
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 (Commission File Number: 33-77324))
 10.2  Stock Option Plan Agreement with Steven E. Trager, dated January 12, 1996
         (Incorporated by reference to Exhibit 10.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File
         Number: 33-77324))
 10.3  Officer Compensation Continuation Agreement with L. Lee Kinsolving, Jr., dated January 12, 1995 (Incorporated by reference to Exhibit 10.3 to
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 (Commission File Number: 33-77324))
 10.4  Stock Option Plan Agreement with L. Lee Kinsolving, Jr. dated January 12,
         1996 (Incorporated by reference to Exhibit 10.4 to Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1995 (Commission
         File Number: 33-77324))

NUMBERS DESCRIPTION
------ --------------------------------------------------------------------------
 10.5  Officer Compensation Continuation Agreement with A. Scott Trager, dated
         January 12, 1995 (Incorporated by reference to Exhibit 10.5 to
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 (Commission File Number: 33-77324))
 10.6  Stock Option Plan Agreement with A. Scott Trager dated January 12, 1996
         (Incorporated by reference to Exhibit 10.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File
         Number: 33-77324))
 10.7  Officer Compensation Continuation Agreement with E. William Petter, Jr., dated January 12, 1995 (Incorporated by reference to Exhibit 10.7 to
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995 (Commission File Number: 33-77324))
 10.8  Stock Option Plan Agreement with E. William Petter, Jr., dated January 12,
         1996 (Incorporated by reference to Exhibit 10.8 to Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1995 (Commission
         File Number: 33-77324))
 10.9  Death Benefit Agreement with Bernard M. Trager dated September 10, 1996
         (Incorporated by reference to Exhibit 10.9 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File
         Number: 33-77324))
 10.10 Lease between Republic Bank & Trust Company and TEECO Properties dated
         October 1, 1996, relating to 601 West Market Street, Louisville
 10.11 Lease between Republic Bank & Trust Company and Jaytee Properties, dated
         August 1, 1982, relating to 2801 Bardstown Road, Louisville
         (Incorporated by reference to Exhibit 10.11 of Registrant's Quarterly
         Report on Form 10-Q for the quarter ended March 31, 1998 (Commission
         File Number: 33-77324))
 10.12 Lease between Republic Bank & Trust Company and Jaytee Properties, dated
         February 3, 1993, as amended, relating to 661 South Hurstbourne Parkway,
         Louisville (Incorporated by reference to Exhibit 10.12 of Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1998
         (Commission File Number: 33-77324))
 10.13 Lease between Republic Bank & Trust Company and Jaytee Properties, dated
         November 17, 1997, relating to 9600 Brownsboro Road, Louisville
         (Incorporated by reference to Exhibit 10.13 of Registrant's Quarterly
         Report on Form 10-Q for the quarter ended March 31, 1998 (Commission
         File Number: 33-77324))
 10.14 Officer Compensation Continuation Agreement with Mark A. Vogt, dated
         October 16, 1997
 10.15 Stock Option Plan Agreement with Mark Vogt, dated April 15, 1996
 11    Statement regarding Computation of Per Share Earnings (Incorporated by reference to Exhibit 11 of Registrant's Annual Report on Form 10-K for
         the year ended December 31, 1997 and Exhibit 11 of Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1998
         (Commission File Number: 33-77324))
 21    Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21 of
         Registrant's Annual Report on Form 10-K for the year ended December 31,
         1997 (Commission File Number: 33-77324))
 23.1  Consent of Wyatt, Tarrant & Combs (to be filed by amendment)
 23.2  Consent of Crowe, Chizek and Company LLP
 23.3  Consent of Deloitte & Touche LLP
 24    Power of attorney (contained on the signature page hereof)